Filed Pursuant to Rule 424(b)(5)
Registration No. 333-129077

The information in this preliminary prospectus supplement and accompanying prospectus is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted

PROSPECTUS SUPPLEMENT (Subject to Completion)	Issued November 4, 2005

(To Prospectus dated October 28, 2005)

18,000,000 Equity Units

(Initially Consisting of              Corporate Units)

This is an offering of Equity Units by E*TRADE Financial Corporation. Each Equity Unit will have a stated amount of $25 and will consist of a purchase contract issued by us and, initially, a  1/40, or 2.5%, undivided beneficial ownership interest in a $1,000 principal amount subordinated note due             , 2018, issued by us, which we refer to as a Corporate Unit.

•	The purchase contract will obligate you to purchase from us, no later than , 2008, for a price of $25 in cash, between and shares of our Common Stock, subject to anti-dilution adjustments, depending on the average closing price of our Common Stock over the 20-trading day period ending on the third trading day prior to such date.

•	The notes will bear interest at a rate of % per year, payable quarterly, subject to the deferral provisions described in this prospectus supplement. The notes will be remarketed as described in this prospectus supplement. In connection with this remarketing the interest rate on the notes will be reset and thereafter interest will be payable at the reset rate.

•	You can create Treasury Units from Corporate Units by substituting Treasury securities for your undivided beneficial ownership interest in the notes or the applicable ownership interest in the Treasury portfolio comprising a part of the Corporate Units, and you can recreate Corporate Units by substituting your undivided beneficial ownership interest in the notes or the applicable ownership interest in the Treasury portfolio for the Treasury securities comprising a part of the Treasury Units.

•	Your ownership interest in the notes or the applicable ownership interest in the Treasury portfolio or the Treasury securities, as the case may be, will be pledged to us to secure your obligation under the related purchase contract.

•	If there is a successful remarketing of the notes on or prior to the third business day immediately preceding , 2008 and you hold Corporate Units, the proceeds from the remarketing will be used to satisfy your payment obligations under the purchase contracts, unless you have elected to settle with separate cash.

•	In connection with a successful remarketing, we may change various terms of the indenture governing the notes, as described more fully in this prospectus supplement.

We have applied for listing of the Corporate Units on The New York Stock Exchange under the symbol “ET Pr.” We expect trading of the Corporate Units on The New York Stock Exchange to commence on or about November     , 2005. Prior to this offering, there has been no public market for the Corporate Units. Concurrently with this offering, we are offering     % Senior Notes due 2015 and entering into forward sale agreements with respect to shares of our Common Stock to fund the purchase price for BrownCo and pay related transaction fees and expenses. This offering is not contingent on the consummation of these concurrent offerings.

Investing in the Equity Units involves risks. See “ Risk Factors” beginning on page S-17 of this prospectus supplement and page 4 of the accompanying prospectus .

	Price to Public	Underwriting Discounts and Commissions	Proceeds to us
Per Unit	$	$	$
Total	$	$	$

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. Incorporated expects to deliver the Corporate Units to purchasers on or about November     , 2005.

Joint Book-Running Managers

MORGAN STANLEY	JPMORGAN

HARRIS NESBITT

BNY CAPITAL MARKETS, INC.

FRIEDMAN BILLINGS RAMSEY

RAYMOND JAMES

SANDLER O’NEILL & PARTNERS, L.P.

U.S. BANCORP INVESTMENTS, INC.

WELLS FARGO SECURITIES

November     , 2005

Prospectus Supplement

Prospectus

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters have authorized anyone to provide you with additional or different information. If anyone provided you with additional or different information, you should not rely on it. Neither we nor the underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospectus may have changed since those dates.

i

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. It does not contain all the information that you may consider important in making your investment decision. Therefore, you should read the entire prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein carefully, including in particular the “Risk Factors” sections and the consolidated financial statements and related notes incorporated by reference in this prospectus supplement. Unless the context otherwise requires, the terms “we,” “our,” “us,” “the Company” and “E*TRADE” refer to E*TRADE Financial Corporation.

E*TRADE FINANCIAL CORPORATION

E*TRADE Financial Corporation is a global company, offering a wide range of financial solutions to the self-directed consumer through regulated subsidiaries under the brand “E*TRADE FINANCIAL.” We are publicly traded on the New York Stock Exchange (“NYSE”) under the ticker symbol “ET.” We use technology to provide differentiated investing, trading, banking and lending products, primarily through the Internet and other electronic media. Because we offer and deliver our products in this manner, we enjoy enhanced scale and a lower operating cost structure than many traditional “brick and mortar” financial services companies. This structure allows us to provide financial solutions to our customers through a value proposition that is based upon price, functionality and service. During the past three years, we have focused on broadening our product offerings to expand relationships with customers and integrating our products and their supporting technologies to improve profitability. As such, we have a highly diversified revenue base, with a substantial amount of our revenues derived from sources other than retail commissions. As of September 30, 2005, we had approximately 3.7 million active customer accounts.

Consistent with our continued integration of products and services to better address our primary customer segments, in January 2005, we revised our financial reporting to reflect the manner in which our chief operating decision maker has begun assessing our performance and making resource allocation decisions. As a result, we now report our operating results in two segments, retail and institutional, rather than our former brokerage and banking segments. This realignment focuses our financial reporting on customer segments rather than product segments. For our retail segment, the realignment reflected the integration of the management and operations of our investing, trading, banking and lending product and service offerings, including margin loan activities, and stock plan administration products and services for the retail customer. For our institutional segment, the realignment reflected the integration of the management and operations of balance sheet management, market-making and global execution and settlement services businesses, with a focus on creating greater integration within our institutional segment and stronger leverage of our retail segment.

We continue to focus on linking our retail and institutional segments through our core retail customer relationships, which we believe allows us to generate greater value across investing, trading, banking and lending relationships than we could by operating stand-alone businesses in these areas. As a result, our product offerings are designed to reward customers with respect to price, functionality and service as they broaden and deepen their engagement with us. During the nine months ended September 30, 2005, our retail segment generated approximately 60% and our institutional segment generated approximately 40% of our consolidated net revenues with each contributing approximately the same proportion of the combined segment income, or income before other income, income taxes and discontinued operations.

Retail Segment

The primary point of introduction for the majority of our customers continues to be through trading and investing relationships within the retail segment. Retail customers are offered a range of investing, trading, banking and lending products.

We maintain E*TRADE FINANCIAL Centers in New York City, New York; San Francisco, California; Alhambra, California; Alpharetta, Georgia; Beverly Hills, California; Boston, Massachusetts; Chicago, Illinois; Costa Mesa, California; Dallas, Texas; Denver, Colorado; La Jolla, California; Orlando, Florida; Palo Alto, California; Scottsdale, Arizona; Washington, DC; and, in the near future, Seattle, Washington that offer retail customers personal access to a team of licensed relationship specialists. We offer, either alone or with our partners, branded retail brokerage websites in the U.S., Australia, Canada, Denmark, Estonia, France, Germany, Hong Kong, Iceland, Japan, Korea, Sweden and the United Kingdom. We recently launched an investor education website in traditional and simplified Chinese for investors in Asia. Corporate clients (which accounted for less than 5% of retail revenues in 2004) use our employee stock plan administration and options management tools. These corporate client accounts provide us with an opportunity to reach our clients’ employees and offer them our products and services.

We also offer a full array of banking and lending products and services which complement our trading and investing business. In addition to our other deposit and lending offerings, in late 2003, we deepened our core customer relationships and lowered our cost of funds at E*TRADE Bank (the “Bank”) by sweeping certain brokerage customer money market balances into a Federal Deposit Insurance Corporation (“FDIC”)-insured Sweep Deposit Account (“SDA”) product. In 2004 and 2005, we swept additional customer money market and free credit balances into the SDA product. The average SDA balance for the nine months ended September 30, 2005, was $6.4 billion compared to $5.0 billion in 2004 and $0.9 billion in 2003.

We provide qualified customers in specially designated accounts with the ability to borrow money against their equity holdings to fund their trading activities, subject to certain limitations. The average margin balance for the nine months ended September 30, 2005 was $2.2 billion, compared to $2.1 billion in 2004 and $1.2 billion in 2003. We also provide direct-to-consumer mortgage and home equity loans, and credit cards.

In February 2005, we introduced E*TRADE Complete, an integrated financial services solution that will ultimately enable our customers to manage their trading, investing, banking and borrowing relationships in a consolidated manner. E*TRADE Complete is intended to integrate financial solutions by offering cash and lending tools designed to help customers optimize cash and credit. E*TRADE Complete is intended to drive increased usage of our products and services, which would lead to higher revenues and profit per account.

Institutional Segment

The institutional segment generates revenues and earnings from activities that are complementary to the core retail business. In this way, we generate additional revenues from the securities and deposits of our customers and by providing value-added services for both customers and third parties through our access to these assets. Our institutional businesses include:

Balance Sheet Management. Bank balance sheet management activities generate institutional net interest income, net gains on sales of loans and securities, and management fee income. As of September 30, 2005, the Bank had assets of $30.0 billion compared to $25.5 billion at the end of 2004 and $20.4 billion at the end of 2003, with growth largely a function of cash balances generated by the retail segment. The following charts illustrate the composition of the Bank’s balance sheet as of September 30, 2005.

Composition of E*TRADE Bank’s Balance Sheet as of September 30, 2005

Market-Making. E*TRADE Capital Markets-Execution Services is a Chicago Stock Exchange Specialist trading both listed and Over-the-Counter (“OTC”) securities. E*TRADE Capital Markets LLC is a specialist for listed securities on the National Stock Exchange and a NASDAQ/BB/ADR market maker in the OTC marketplace. As such, we are responsible for facilitating an underlying market in certain securities, often taking principal positions in these securities. Our ability to undertake market-making activities benefits from our retail trading operations.

Global Execution and Settlement Services. We provide institutional customers with electronic brokerage services, including direct access to international exchanges through a web-based platform, cross-border trading real-time, online access to statements and electronic settlement capabilities, and worldwide access to research provided by third parties.

Clearing Operations. We provide clearing operations to most of our retail customers as well as to other broker-dealers. These activities include the confirmation, receipt, settlement, custody and delivery functions involved in securities transactions. Performing most of our own clearing operations allows E*TRADE Clearing LLC to retain customer free credit balances and securities for use in margin and stock lending activities, respectively.

Securities Lending and Borrowing. We borrow securities both to cover customer short sales and to complete customer transactions in the event a customer fails to deliver securities by the required settlement date.

Revenue Composition

As discussed above, we derive revenues from multiple sources. The following summary sets forth the sources of our revenues for the nine months ended September 30, 2005.

Revenue Distribution for the Nine Months Ended September 30, 2005

Net Interest Income. Net interest income is interest income less interest expense and provision for loan loss. Interest income consists of interest earned on brokerage receivables including customer margin loan balances, stock borrow balances, segregated cash, fees on customer assets invested in money market funds and other interest-earning assets. Net interest income also includes interest on loans receivable including real estate, consumer and other loans, and mortgage backed and investment securities. Interest expense consists of interest paid to customers on credit balances, interest paid to banks, interest paid to other broker-dealers, and interest paid on other interest-bearing liabilities.

Retail and Institutional Commissions. We derive commission revenues from our retail customers and the commission-based portion of our global execution and settlement service business. The primary factors that affect retail commissions are Daily Average Revenue Trades (“DARTs”) and average commission per revenue trade. We also provide institutional customers with worldwide access to research provided by third parties in exchange for commissions based on negotiated rates.

Gain on Sales of Loans and Securities, Net. Gain on sales are based on the difference between the cash received and the carrying value of the related loans or securities sold, less related transaction costs.

Service Charges and Fees. Service charges and fees represent account service fees, servicing fee income and other customer service fees from asset management.

Principal Transactions. Principal transactions consist primarily of revenue from market-making activities. Market-making activities consist of specialist trading in listed and over-the-counter securities to facilitate an underlying market in certain securities. Principal positions are often taken in such instances with resulting trading gains and losses.

Other Revenues. Other revenues consist of account maintenance fees, stock plan administration services, payments for order flow from third party market makers, proprietary fund revenues, foreign exchange revenue and electronic communication network rebate fees, as well as credit card and portfolio management fees.

Our Business Strategy

To increase revenues and profitability, we intend to:

•	Deepen and expand our customer relationships by creating and promoting complementary products and services that reward customers for broader engagement with our suite of investing, trading, banking and lending solutions;

•	Strengthen our core value proposition to each of our customer segments across a balance of price, product functionality and customer service;

•	Drive greater operational efficiency through back-office and functional integration;

•	Leverage existing infrastructure and technology to solidify and expand our global presence in a cost-efficient manner;

•	Maintain a disciplined approach to risk management; and

•	Selectively pursue acquisition and consolidation opportunities that build on our core competencies and enhance our scale.

Recent Developments

Acquisition of BrownCo

On September 29, 2005, we announced that we had entered into a definitive agreement to acquire the BrownCo online brokerage business (“BrownCo”) operated by J.P. Morgan Invest, LLC, an affiliate of J.P. Morgan Securities Inc., for an all-cash purchase price of $1.6 billion.

BrownCo is a provider of brokerage services, primarily to experienced, sophisticated investors. BrownCo customers are able to trade securities listed on any national or regional stock or option exchange, securities traded OTC on the NASDAQ system, as well as a wide array of fixed income securities. BrownCo has focused on providing basic trading tools at low prices and its customer base has among the highest average assets per account, highest margin balances and highest activity levels in the industry. As of June 30, 2005, BrownCo had approximately 200,000 active customer accounts, with over $29 billion in customer assets, approximately $3 billion in margin debt and generating an average of approximately 36 trades per account annually. In connection with the integration of the BrownCo business, we believe that we can produce substantial economic benefits through expense and revenue synergies. Expense savings could be achieved through the elimination of duplicative operating and facility-related costs and marketing expenditures. Revenue synergies could be achieved primarily through the value of customer cash and equity order flow.

Acquisition of Harrisdirect LLC

On October 6, 2005, we completed our acquisition of Harrisdirect LLC’s U.S. online brokerage business (“Harrisdirect”) from BMO Financial Group for approximately $700 million in cash.

Harrisdirect is a provider of direct investing and investment advisory services to individuals, as well as third-party brokerage services to institutional clients. Its platform enables clients to buy and sell stock, bonds, options and mutual funds online, by phone or through a licensed financial professional. Harrisdirect delivers a menu of tools and resources, as well as real-time news and research from many leading financial information providers. It also provides investors with a suite of portfolio optimization and investment planning resources, including portfolio risk assessment and management, goals analysis and an asset allocation program to create and manage a tailored portfolio. The platform is supported by a 24/7 customer service operation that has won third party awards for excellence. As of June 30, 2005, Harrisdirect held approximately 430,000 active accounts. In connection with the integration of the Harrisdirect business, we believe we can produce substantial economic benefits through expense and revenue synergies. Expense savings could be achieved through the elimination of duplicative operating and facility-related costs and marketing expenditures and the cancellation of certain third party contracts. Revenue synergies could be achieved primarily through the integration of customer cash as a funding source for the Bank’s balance sheet. As part of achieving these synergies, we may have to invest additional funds, including funds to increase regulatory capital.

We expect to pursue additional acquisitions of companies in our industry, some of which may be substantial and require additional financing.

October 2005 Issuance of Additional Senior Notes

In October 2005, we offered $250 million aggregate principal amount of our 7 3/8% Senior Notes due 2013 in a private placement as an add-on offering to the $350 million aggregate principal amount of 7 3/8% Senior Notes due 2013 that we previously issued in September 2005. We intend to use substantially all of the net proceeds from the offering of these additional notes to fund the purchase price for BrownCo and pay related transaction fees and expenses, as described in “Use of Proceeds” and “—Additional Financings.” If our purchase of BrownCo is not consummated, we intend to use the net proceeds to reduce our outstanding indebtedness and for general corporate purposes.

Additional Financings

Concurrently with this offering, we are entering into forward sale agreements with affiliates of Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc., whom we refer to as the forward counterparties, related to approximately 37,000,000 shares of our Common Stock (plus up to approximately 3,700,000 additional shares of our Common Stock pursuant to the over-allotment option granted to the underwriters) and offering $250 million aggregate principal amount of         % Senior Notes due 2015 to fund the purchase price for BrownCo and pay related transaction fees and expenses. This offering is not contingent on the consummation of the concurrent offerings. We may not consummate either of the concurrent offerings on the terms indicated or at all. If these offerings are not consummated or are significantly reduced in size we may be required to find alternative sources of funding which may include the incurrence of additional indebtedness. In addition, in October 2005, we offered $250 million aggregate principal amount of our 7 3/8% Senior Notes due 2013. See “—Recent Developments—October 2005 Issuance of Additional Senior Notes.” In this prospectus supplement, we refer to the offering of the Common Stock, the        % Senior Notes due 2015 and the 7 3/8% Senior Notes due 2013 offered in October 2005 collectively as the “additional financings.”

Additional Information

Our corporate offices are located at 135 East 57th Street, New York, New York 10022. We maintain significant domestic corporate and operational offices in Arlington, Virginia; Menlo Park, California; Irvine, California; Chicago, Illinois; Rancho Cordova, California and Alpharetta, Georgia. With the closing of our acquisition of Harrisdirect, we have added operational facilities in Sandy, Utah; Charlotte, North Carolina and Jersey City, New Jersey. Although not as significant, we maintain international offices in London, United Kingdom; Paris, France; Stockholm, Sweden; Copenhagen, Denmark; Berlin, Germany; Tokyo, Japan and Hong Kong. We were incorporated in California in 1982 and reincorporated in Delaware in July 1996. As of September 30, 2005, we had approximately 3,000 employees. Our website address is http://www.etrade.com. Information on our website is not incorporated into this prospectus supplement and should not be relied upon in determining whether to make an investment in the notes.

THE OFFERING

What are Corporate Units?

The Equity Units will initially consist of 18,000,000 Corporate Units, each with a stated amount of $25. You can create Treasury Units from Corporate Units in the manner described below under “How can I create Treasury Units from Corporate Units?”

What are the components of a Corporate Unit?

Each Corporate Unit initially consists of a purchase contract and a  1/40, or 2.5%, undivided beneficial ownership interest in $1,000 principal amount of our subordinated notes due             , 2018. The undivided beneficial ownership interest in notes corresponds to $25 principal amount of our notes. The notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000, except in certain limited circumstances. Your undivided beneficial ownership interest in notes comprising part of each Corporate Unit is owned by you, but will be pledged to us through the collateral agent to secure your obligation under the related purchase contract. If a special event redemption occurs prior to the earlier of the date of a successful remarketing and the purchase contract settlement date, the notes comprising part of the Corporate Units will be replaced by the Treasury portfolio described below under “—What is the Treasury Portfolio?” and the applicable ownership interest in the Treasury portfolio will then be pledged to us through the collateral agent to secure your obligation under the related purchase contract.

What is a purchase contract?

Each purchase contract that is a component of a Corporate Unit obligates you to purchase, and obligates us to sell, on             , 2008, which we refer to as the purchase contract settlement date, for $25 in cash, a number of newly issued shares of our Common Stock equal to the “settlement rate.” The settlement rate will be calculated, subject to adjustment under the circumstances set forth in “Description of the Purchase Contracts—Anti-Dilution Adjustments,” as follows:

•	if the applicable market value of our Common Stock is equal to or greater than $ , which we refer to as the threshold appreciation price, the settlement rate will be shares of our Common Stock;

•	if the applicable market value of our Common Stock is less than the threshold appreciation price but greater than $ , which we refer to as the reference price, the settlement rate will be a number of shares of our Common Stock equal to $25 divided by the applicable market value, rounded to the nearest ten thousandth share; and

•	if the applicable market value of our Common Stock is less than or equal to the reference price, the settlement rate will be shares of our Common Stock.

“Applicable market value” means the average of the closing price per share of our Common Stock on each of the twenty consecutive trading days ending on the third trading day immediately preceding the purchase contract settlement date, subject to adjustment under the circumstances set forth in “Description of the Purchase Contracts—Anti-Dilution Adjustments.” The reference price is $            . The “threshold appreciation price” represents a         % appreciation over the reference price.

We will not issue any fractional shares of our Common Stock upon settlement of a purchase contract. Instead of a fractional share, you will receive an amount of cash equal to this fraction multiplied by the applicable market value.

You may satisfy your obligation to purchase our Common Stock pursuant to the purchase contracts as described under “—How can I satisfy my obligation under the purchase contracts?” below.

Can I settle the purchase contract early?

You can settle a purchase contract at any time on or prior to the seventh business day immediately preceding the purchase contract settlement date, in the case of Corporate Units, and on or prior to the second business day immediately preceding the purchase contract settlement date, in the case of Treasury Units, by paying $25 in cash, in which case                  shares of our Common Stock will be issued to you pursuant to the purchase contract. In addition, if we are involved in a merger in which at least 30% of the consideration for our Common Stock consists of cash or cash equivalents, you will have the right to settle a purchase contract early at the settlement rate in effect immediately prior to the closing of that merger. You may only elect early settlement in integral multiples of 40 Corporate Units and 40 Treasury Units. If the Treasury portfolio has replaced the notes as a component of the Corporate Units, holders of Corporate Units may settle early on or prior to the second business day immediately preceding the purchase contract settlement date only in integral multiples of              Corporate Units. See “Description of the Purchase Contracts—Early Settlement Upon Cash Merger” and “—Early Settlement.”

Your early settlement right is subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act of 1933 in effect and an available prospectus covering the shares of Common Stock and other securities, if any, deliverable upon settlement of a purchase contract. We have agreed that, if required by U.S. federal securities laws, we will use our commercially reasonable efforts to have a registration statement in effect and to provide a prospectus covering those shares of Common Stock or other securities to be delivered in respect of the purchase contracts being settled.

What is a Treasury Unit?

A Treasury Unit is a unit created from a Corporate Unit and consists of a purchase contract and a  1/40, or 2.5%, undivided beneficial ownership interest in a zero-coupon U.S. Treasury security with a principal amount of $1,000 that matures on              (the business day preceding the purchase contract settlement date) or earlier (CUSIP No.             ) which we refer to as a Treasury security. The ownership interest in the Treasury security that is a component of a Treasury Unit will be owned by you, but will be pledged to us through the collateral agent to secure your obligation under the related purchase contract.

How can I create Treasury Units from Corporate Units?

Each holder of Corporate Units will have the right, at any time on or prior to the seventh business day immediately preceding the purchase contract settlement date, to substitute for the related undivided beneficial ownership interest in notes or applicable ownership interests in the Treasury portfolio, as the case may be, held by the collateral agent, Treasury securities with a total principal amount at maturity equal to the aggregate principal amount of the notes underlying the undivided beneficial ownership interests in notes for which substitution is being made. Because Treasury securities and the notes are issued in minimum denominations of $1,000, holders of Corporate Units may make this substitution only in integral multiples of 40 Corporate Units. If the Treasury portfolio has replaced the notes as a component of the Corporate Units, holders of Corporate Units may substitute Treasury securities for the applicable ownership interests in the Treasury portfolio only in integral multiples of              Corporate Units. This substitution will create Treasury Units, and the notes underlying the undivided beneficial ownership interest in notes, or the applicable ownership interests in the Treasury portfolio, will be released to the holder and such notes will be separately tradable from the Treasury Units.

How can I recreate Corporate Units from Treasury Units?

Each holder of Treasury Units will have the right, at any time on or prior to the seventh business day immediately preceding the purchase contract settlement date, to substitute for the related Treasury securities held by the collateral agent, notes or applicable ownership interests in the Treasury portfolio, as the case may be, having a principal amount equal to the aggregate principal amount at stated maturity of the Treasury securities for which substitution is being made. Because Treasury securities and the notes are issued in minimum denominations of $1,000, holders of Treasury Units may make these substitutions only in integral multiples of 40 Treasury Units. If the Treasury portfolio has replaced the notes as a component of the Corporate Units, holders of Treasury Units may substitute applicable ownership interests in the Treasury portfolio for Treasury securities only in integral multiples of              Corporate Units. This substitution will recreate Corporate Units and the applicable Treasury securities will be released to the holder and will be separately tradable from the Corporate Units.

What payments am I entitled to as a holder of Corporate Units?

Subject to the deferral provisions described below, holders of Corporate Units will be entitled to receive quarterly cash distributions consisting of their pro rata share of interest payments on the notes, equivalent to the rate of             % per year, on the undivided beneficial ownership interest in notes (or distributions on the applicable ownership interests in the Treasury portfolio if the notes have been replaced by the Treasury portfolio). We may defer such payments as described below until the purchase contract settlement date. If we defer interest payments, we will accrue additional amounts on the deferred amounts at the annual rate of              until paid, to the extent permitted by law.

What payments will I be entitled to if I convert my Corporate Units to Treasury Units?

There will be no distributions in respect of the Treasury securities that are a component of the Treasury Units, but the holders of the Treasury Units will continue to receive the scheduled quarterly interest payments on the notes that were released to them when they created the Treasury Units as long as they continue to hold such notes.

What are the payment dates for the Corporate Units and Treasury Units?

The payments described above in respect of the Equity Units will be payable quarterly in arrears on             ,             ,              and              of each year, commencing             . We will make these payments to the person in whose name the Equity Unit is registered at the close of business on the first day of the month in which the payment date falls.

When can we defer interest payments?

We may, at our option, upon prior written notice to the trustee, defer the interest payments due on the notes at any time and from time to time. We may make such election on more than one occasion. Deferred interest payments to which you are entitled will accrue additional interest, compounded quarterly, to the extent permitted by applicable law. All accrued and unpaid interest, including interest thereon, will be due and payable on the purchase contract settlement date and may not be further deferred. We may defer payments of interest for subsequent periods, subject to the other requirements specified herein, until the maturity date of the notes.

Restrictions resulting from a deferral. Subject to certain exceptions as described in the accompanying prospectus, during any period in which we defer interest payments on the notes, in general we cannot:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock; or

•	make any interest, principal or premium payment on, or repay, any of our other debt securities that rank equally with or junior to the notes (other than with respect to our 6% Convertible Subordinated Notes due 2007). See “Description of the Notes—Description of Certain Payments, Including Upon Deferral of Interest.”

During any deferral period, interest will continue to accrue and holders of the notes will be required to accrue such deferred interest income on a constant yield basis (in the form of original issue discount) for U.S. federal income tax purposes prior to the receipt of cash payments attributable to this income. For more extensive U.S. federal income tax disclosure see “Material U.S. Federal Income Tax Consequences.”

What is remarketing?

Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units as a result of a special event redemption, remarketing of the notes will be attempted on             , 2008 (the fifth business day immediately preceding the purchase contract settlement date) and, if the remarketing on that date fails, on             , 2008 (the fourth business day immediately preceding the purchase contract settlement date) and, if the remarketing on that date fails, on             , 2008 (the third business day immediately preceding the purchase contract settlement date). The remarketing agent will use its reasonable efforts to obtain a price for the notes to be remarketed that results in proceeds of at least 100% of the aggregate principal amount of such notes.

Upon a successful remarketing, the portion of the proceeds equal to the total principal amount of the notes underlying the Corporate Units will automatically be applied to satisfy in full the Corporate Unit holders’ obligations to purchase Common Stock under the related purchase contracts. If any proceeds remain after this application, the remarketing agent will remit such proceeds for the benefit of the holders. We will separately pay a fee to the remarketing agent for its services as remarketing agent. Corporate Unit holders whose notes are remarketed will not be responsible for the payment of any remarketing fee in connection with the remarketing.

What happens if the notes are not successfully remarketed?

Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units as a result of a special event redemption, if (1) despite using its reasonable efforts, the remarketing agent cannot remarket the notes in a remarketing on or prior to             , 2008 (the third business day immediately preceding the purchase contract settlement date), other than to us, at a price equal to or greater than 100% of the aggregate principal amount of the notes remarketed, or (2) the remarketing has not occurred because a condition precedent to the remarketing has not been fulfilled, in each case resulting in a failed final remarketing, holders of all notes will have the right to put their notes to us for an amount equal to the principal amount of their notes on the purchase contract settlement date. A holder of Corporate Units will be deemed to have automatically exercised this put right with respect to the notes underlying such Corporate Units unless, prior to 5:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, the holder provides written notice of an intention to settle the related purchase contracts with separate cash and on or prior to the business day immediately preceding the purchase contract settlement date delivers to the collateral agent $25 in cash per purchase contract. This settlement with separate cash may only be effected in integral multiples of 40 Corporate Units. Unless a holder of Corporate Units has settled the related purchase contracts with separate cash on or prior to the purchase contract settlement date, the holder will be deemed to have elected to apply the put price against such holder’s obligations to us under the related purchase contracts, thereby satisfying such obligations in full, and we will deliver to the holder our Common Stock pursuant to the related purchase contracts.

Do I have to participate in the remarketing?

You may elect not to participate in any remarketing and to retain the notes underlying the undivided beneficial ownership interests in notes comprising part of your Corporate Units by (1) creating Treasury Units at any time on or prior to the seventh business day immediately prior to the purchase contract settlement date or (2) notifying the purchase contract agent of your intention to pay cash to satisfy your obligation under the related purchase contracts on or prior to the seventh business day before the purchase contract settlement date and delivering the cash payment required under the purchase contracts to the collateral agent on or prior to the sixth business day before the purchase contract settlement date. Whether or not you participate in the remarketing, upon a successful remarketing your notes will become subject to the modified provisions described in the next paragraph. You can only elect to satisfy your obligation in cash in increments of 40 Corporate Units. See “Description of the Purchase Contracts—Notice to Settle with Cash.”

Which provisions will govern the notes following the remarketing?

The notes will continue to be governed by the indenture under which they were issued, however many of the indenture’s provisions may be modified by us, without any noteholder’s consent. See “Description of the Notes—Modification of the Terms of the Notes in Connection with a Successful Remarketing.”

If I am holding a note as a separate security from the Corporate Units, can I still participate in a remarketing of the notes?

If you hold notes separately you may elect, in the manner described in this prospectus supplement, to have your notes remarketed by the remarketing agent along with the notes underlying the Corporate Units. See “Description of the Notes—Optional Remarketing of Notes that are Not Included in Corporate Units.” You may also participate in any remarketing by recreating Corporate Units from your Treasury Units at any time on or prior to the seventh business day immediately prior to the purchase contract settlement date.

How can I satisfy my obligation under the purchase contracts?

You may satisfy your obligations under the purchase contracts as follows:

•	in the case of the Corporate Units, through the automatic application of the portion of the proceeds of the remarketing of the notes equal to the principal amount of the notes underlying the Corporate Units, as described under “—What is remarketing?” above;

•	through early settlement as described under “—Can I settle the purchase contract early?” above;

•	in the case of Corporate Units, through cash settlement as described under “—Do I have to participate in the remarketing?” above;

•	through the automatic application of the proceeds of the Treasury securities in the case of the Treasury Units or proceeds from the Treasury portfolio equal to the principal amount of the notes in the case of Corporate Units if the Treasury portfolio has replaced the notes as a component of the Corporate Units; or

•	in the case of Corporate Units, through exercise of the put right as described under “—What happens if the notes are not successfully remarketed?” above.

In addition, the purchase contract and pledge agreement that governs the Corporate Units and Treasury Units provides that your obligations under the purchase contracts will be terminated without any further action upon the termination of the purchase contracts as a result of our bankruptcy, insolvency or reorganization.

What interest payments will I receive on the notes or on the undivided beneficial ownership interests in notes?

The notes will bear interest at the rate of             % per year from the original issuance date to the purchase contract settlement date, payable quarterly in arrears on         ,         ,          and          of each year until the purchase contract settlement date. On and after the purchase contract settlement date, interest on each note will be, at the reset interest rate or, if the interest rate has not been reset, at the rate of             % per year. Interest will be payable to the person in whose name the note is registered at the close of business on the first day of the month in which the interest payment date falls. In addition, following a successful remarketing, interest on the notes will be payable on a semi-annual basis.

When will the interest rate on the notes be reset and what is the reset rate?

The interest rate on the notes will be reset on             , 2008 in connection with the remarketing as described above under “—What is remarketing?” The reset rate will be the interest rate determined by the remarketing agent as the rate the notes should bear in order for the aggregate principal amount of notes remarketed to have an aggregate market value on the remarketing date of at least 100% of the aggregate principal amount of such notes. The reset rate may be higher or lower than the initial interest rate of the notes, depending on the results of the remarketing and market conditions at that time. The interest rate on the notes will not be reset if there is not a successful remarketing and the notes will continue to bear interest at the initial interest rate. The reset rate may not exceed the maximum rate, if any, permitted by applicable law.

When may the notes be redeemed?

The notes are redeemable at our option, in whole but not in part, upon the occurrence and continuation of a tax event or an accounting event at any time prior to the earlier of the date of a successful remarketing and the purchase contract settlement date, as described in this prospectus supplement under “Description of the Notes— Optional Redemption—Special Event.” Following any such redemption of the notes, which we refer to as a special event redemption, the redemption price for the notes that are a component of the Corporate Units will be paid to the collateral agent who will use a portion of the redemption price to purchase the Treasury portfolio described below and remit any remaining proceeds to the holders. Thereafter, the applicable ownership interests in the Treasury portfolio will replace the notes as a component of the Corporate Units and will be pledged to us through the collateral agent. Holders of notes that are not a component of the Corporate Units will receive directly the redemption price paid in such special event redemption.

Other than in connection with a special event, the Notes may not be redeemed by us until             . The notes will be redeemable thereafter, at our option, in whole or in part, at any time or from time to time, at a redemption price equal to the principal amount thereof and any accrued and unpaid interest.

What is the Treasury portfolio?

If a special event redemption as described under “Description of the Notes—Optional Redemption— Special Event” occurs prior to the earlier of the date of a successful remarketing and the purchase contract settlement date, the notes will be replaced by the Treasury portfolio. The Treasury portfolio is a portfolio of U.S. Treasury securities consisting of:

•	U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to (the day immediately prior to the purchase contract settlement date) in an aggregate amount equal to the principal amount of the notes included in Corporate Units, and

•	U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the business day immediately preceding each scheduled interest payment after the date of the special event redemption and on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been due on such interest payment date on the principal amount of the notes included in the Corporate Units.

What is the ranking of the notes?

Our obligations to pay interest on, premium (if any), and principal of the notes are subordinate and junior in right of payment to all our existing and future secured and “Senior Indebtedness,” as described below.

What are the principal U.S. federal income tax consequences related to Equity Units and the notes?

An owner of Equity Units will be treated as owning the purchase contract and the ownership interests in the notes, the applicable ownership interests in the Treasury portfolio or Treasury securities constituting the Equity

Unit, as applicable, and by purchasing the Equity Units you will be deemed to have agreed to treat the purchase contracts and the ownership interest in the notes, the applicable ownership interests in the Treasury portfolio or Treasury securities, as applicable, in that manner for all tax purposes. In addition, you will be deemed to have agreed to allocate          of the purchase price paid for Equity Units to your ownership interest in the notes and          to each purchase contract, which will establish your initial tax basis in your interest in each purchase contract as $         and your initial tax basis in your ownership interest in the notes as $        . You will be required to include in gross income interest payments on the notes when such interest is paid or accrued in accordance with your regular method of tax accounting. The notes will also have original issue discount in an amount equal to the difference between the stated principal amount of the notes and the portion of the purchase price of the Corporate Units that is allocable to the ownership interests in the notes. You will be required to include this original issue discount in income for U.S. federal income tax purposes as it accrues over the period from the original issue date through the purchase contract settlement date, in accordance with a constant yield method, before you receive any payment attributable to this income. If the Treasury portfolio has replaced the notes as a component of the Corporate Units as a result of a special event redemption, a beneficial owner of Corporate Units will generally be required to include in gross income its allocable share of any interest payments made with respect to the applicable ownership interests in the Treasury portfolio and, if appropriate, original issue discount on the applicable ownership interests in the Treasury portfolio as it accrues on a constant yield to maturity basis, or, if appropriate, acquisition discount on the applicable ownership interests in the Treasury portfolio.

FOR ADDITIONAL INFORMATION, SEE “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES.”

Are there conditions to the closing of this offering of Equity Units?

There are no conditions to the closing of this offering of Equity Units. This offering is not contingent on the consummation of the additional financings.

What are the uses of proceeds from the offering?

We estimate that the net proceeds from the sale of Equity Units will be approximately $436.6 million after deducting the underwriters’ discount and estimated expenses payable by us. We intend to use substantially all of the net proceeds from this offering and the additional financings, together with cash on hand, to fund the purchase price for BrownCo and pay related transaction fees and expenses. Pending such uses, we will invest the net proceeds in short-term securities. If our purchase of BrownCo is not consummated, we intend to use the net proceeds to reduce our outstanding indebtedness and for general corporate purposes. See “Use of Proceeds.”

What are the risks relating to the Equity Units?

See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the Equity Units.

THE OFFERING—EXPLANATORY DIAGRAMS

The following diagrams illustrate some of the key features of the purchase contracts and the undivided beneficial ownership interests in notes, Corporate Units and Treasury Units.

The following diagrams assume that the notes are successfully remarketed, there has not been a special event redemption and the interest rate on the notes is reset on the reset effective date.

Purchase Contract

Corporate Units and Treasury Units both include a purchase contract under which the holder agrees to purchase shares of our Common Stock on the purchase contract settlement date.

Notes: (1)	The “reference price” is the of our Common Stock.
(2)	The “threshold appreciation price” represents a % appreciation over the reference price.
(3)	The “applicable market value” means the average of the closing price per share of our Common Stock on each of the twenty consecutive trading days ending on the third trading day immediately preceding the purchase contract settlement date.

Corporate Units

A Corporate Unit consists of two components as described below:

Purchase Contract	Ownership Interest in a Note

(Owed to Holder) Common Stock	(Owed to Holder) Interest % per annum paid quarterly(1) (at reset rate from , 2008)

(Owed to E*TRADE Financial Corporation) $25 at purchase contract settlement date ( , 2008)	(Owed to Holder) $25 at maturity(2) ( , 2018)

Notes:	(1) Each owner of an undivided beneficial ownership interest in notes will be entitled to 1/40, or 2.5%, of each interest payment paid in respect of a $1,000 principal amount note.
(2)	Notes will be issued in minimum denominations of $1,000, except in limited circumstances. Each undivided beneficial ownership interest in notes represents a 1/40, or 2.5%, undivided beneficial ownership interest in a $1,000 principal amount note.

The holder of a Corporate Unit owns the undivided beneficial ownership interest in notes that forms a part of the Corporate Unit but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract.

If the Treasury portfolio has replaced the notes as a result of a special event redemption prior to the purchase contract settlement date, the applicable ownership interests in the Treasury portfolio will replace the notes as a component of the Corporate Unit. Unless the purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization or the holder creates a Treasury Unit, the proceeds from the applicable ownership interest in the Treasury portfolio will be used to satisfy the holder’s obligation under the related purchase contract.

Treasury Units

A Treasury Unit consists of two components as described below:

Purchase Contract	Treasury Security

(Owed to Holder) Common Stock

(Owed to E*TRADE Financial Corporation ) $25 at purchase contract settlement date ( , 2008)	(Owed to Holder) $25 at purchase contract settlement date ( , 2008)

The holder of a Treasury Unit owns the ownership interest in the Treasury security that forms a part of the Treasury Unit but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract. Unless the purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization or the holder recreates a Corporate Unit, the proceeds from the Treasury security will be used to satisfy the holder’s obligation under the related purchase contract.

The Notes

Notes have the terms described below(1):

Note

(Owed to Holder) Interest + % per annum paid quarterly (at reset rate from , 2008)

(Owed to Holder) $1,000 at Maturity ( , 2018)

Notes:

(1)   Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units, Treasury Units may only be created with integral multiples of 40 Corporate Units. As a result, the creation of 40 Treasury Units will release $1,000 principal amount of the notes held by the collateral agent.

RISK FACTORS

In addition to the other information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, including the matters listed under “Risk Factors” and “Special Note on Forward-Looking Statements,” you should consider carefully the following factors relating to us and the Equity Units before making an investment in the Equity Units offered hereby.

Risks Relating to the Equity Units

You will bear the entire risk of a decline in the price of our Common Stock.

You will have an obligation to buy shares of our Common Stock pursuant to the purchase contract on the purchase contract settlement date at a fixed price. The number of shares of our Common Stock that you will purchase on the purchase contract settlement date is not fixed, but is based on a settlement rate that will depend on the closing price of our Common Stock on each day of a specified 20 trading day period for the purchase contract settlement date. The market value of our Common Stock you will purchase on each stock purchase date may be materially lower that the price that the purchase contract requires you to pay. You will bear the entire risk of a decline in the price of our Common Stock below the reference price.

You will receive only a portion of any appreciation in our Common Stock price and only if the appreciation of Common Stock exceeds a specified threshold.

Your opportunity for equity appreciation afforded by investing in the Equity Units will generally be less than if you invested directly in our Common Stock.

In particular, on each of the 20 trading days used to calculate the number of shares of our Common Stock delivered on the purchase contract settlement date, we will apply a formula under which you will receive none of the appreciation in the value of our Common Stock between the reference price and the threshold appreciation price as of that date and only     % of the appreciation above the threshold appreciation price as of that date.

In addition, because the amount delivered will be based on the market price on each of the 20 trading days during that period, the shares of our Common Stock you receive may be worth less than the shares of our Common Stock you would have received under the formula had the amounts been calculated based on the closing price on the purchase contract settlement date.

The notes are subordinated.

The notes will be unsecured and subordinated in right of payment to all of our existing and future senior indebtedness. In the event of our bankruptcy, liquidation or reorganization or upon acceleration of the notes due to an event of default under the indenture and in other limited events, our assets will be available to pay obligations on the notes only after all senior indebtedness has been paid. As a result, there may not be sufficient assets remaining to pay amounts due on any or all of the outstanding notes. The notes also will be effectively subordinated to the liabilities, including trade payables, of any of our subsidiaries.

As of September 30, 2005, on an as adjusted basis after giving effect to the issuance of the notes underlying the Equity Units in this offering, the additional financings and the expected draw down of a portion of our senior secured revolving credit facility in connection with our acquisition of Harrisdirect, we would have had approximately $1.5 billion of senior debt, of which $150 million would have been secured debt, and $635.2 million of subordinated debt, and our subsidiaries had $18.1 billion of outstanding indebtedness, excluding deposits, which were $14.6 billion. See “Description of Notes—Ranking.” Neither we nor our subsidiaries are prohibited from incurring additional debt, including senior indebtedness, under the indenture. If we or our subsidiaries were to incur additional debt or liabilities, our ability to pay our obligations on the notes could suffer.

The trading price of our Common Stock, the general level of interest rates and our credit quality will directly affect the trading prices for the Equity Units.

The trading prices of the Equity Units will be directly affected by, among other things, the trading price of our Common Stock, interest rates generally and our credit quality. It is impossible to predict whether the price of our Common Stock or interest rates will rise or fall. Our operating results and prospects and economic, financial and other factors will affect trading prices of our Common Stock and the Equity Units. In addition, market conditions can affect the capital markets generally, thereby affecting the price of our Common Stock. These conditions may include the level of, and fluctuations in, the trading prices of stocks generally.

Fluctuations in interest rates may give rise to arbitrage opportunities, which would affect the trading prices of the Corporate Units, Treasury Units, notes and our Common Stock.

Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the Common Stock underlying the purchase contracts and of the other components of the Equity Units. Any such arbitrage could, in turn, affect the trading prices of the Corporate Units, Treasury Units, notes and our Common Stock.

If you hold Equity Units, you will not be entitled to any rights with respect to our Common Stock, but you will be subject to all changes made with respect to our Common Stock.

If you hold Equity Units, you will not be entitled to any rights with respect to our Common Stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on the Common Stock), but you will be subject to all changes affecting the Common Stock. You will only be entitled to rights on the Common Stock if and when we deliver shares of Common Stock in exchange for Equity Units on the purchase contract settlement date, or as a result of early settlement. For example, in the event that an amendment is proposed to our certificate of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the Common Stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our Common Stock.

The Equity Units provide limited settlement rate adjustments.

The number of shares of Common Stock that you are entitled to receive on the purchase contract settlement date, or as a result of early settlement of a purchase contract, is subject to adjustment for certain events arising from stock splits and combinations, stock dividends, cash dividends and certain other actions by us that modify our capital structure. See “Description of the Purchase Contracts—Anti-Dilution Adjustments.” We will not adjust the number of shares of Common Stock that you are to receive on the purchase contract settlement date, or as a result of early settlement of a purchase contract, for other events, including offerings of Common Stock for cash by us or in connection with acquisitions. There can be no assurance that an event that adversely affects the value of the Equity Units, but does not result in an adjustment to the settlement rate, will not occur. Further, we are not restricted from issuing additional Common Stock during the term of the purchase contracts and have no obligation to consider your interests for any reason. If we issue additional shares of Common Stock, it may materially and adversely affect the price of our Common Stock and, because of the relationship of the number of shares to be received on the purchase contract settlement date to the price of the Common Stock, such other events may adversely affect the trading price of the Equity Units.

You may be required to accrue additional interest income on the notes and treat any gain on a disposition of the notes as ordinary income instead of capital.

Because of certain features relating to the remarketing and reset of the notes, it is possible that the IRS could treat the notes as “contingent payment debt instruments” for U.S. federal income tax purposes. Under that treatment, you might be required to accrue additional interest income in respect of your ownership interest in the notes, and any gain and all or a portion of any loss on a sale, exchange or other disposition of ownership interests in the notes generally would be ordinary rather than capital in nature. See “Material U.S. Federal Income Tax Consequences.”

Upon a successful remarketing of a series of notes, the terms of your notes may be modified even if you elect not to participate in the remarketing.

When we attempt to remarket notes, the remarketing agent will agree to use its commercially reasonable efforts to sell the notes included in the remarketing at a price that results in proceeds of at least 100% of their principal amount, plus accrued and unpaid interest, if any. In connection with the remarketing, we and the remarketing agent may materially change the terms of the notes, as described under “Description of Notes—Modification of the Terms of the Notes in Connection with a Successful Remarketing.” If the remarketing is successful, the modified terms will apply to all the notes, even if they are not included in the remarketing. However, holders of notes must elect to participate in the remarketing before knowing what the modified terms of the notes will be. You may determine that the revised terms are not as favorable to you as you would deem appropriate. In addition, following a successful remarketing, interest on the notes will be payable on a semi-annual basis.

Our Corporate Units, Treasury Units and notes have no prior public market, and we cannot assure you that an active trading market will develop.

Prior to this offering, there has not been a market for our Corporate Units, Treasury Units or notes. Although we have applied for listing of the Corporate Units on The New York Stock Exchange, an active trading market in the Corporate Units might not develop or continue. If you purchase Corporate Units in this offering, you will pay a price that was not established in a competitive market. Rather, you will pay a price that was determined by negotiations with the representatives of the underwriters based upon an assessment of the market for similar securities and other factors, including economic conditions and our financial condition, performance and prospects. The public market may not agree with or accept this valuation, in which case you may not be able to sell your Corporate Units at or above the initial offering price. If the Treasury Units or the notes are separately traded to a sufficient extent that applicable exchange listing requirements are met, we will endeavor to list the Treasury Units or the notes on the same exchange as the Corporate Units. However, an active trading market in those securities also may not develop. In addition, in the event you were to substitute Treasury securities for notes or applicable ownership interests in the Treasury portfolio or notes or applicable ownership interests in the Treasury portfolio for Treasury securities, thereby converting your Treasury Units to Corporate Units or your Corporate Units to Treasury Units, as the case may be, the liquidity of Corporate Units or Treasury Units could be adversely affected. We cannot assure you that the Corporate Units will not be delisted from The New York Stock Exchange or that trading in the Corporate Units will not be suspended as a result of your election to create Treasury Units by substituting collateral, which could cause the number of Corporate Units to fall below the requirement for listing securities on The New York Stock Exchange.

Your rights to the pledged securities will be subject to our security interest and may be affected by a bankruptcy proceeding.

Although you will have a beneficial ownership interest in the related notes or Treasury securities or the Treasury portfolio, as applicable, those interests will be pledged to us through the collateral agent to secure your obligations under the related purchase contracts. Thus, your rights to the pledged securities will be subject to our security interest. In addition, notwithstanding the automatic termination of the purchase contracts, in the event that we become the subject of a case under the U.S. Bankruptcy Code, the delivery of the pledged securities to you may be delayed by the imposition of the automatic stay under Section 362 of the Bankruptcy Code. Moreover, claims arising out of the notes will be subject to the equitable jurisdiction and powers of the bankruptcy court. For example, although we do not believe such an argument would prevail, following the termination of the purchase contracts, a party in interest in the bankruptcy proceeding might argue that the holders of notes should be treated as equity holders, rather than creditors, in the bankruptcy proceeding.

We may defer interest payments on the notes, and this may have an adverse effect on the trading prices of the Equity Units and the notes.

We may at our option defer the payment of all or part of the interest payments on the notes forming a part of the Equity Unit. If deferral occurs, you will continue to recognize interest income for U.S. federal income tax purposes in respect of the notes in advance of your receipt of any corresponding cash distributions. Furthermore, you will be subject to the risk that we may not be able to pay such deferred payments of interest in the future.

We may redeem the notes upon the occurrence of a special event.

We may redeem the notes, on not less than 30 days’ nor more than 60 days’ prior written notice, in whole but not in part, at any time before the earlier of the date of a successful remarketing of the notes underlying the Corporate Units and the purchase contract settlement date if a special event occurs and continues under the circumstances described in this prospectus supplement. If we exercise this option, we will redeem the notes for cash at the redemption amount plus accrued and unpaid interest, if any, which we refer to as the redemption price. If the special event redemption occurs before the purchase contract settlement date, the redemption price payable to you as a holder of Corporate Units will be distributed to the collateral agent, who in turn will purchase the Treasury portfolio on your behalf, and will remit the remainder of the redemption price, if any, to you as the holder, and the Treasury portfolio will be substituted for the notes as collateral to secure your obligations under the purchase contracts related to the Corporate Units. If your notes are not components of Corporate Units, you will receive redemption payments directly. There can be no assurance as to the impact on the market prices for the Corporate Units if the Treasury portfolio is substituted as collateral in place of any notes redeemed. A special event redemption will be a taxable event to the holders of the notes.

The purchase contract and pledge agreement will not be qualified under the Trust Indenture Act and the obligations of the purchase contract agent are limited.

The purchase contract and pledge agreement between us, the purchase contract agent and the collateral agent will not be qualified as an indenture under the Trust Indenture Act of 1939, and the purchase contract agent will not be required to qualify as a trustee under the Trust Indenture Act. Thus, you will not have the benefit of the protection of the Trust Indenture Act with respect to the purchase contract and pledge agreement or the purchase contract agent. The notes constituting a part of the Corporate Units will be issued pursuant to an indenture that will be qualified under the Trust Indenture Act. Accordingly, if you hold Corporate Units, you will have the benefit of the protections of the Trust Indenture Act only to the extent applicable to the notes included in the Corporate Units. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

•	disqualification of the indenture trustee for “conflicting interests,” as defined under the Trust Indenture Act;

•	provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

•	the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities.

The trading price of the notes may not fully reflect the value of their accrued but unpaid interest.

The notes may trade at a price that does not fully reflect the value of their accrued but unpaid interest. If you dispose of your notes between record dates for interest payments, you will be required to include in gross income the interest accrued through the date of disposition as ordinary income, although such amount will reduce the gain or loss that you would otherwise recognize on the disposition of the notes. To the extent the selling price is less than your adjusted tax basis, you will recognize a loss.

You may have to pay taxes with respect to distributions on our Common Stock that you do not receive.

The number of shares of Common Stock that you are entitled to receive on the purchase contract settlement date or as a result of early settlement of a purchase contract, is subject to adjustment for certain events arising from stock splits and combinations, stock dividends, certain cash dividends and certain other actions by us that modify our capital structure. See “Description of the Purchase Contracts—Anti-Dilution Adjustments.” If the settlement rate is adjusted as a result of a distribution that is taxable to our Common Stock holders, such as a quarterly cash dividend, you would be required to include an amount in income for U.S. federal income tax purposes, notwithstanding the fact that you do not actually receive such distribution. The amount that you would have to include in income will generally be equal to the amount of the distribution, or in the case of a cash dividend, the amount of the dividend that you would have received if you had settled the purchase contract and purchased our Common Stock. See “Material U.S. Federal Income Tax Consequences.”

You may not be able to exercise your right to settle a purchase contract prior to the purchase contract settlement date unless a registration statement under the Securities Act of 1933 is in effect and a prospectus is available covering the shares of Common Stock deliverable upon early settlement of a purchase contract.

The early settlement right under the purchase contracts is subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act of 1933 in effect and an available prospectus covering the shares of Common Stock and other securities, if any, deliverable upon settlement of a purchase contract. Although we have agreed to use our commercially reasonable efforts to have such a registration statement in effect and to provide a prospectus if so required under the U.S. federal securities laws, any failure or inability to maintain an effective registration statement or to have available a prospectus covering the Common Stock, including as a result of pending corporate events or announcements that prevent the delivery of a current prospectus, may prevent or delay an early settlement.

We depend almost entirely on the cash flow from our subsidiaries to meet our obligations, and your right to receive payment on the notes will be structurally subordinate to the obligations of these subsidiaries.

Our subsidiaries are separate and distinct legal entities with no obligation to pay any amounts due pursuant to the notes or to provide us with funds for our payment obligations. Our cash flow and our ability to service our debt, including the notes, may depend in part on the earnings of our subsidiaries and on the distribution of earnings, loans or other payments to us by these subsidiaries. These subsidiaries represented substantially all of our revenues and net profits in 2004 and for the nine months ended September 30, 2005. As of December 31, 2004 and as of September 30, 2005, these subsidiaries represented substantially all of our assets. In addition, the ability of these subsidiaries to make any dividend, distribution, loan or other payment to us could be subject to statutory or contractual restrictions. For example, in order for the Bank to declare and pay a dividend, it would currently require the permission of its regulators. To date the Bank has never applied for this permission, has never paid a dividend and has retained all net earnings for reinvestment in its business. Payments to us by these subsidiaries will also be contingent upon their earnings and their business considerations. Because we may depend in part on the cash flow of these subsidiaries to meet our obligations, these types of restrictions may impair our ability to make scheduled interest and principal payments on the notes.

Furthermore, currently none of our subsidiaries guarantee the notes and in the event of any bankruptcy, liquidation or reorganization of a non-guarantor subsidiary, you will not have any claim as a creditor against that subsidiary. As a result, all indebtedness and other liabilities, including trade payables, of the non-guarantor subsidiaries, whether secured or unsecured, must be satisfied before any of the assets of those subsidiaries would be available for distribution, upon a liquidation or otherwise, to us in order for us to meet our obligations with respect to the notes.

As of September 30, 2005, our subsidiaries had $18.1 billion of outstanding indebtedness, excluding deposits, which were $14.6 billion.

Our substantial level of indebtedness could adversely affect our ability to react to changes in our business, and we may be limited in our ability to use debt to fund future capital needs.

We have a substantial amount of indebtedness. As of September 30, 2005, on an as adjusted basis after giving effect to the issuance of the notes underlying the Equity Units in this offering, the additional financings and the expected draw down of a portion of our senior secured revolving credit facility in connection with our acquisition of Harrisdirect, we would have had approximately $1.5 billion of senior debt, of which $150 million would have been secured debt, and $635.2 million of subordinated debt. Our substantial indebtedness could have important consequences for you by adversely affecting our financial condition and thus making it more difficult for us to satisfy our obligations with respect to the notes. Our substantial indebtedness could:

•	require us to dedicate a substantial portion of our cash flow from operations to payments in respect of our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate expenditures;

•	increase our vulnerability to adverse general economic or industry conditions;

•	limit our flexibility in planning for, or reacting to, competition and/or changes in our business or our industry;

•	limit our ability to borrow additional funds;

•	restrict us from making strategic acquisitions, introducing new products or services or exploiting business opportunities;

•	make it more difficult for us to satisfy our obligations with respect to the notes; and

•	place us at a competitive disadvantage relative to competitors that have less debt or greater financial resources.

We also guarantee certain indebtedness of our subsidiaries in the ordinary course of business. As of September 30, 2005, there were $246.5 million of such guarantees. In addition, from time to time we provide guarantees of obligations of our subsidiaries that fluctuate in amount based on the size of the relevant transaction, such as guarantees of foreign exchange agreements, standby letters of credit and securities lending obligations.

We cannot assure you that we will be able to generate enough cash flow from operations or that we will be able to obtain enough capital to service our debt, pay our obligations under the notes or fund our planned capital expenditures. In addition, we may need to refinance some or all of our indebtedness on or before maturity. We cannot assure you that we will be able to refinance our indebtedness on commercially reasonable terms or at all. We have the ability under our debt instruments to incur substantial additional indebtedness, and any additional indebtedness we incur could exacerbate the risks described above.

PRICE RANGE OF COMMON STOCK

Our Common Stock is listed on the New York Stock Exchange under the symbol “ET.” The following table sets forth the high and low intraday sales prices per share of our Common Stock, as reported by the New York Stock Exchange for the periods indicated.

	High	Low
2003:
First Quarter	$5.58	$3.65
Second Quarter	9.51	4.14
Third Quarter	10.64	8.30
Fourth Quarter	12.91	9.25

2004:
First Quarter	$15.40	$10.82
Second Quarter	13.75	10.57
Third Quarter	12.70	9.51
Fourth Quarter	15.17	11.21

2005:
First Quarter	$14.98	$11.70
Second Quarter	14.39	10.53
Third Quarter	17.60	13.85
Fourth Quarter (through November 3, 2005)	19.32	15.50

The last reported sale price of our Common Stock on the New York Stock Exchange on November 3, 2005 was $18.92 per share.

As of October 25, 2005, we had 2,266 holders of record of our Common Stock.

DIVIDEND POLICY

We have never declared or paid cash dividends on our Common Stock. Although we do not currently have any plans to pay cash dividends on our Common Stock, we may do so in the future.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of Equity Units will be approximately $436.6 million after deducting the underwriters’ discount and estimated expenses payable by us. We intend to use substantially all of the net proceeds from this offering and the additional financings, together with the cash on hand, to fund the purchase price for BrownCo and pay related transaction fees and expenses. Pending such uses, we will invest the net proceeds in short-term securities. If our purchase of BrownCo is not consummated, we intend to use the net proceeds to reduce our outstanding indebtedness and for general corporate purposes. This offering is not contingent on the consummation of the additional financings.

The following table sets forth the estimated sources and uses of funds:

(in millions)
Sources of funds:
Gross proceeds from the settlement of the forward sale agreements assuming physical settlement(1)	$700.0
Gross proceeds from the Equity Units offered hereby	450.0
Gross proceeds from concurrent offering of % Senior Notes due 2015	250.0
Gross proceeds from October 2005 offering of 7 3/8% Senior Notes due 2013	247.5
Existing cash balances	27.5

Total sources	$1,675.0

Uses of funds:
BrownCo acquisition	$1,600.0
Estimated transaction fees and expenses	75.0

Total uses	$1,675.0

(1)	Depending on the price of our Common Stock at the time of settlement and the relevant settlement method, we may receive proceeds from the sale of Common Stock upon settlement of the forward sale agreements within one year of November , 2005. For purposes of calculating the proceeds to us, we have assumed that the forward sale agreements are physically settled based upon the aggregate initial forward sale price of $18.92 on the effective date of the forward sale agreements, which will be November , 2005. The actual proceeds are subject to the final settlement of each forward sale agreement which is expected to occur by the end of January 2006, but may occur earlier or later.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges and our consolidated ratio of earnings to fixed charges and preferred stock dividends:

	Nine Months Ended September 30, 2005	Nine Months Ended September 30, 2004	Year Ended December 31,				Three Months Ended December 31, 2000	Year Ended September 30, 2000
			2004	2003	2002	2001
Ratio of earnings to fixed charges(1)	1.83	2.00	1.97	1.53	1.32	—	1.01	1.18
Ratio of earnings to fixed charges and preferred stock dividends	1.83	2.00	1.97	1.53	1.32	—	1.01	1.18

(1)	The ratio of earnings to fixed charges is computed by dividing (i) income from continuing operations before income taxes, equity in income of investments and fixed charges by (ii) fixed charges. Fixed charges consist of consolidated interest expense and the portion of rental expense which is deemed to represent interest. Earnings were insufficient to cover fixed charges for the year ended December 31, 2001 by $254,763.

CAPITALIZATION

The following table sets forth, as of September 30, 2005, our cash and cash equivalents and capitalization on an actual basis and as adjusted to give effect to this offering, the additional financings and the application of the net proceeds therefrom as described under “Use of Proceeds” and the expected draw down of a portion of our senior secured revolving credit facility in connection with our acquisition of Harrisdirect. This table should be read in conjunction with our historical financial statements and the related notes thereto, “Use of Proceeds” and other financial information that is included in or incorporated by reference in this prospectus supplement.

	As of September 30, 2005
	Actual	As Adjusted(3)
	(in millions)
Cash and equivalents	$1,389.6	$662.1

E*TRADE Financial Corporation Debt:
Senior Secured Revolving Credit Facility(1)	$—	$150.0
8% Senior Notes due 2011	503.7	503.7
7 3/8% Senior Notes due 2013(2)	350.0	597.5
% Senior Notes due 2015	—	250.0

Total senior debt	853.7	1,501.2
6% Convertible Subordinated Notes due 2007	185.2	185.2
% Subordinated Notes due 2018 underlying Equity Units	—	450.0

Total E*TRADE Financial Corporation debt	$1,038.9	$2,136.4

Shareholders’ Equity:
Preferred stock; 1,000,000 shares authorized; none outstanding	$—	$—
Shares exchangeable into Common Stock, $0.01 par value; 10,644,223 shares authorized; 1,300,085 outstanding, actual and adjusted	—	—
Common Stock, $0.01 par value; 600,000,000 shares authorized; 372,961,819 outstanding and 409,961,819 outstanding, as adjusted	3.7	4.1
Additional paid-in capital	2,237.4	2,916.0
Retained earnings	451.1	451.1
Accumulated other comprehensive loss	(177.9)	(177.9)

Total shareholders’ equity	2,514.3	3,193.3

Total capitalization	$3,553.2	$5,329.7

(1)	We do not currently have any borrowings under this facility, but we expect to draw down $150 million in the near term to meet regulatory capital requirements at the Bank resulting from the addition of assets from Harrisdirect customers.
(2)	In October 2005, we offered $250 million aggregate principal amount of our 7 3/8% Senior Notes due 2013.
(3)	The “As Adjusted” column reflects our capitalization assuming physical settlement of the forward sale agreements at the public offering price, less the applicable underwriting discount, for the Common Stock offered in connection with the forward sale agreements (excluding any exercise of the over-allotment option). Although we expect to settle the forward sale agreements entirely by the physical delivery of shares of our Common Stock, we may elect cash or net stock settlement for all or a portion of our obligations of either forward sale agreement if we conclude that it is in our interest to do so.

SELECTED HISTORICAL FINANCIAL INFORMATION

The following table sets forth our selected consolidated financial data. The selected consolidated financial data as of and for each of the years in the five-year period ended December 31, 2004 were derived from our audited consolidated financial statements. The selected consolidated financial data as of and for the nine months ended September 30, 2004, and the nine months ended September 30, 2005 were derived from our unaudited condensed consolidated financial statements. These unaudited condensed consolidated financial statements include, in our opinion, all adjustments, consisting of normal recurring adjustments, necessary to present fairly the data for such periods. Operating results for interim periods are not necessarily indicative of a full year’s operation. You should read the following data in conjunction with our consolidated financial statements and notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated by reference in this prospectus supplement.

	Nine months ended September 30,		Year ended December 31,				Three months ended December 31, 2000(1)	Year ended September 30, 2000
	2005	2004	2004	2003	2002	2001
	(in thousands, except share, per share and ratio data)
Consolidated statement of operations data:
Net revenues(2)	$1,236,694	$1,100,142	$1,509,442	$1,374,057	$1,278,579	$1,240,152	$325,703	$1,352,796
Facility restructuring and other exit charges	495	(1,233)	15,688	134,191	15,357	198,594	—	—
Operating income (loss)(3)	441,832	365,695	491,233	185,986	258,445	(181,287)	8,005	(79,692)
Gain (loss) on sale and impairment of investments	68,322	107,506	128,103	147,874	(20,302)	(49,475)	3,582	211,149
Net income from continuing operations before cumulative effect of accounting changes	318,589	279,834	378,742	198,761	115,226	(238,941)	1,958	19,367
Net income (loss) from discontinued operations before cumulative effect of accounting changes(4)	(19,183)	10,821	1,741	4,266	(7,962)	(2,591)	(605)	(215)
Income (loss) before cumulative effect of accounting changes(5)	299,406	290,655	380,483	203,027	107,264	(241,532)	1,436	19,152
Net income (loss)	$301,052	$290,655	$380,483	$203,027	$(186,405)	$(241,532)	$1,353	$19,152
Net income (loss) per share from continuing operations:
Basic	$0.87	$0.76	$1.03	$0.56	$0.32	$(0.72)	$0.00	$0.06
Diluted(6)	$0.84	$0.72	0.98	0.54	0.32	(0.72)	0.00	0.06
Net income (loss) per share from discontinued operations:
Basic	$(0.05)	$0.03	$0.01	$0.01	$(0.02)	$(0.01)	$(0.00)	$(0.00)
Diluted(6)	(0.05)	0.03	0.01	0.01	(0.02)	(0.01)	(0.00)	(0.00)
Income (loss) per share before cumulative effect of accounting changes(5):
Basic	$0.82	$0.79	$1.04	$0.57	$0.30	$(0.73)	$0.00	$0.06
Diluted(6)	0.79	0.75	0.99	0.55	0.30	(0.73)	0.00	0.06
Income (loss) per share:
Basic	$0.82	$0.79	$1.04	$0.57	$(0.52)	$(0.73)	$0.00	$0.06
Diluted(6)	0.79	0.75	0.99	0.55	(0.52)	(0.73)	0.00	0.06
Shares used in computation of per share data:
Basic	366,215	366,244	366,586	358,320	355,090	332,370	311,413	301,926
Diluted(6)	379,768	411,073	405,389	367,361	361,051	332,370	321,430	319,336
Ratio of earnings to fixed charges(7)	1.83	2.00	1.97	1.53	1.32	—	1.01	1.18

	As of September 30,		As of December 31,				As of September 30, 2000
	2005	2004	2004	2003	2002	2001
	(in thousands)
Consolidated balance sheet data:
Cash and equivalents	$1,389,562	$731,031	$939,906	$921,364	$773,605	$836,201	$433,377
Brokerage receivables, net	3,764,410	3,684,913	3,034,548	2,297,778	1,421,766	2,139,153	6,542,508
Mortgage-backed securities	9,359,212	8,657,748	9,052,069	7,157,389	6,932,394	3,556,619	4,188,553
Loans, net	17,685,328	10,905,288	11,785,035	9,131,393	7,365,720	8,010,457	4,172,754
Total assets	36,202,471	30,336,724	31,032,583	26,049,216	21,455,925	18,172,414	17,317,437
Deposits	14,550,696	12,027,005	12,302,974	12,514,486	8,400,333	8,082,859	4,721,801
Senior notes	853,654	400,000	400,452	—	—	—	—
Convertible subordinated notes and capital lease liability	185,196	185,458	185,322	696,226	699,727	778,459	676,903
Mandatorily redeemable capital preferred securities	—	—	—	—	143,365	69,503	30,647
Shareholders’ equity	$2,514,295	$2,150,843	$2,228,202	$1,918,294	$1,505,789	$1,570,914	$1,856,833

(1)	On January 22, 2001, we changed our fiscal year-end from September 30 to December 31. Accordingly, results are separately disclosed for the three-month transition period ended December 31, 2000.
(2)	Net revenues is revenues net of interest expense and the provision for loan losses.
(3)	Operating income is income before other income (loss), income taxes, discontinued operations and cumulative effect of accounting changes.
(4)	On May 31, 2005, we closed our E*TRADE Professional unit responsible for both proprietary and hybrid proprietary trading models. During the three months ended June 30, 2005, we decided to sell our RV and marine loan origination business. On June 30, 2004, we completed the sale of substantially all of the assets and liabilities of E*TRADE Access to Cardtronics, LP and Cardtronics, Inc. for $107.0 million in cash. We have reflected these businesses’ results of operations as discontinued operations for all periods presented.
(5)	For the nine months ended September 30, 2005, we recorded a credit of $1.6 million as the cumulative effect of an accounting change in connection with our adoption of SFAS No. 123(R), Share-Based Payment. In 2002, we recorded a $293.7 million charge in connection with the cumulative effect of accounting changes resulting from the adoption of SFAS No. 142, Goodwill and Other Intangible Assets. In the three months ended December 31, 2000, a cumulative effect of a change in accounting principle resulted from the implementation of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which requires that all derivatives be recorded on the balance sheet at fair value, with the initial application reported as the cumulative effect of a change in accounting principle.
(6)	For the nine months ended September 30, 2004 and year ended December 31, 2004, diluted net income per share is calculated using the ‘if converted’ method, which includes the additional dilutive impact assuming conversion of our subordinated convertible debt. Under the ‘if converted’ method, the per share numerator excludes the interest expense and related amortization of offering costs from the convertible debt, net of tax of $17.5 million and $20.0 million, respectively. The denominator includes the shares issuable from the assumed conversion of the convertible debt of 31.8 million and 25.8 million shares, respectively. For the other periods, the ‘if converted’ method is not used as its effect would be anti-dilutive.
(7)	The ratio of earnings to fixed charges is computed by dividing (i) income from continuing operations before income taxes, equity in income of investments and fixed charges by (ii) fixed charges. Fixed charges consists of interest expense and the portion of rental expense which is deemed to represent interest. Earnings were insufficient to cover fixed charges for the year ended December 31, 2001 by $254.8 million.

DESCRIPTION OF THE EQUITY UNITS

The following is a summary of some of the terms of the Equity Units. This summary, together with the summary of the terms of the purchase contracts, the purchase contract and pledge agreement and the notes set forth under the captions “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Notes” in this prospectus supplement, contain a description of all of the material terms of the Equity Units, but are not complete. We refer you to the forms of the purchase contract and pledge agreement and the form of note that have been filed as exhibits to the registration statement of which this prospectus supplement forms a part.

General

We will issue the Equity Units under the purchase contract and pledge agreement between us and              as purchase contract agent (the “purchase contract agent”) and             , as collateral agent, custodial agent and securities intermediary (the “collateral agent”). The Equity Units may be either Corporate Units or Treasury Units. The Equity Units will initially consist of          Corporate Units, each with a stated amount of $25.

Each Corporate Unit offered will initially consist of:

•	a purchase contract under which the holder will purchase from us on , 2008, which we refer to as the purchase contract settlement date, or upon early settlement, for $25, a number of shares of our Common Stock equal to the applicable settlement rate described under “Description of the Purchase Contracts—General” or “Description of the Purchase Contracts—Early Settlement,” as the case may be, and either:

•	a 1/40, or 2.5%, undivided beneficial ownership interest in a $1,000 principal amount subordinated note due 2018 issued by us, and under which we will (subject to our right to defer these payments) pay to the holder 1/40, or 2.5%, of the interest payment on a $1,000 principal amount note at the initial rate of %, or $ per year; or

•	following the occurrence of a special event redemption, the applicable ownership interest in a portfolio of U.S. Treasury securities, which we refer to as the Treasury portfolio.

“Applicable ownership interest” means, with respect to a Corporate Unit and the U.S. Treasury securities in the Treasury portfolio,

(1)	a 1/40, or 2.5%, undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that matures on or prior to (the day immediately prior to the purchase contract settlement date), and

(2)	for each scheduled interest payment date on the notes after the date of a special event redemption and on or before the purchase contract settlement date a % undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that mature on or prior to the business day immediately preceding such payment date.

The fair value of the Corporate Units we issue will be recorded in our financial statements based on an allocation between the purchase contracts and the notes in proportion to their respective fair market values. Under the purchase contract and pledge agreement, you will be deemed to have agreed to allocate          of the purchase price to your undivided interest in the notes and          to the purchase contracts, so your initial tax basis in each purchase contract will be $         and the initial tax basis in the undivided beneficial ownership interest in a note will be $        . This position will be binding on each beneficial owner of each Equity Unit, but not on the IRS.

So long as the units are in the form of Corporate Units, the related undivided beneficial ownership interest in the note or the applicable ownership interest in the Treasury portfolio, as the case may be, will be pledged to us through the collateral agent to secure the holders’ obligations to purchase our Common Stock under the related purchase contracts.

Creating Treasury Units by Substituting a Treasury Security for a Note

Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units, each holder of 40 Corporate Units may create, at any time on or prior to the seventh business day immediately preceding the purchase contract settlement date, 40 Treasury Units by substituting for a note a zero-coupon U.S. Treasury security (CUSIP No.             ) with a principal amount at maturity equal to $1,000 and maturing on             , the business day immediately preceding the purchase contract settlement date, which we refer to as a Treasury security. This substitution would create 40 Treasury Units and the note would be released to the holder and would be separately tradable from the Treasury Units. Because Treasury securities and notes are issued in integral multiples of $1,000, holders of Corporate Units may make the substitution only in integral multiples of 40 Corporate Units. If the Treasury portfolio has replaced the notes as a component of the Corporate Units, holders of Corporate Units may substitute Treasury securities for the applicable ownership interests in the Treasury portfolio only in integral multiples of              Corporate Units.

Each Treasury Unit will consist of:

•	a purchase contract under which the holder will purchase from us on the purchase contract settlement date, or upon early settlement, for $25, a number of shares of our Common Stock equal to the applicable settlement rate; and

•	a 1/40, or 2.5%, undivided beneficial ownership interest in a Treasury security.

The term “business day” means any day other than a Saturday or a Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed.

The Treasury Unit holder’s beneficial ownership interest in the Treasury security will be pledged to us through the collateral agent to secure the holder’s obligation to purchase our Common Stock under the related purchase contracts.

Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units, to create 40 Treasury Units, a holder is required to:

•	deposit with the collateral agent a Treasury security in the principal amount of $1,000, which must be purchased in the open market at the expense of the Corporate Unit holder (unless otherwise owned by the holder); and

•	transfer to the purchase contract agent 40 Corporate Units, accompanied by a notice stating that the holder of the Corporate Units has deposited a Treasury security with the collateral agent, and requesting that the purchase contract agent instruct the collateral agent to release the related note.

Upon receiving instructions from the purchase contract agent and receipt of the Treasury security, the collateral agent will release the related note from the pledge and deliver it to the purchase contract agent on behalf of the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 40 Corporate Units;

•	transfer the related note to the holder; and

•	deliver 40 Treasury Units to the holder.

The Treasury security will be substituted for the note and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our Common Stock under the related purchase contracts. The note thereafter will trade separately from the Treasury Units.

If the Treasury portfolio has replaced the notes as a component of the Corporate Units, the Corporate Unit holder will follow the same procedure to create a Treasury Unit, except the holder will have to deposit integral multiples of              Corporate Units and the purchase contract agent will transfer the related applicable ownership interests in the Treasury portfolio.

Holders who create Treasury Units or recreate Corporate Units, as discussed below, will be responsible for any fees or expenses payable to the collateral agent in connection with substitutions of collateral. See “Certain Provisions of the Purchase Contracts and the Purchase Contract and Pledge Agreement—Miscellaneous.”

Recreating Corporate Units

Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units, each holder of 40 Treasury Units will have the right, at any time on or prior to the seventh business day immediately preceding the purchase contract settlement date, to substitute for the related Treasury security held by the collateral agent a note having an aggregate principal amount equal to $1,000. This substitution would recreate 40 Corporate Units and the applicable Treasury security would be released to the holder and would be separately tradable from the Corporate Units. Because Treasury securities and notes are issued in integral multiples of $1,000, holders of Treasury Units may make this substitution only in integral multiples of 40 Treasury Units. If the Treasury portfolio has replaced the notes as a component of the Corporate Units, holders of Treasury Units may substitute applicable ownership interests in the Treasury portfolio for Treasury securities only in integral multiples of              Treasury Units.

Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units, to recreate 40 Corporate Units, a holder is required to:

•	deposit with the collateral agent a $1,000 principal amount note, which must be purchased in the open market at the expense of the Treasury Unit holder, unless otherwise owned by the holder; and

•	transfer to the purchase contract agent 40 Treasury Units, accompanied by a notice stating that the holder of the Treasury Units has deposited a $1,000 principal amount note with the collateral agent and requesting that the purchase contract agent instruct the collateral agent to release the related Treasury security.

Upon receiving instructions from the purchase contract agent and receipt of the $1,000 principal amount note, the collateral agent will release the related Treasury security from the pledge and deliver it to the purchase contract agent, on behalf of the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 40 Treasury Units;

•	transfer the related Treasury security to the holder; and

•	deliver 40 Corporate Units to the holder.

The $1,000 principal amount note will be substituted for the Treasury security and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase our Common Stock under the related purchase contracts. The Treasury security thereafter will trade separately from the Corporate Units.

If the Treasury portfolio has replaced the notes as a component of the Corporate Units, the Treasury Unit holder will follow the same procedure to create a Corporate Unit, except the holder will have to deposit integral multiples of              Treasury Units and must deposit              applicable ownership interests in the Treasury portfolio with the collateral agent, which must be purchased in the open market at the expense of the Treasury Unit holder, unless otherwise owned by the holder.

Current Payments

Holders of Corporate Units will receive quarterly cash distributions consisting of their pro rata share of interest payments on the notes attributable to the undivided beneficial ownership interest in the notes (or distributions on the applicable ownership interest in the Treasury portfolio if the notes have been replaced by the Treasury portfolio), equivalent to the rate of             % per year. There will be no distributions in respect of the Treasury securities that are a component of the Treasury Units, but the holders of the Treasury Units will continue to receive the scheduled quarterly interest payments on the notes that were released to them when the Treasury Units were created for as long as they hold the notes. We will make all payments on the Corporate Units and the Treasury Units quarterly in arrears on         ,         ,          and          of each year.

We may defer cash payments of interest on the notes, as described more fully under “Description of Notes—Option to Defer Interest Payment,” in which case we will accrue additional interest or, as applicable, accrue distributions on the deferred amounts at the applicable rate then borne by such notes, to the extent permitted by law. During any period that we are deferring interest on the notes, we will be restricted from making certain payments, including declaring or paying any dividends or making any distributions on, or redeeming, purchasing, acquiring or making a liquidation payment with respect to, shares of our capital stock as described under “Description of the Notes—Restrictions on Certain Payments, Including Deferral of Interest.”

Listing

We have applied for listing of Corporate Units on The New York Stock Exchange (the “NYSE”) under the symbol “ET Pr.” Unless and until substitution has been made as described in “—Creating Treasury Units by Substituting a Treasury Security for a Note” or “—Recreating Corporate Units,” neither the note or applicable ownership interest in the Treasury portfolio component of a Corporate Unit nor the Treasury security component of a Treasury Unit will trade separately from Corporate Units or Treasury Units. The note or applicable ownership interest in the Treasury portfolio component will trade as a unit with the purchase contract component of the Corporate Units, and the Treasury security component will trade as a unit with the purchase contract component of the Treasury Units. In addition, if Treasury Units or notes are separately traded to a sufficient extent that the applicable exchange listing requirements are met, we will endeavor to cause the Treasury Units or notes to be listed on the exchange on which the Corporate Units are then listed, including, if applicable, the NYSE.

Voting and Certain Other Rights

Holders of purchase contracts forming part of the Corporate Units or Treasury Units, in their capacities as such holders, will have no voting or other rights in respect of our Common Stock.

Repurchase of the Equity Units

We may purchase from time to time any of the Equity Units offered by this prospectus supplement that are then outstanding by tender, in the open market, by private agreement or otherwise.

DESCRIPTION OF THE PURCHASE CONTRACTS

The following description is a summary of some of the terms of the purchase contracts. The purchase contracts will be issued pursuant to the purchase contract and pledge agreement between us, the purchase contract agent and the collateral agent. The description of the purchase contracts and the purchase contract and pledge agreement in this prospectus supplement contain a summary of their material terms but do not purport to be complete, and reference is hereby made to the form of the purchase contract and pledge agreement that is filed as an exhibit to the registration statement of which this prospectus supplement forms a part.

Purchase of Common Stock

Each purchase contract that is a part of a Corporate Unit or a Treasury Unit will obligate its holder to purchase, and us to sell, on             , 2008, the purchase contract settlement date (unless the purchase contract terminates prior to that date or is settled early at the holder’s option), a number of shares of our Common Stock equal to the settlement rate, for $25 in cash. The number of shares of our Common Stock issuable upon settlement of each purchase contract on the purchase contract settlement date (which we refer to as the “settlement rate”) will be determined as follows, subject to adjustment as described under “—Anti-Dilution Adjustments” below:

(1)	If the applicable market value of our Common Stock is greater than or equal to $ , the “threshold appreciation price,” the settlement rate will be (the “minimum settlement rate”).

Accordingly, if the market value for the Common Stock increases between the date of this prospectus supplement and the period during which the applicable market value is measured and the applicable market value is greater than the threshold appreciation price, the aggregate market value of the shares of Common Stock issued upon settlement of each purchase contract will be higher than the stated amount, assuming that the market price of the Common Stock on the purchase contract settlement date is the same as the applicable market value of the Common Stock. If the applicable market value is the same as the threshold appreciation price, the aggregate market value of the shares issued upon settlement will be equal to the stated amount, assuming that the market price of the Common Stock on the purchase contract settlement date is the same as the applicable market value of the Common Stock.

(2)	If the applicable market value of our Common Stock is less than the threshold appreciation price of $ but greater than $ , the “reference price,” the settlement rate will be a number of shares having a value, based on the applicable market value, equal to $25.

Accordingly, if the market value for the Common Stock increases between the date of this prospectus supplement and the period during which the applicable market value is measured, but the applicable market value does not exceed the threshold appreciation price, the aggregate market value of the shares of Common Stock issued upon settlement of each purchase contract will be equal to the stated amount, assuming that the market price of the Common Stock on the purchase contract settlement date is the same as the applicable market value of the Common Stock.

(3)	If the applicable market value of our Common Stock is less than or equal to the reference price of $ , the settlement rate will be (the “maximum settlement rate”).

Accordingly, if the market value for the Common Stock decreases between the date of this prospectus supplement and the period during which the applicable market value is measured and the applicable market value is less than the reference price, the aggregate market value of the shares of Common Stock issued upon settlement of each purchase contract will be less than the stated amount, assuming that the market price on the purchase contract settlement date is the same as the applicable market value of the Common Stock. If the applicable market value is the same as the reference price, the aggregate market value of the shares will be equal to the stated amount, assuming that the market price of the Common Stock on the purchase contract settlement date is the same as the applicable market value of the Common Stock.

If you elect to settle your purchase contract early in the manner described under “—Early Settlement,” the number of shares of our Common Stock issuable upon settlement of such purchase contract will be             , the minimum settlement rate, subject to adjustment as described under “—Anti-Dilution Adjustments.” We refer to the minimum settlement rate and the maximum settlement rate collectively as the fixed settlement rates.

“Applicable market value” means the average of the closing price per share of our Common Stock on the New York Stock Exchange on each of the twenty consecutive trading days ending on the third trading day immediately preceding the purchase contract settlement date, subject to adjustment as set forth in “—Anti-Dilution Adjustments.” The reference price is the                  price of our Common Stock. The threshold appreciation price represents a         % appreciation over the reference price.

The term “closing price” of shares of our Common Stock means, on any date of determination (1) the closing sale price (or, if no closing sale price is reported, the reported last sale price) of shares of our Common Stock on The New York Stock Exchange on such date or, if shares of our Common Stock are not listed for trading on The New York Stock Exchange on any such date, as reported in the composite transactions for the principal United States securities exchange on which the shares of our Common Stock are so listed, or if shares of our Common Stock are not so listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market or (2) if shares of our Common Stock are not so reported, the last quoted bid price for the shares of our Common Stock in the over-the-counter market as reported by the National Quotation Bureau or a similar organization, or, if such bid price is not available, the average of the mid-point of the last bid and ask prices of shares of our Common Stock on such date from at least three nationally recognized independent investment banking firms retained by us for this purpose.

The term “trading day” means a day on which the shares of our Common Stock:

•	are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

•	have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of our Common Stock.

We will not issue any fractional shares of our Common Stock upon settlement of a purchase contract. Instead of a fractional share, the holder will receive an amount of cash equal to such fraction multiplied by the applicable market value. If, however, a holder surrenders for settlement at one time more than one purchase contract, then the number of shares of our Common Stock issuable pursuant to such purchase contracts will be computed based upon the aggregate number of purchase contracts surrendered.

Unless:

•	a holder has settled early the related purchase contracts by delivery of cash to the purchase contract agent in the manner described under “—Early Settlement” or “—Early Settlement Upon Cash Merger;”

•	a holder of Corporate Units has settled the related purchase contracts with separate cash in the manner described under “—Notice to Settle with Cash;”

•	an event described under “—Termination” has occurred,

then, on the purchase contract settlement date,

•	in the case of Corporate Units where there has been a successful remarketing, the portion of the proceeds from the remarketing equal to the principal amount of the notes remarketed will automatically be applied to satisfy in full the holder’s obligations to purchase our Common Stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units;

•

in the case of Corporate Units where there has not been a successful remarketing and the Treasury portfolio has not replaced the notes as a component of the Corporate Units, unless holders of Corporate

Units elect not to exercise their put right by delivering cash to settle their purchase contracts, such holders will be deemed to have elected to apply the put price to satisfy in full the holder’s obligations to purchase our Common Stock under the related purchase contracts;

•	in the case of Corporate Units where the Treasury portfolio has replaced the notes as a component of the Corporate Units, proceeds of the appropriate applicable ownership interests in the Treasury portfolio when paid at maturity equal to the stated amount of $25 per Corporate Unit will automatically be applied to satisfy in full the holder’s obligation to purchase Common Stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units; and

•	in the case of Treasury Units, the proceeds of the related Treasury securities, when paid at maturity, will automatically be applied to satisfy in full the holder’s obligation to purchase our Common Stock under the related purchase contracts.

The Common Stock will then be issued and delivered to the holder or the holder’s designee, upon presentation and surrender of the certificate evidencing the Corporate Units or Treasury Units, if in certificated form, and payment by the holder of any transfer or similar taxes payable in connection with the issuance of the Common Stock to any person other than the holder.

Prior to the settlement of a purchase contract, the shares of our Common Stock underlying each purchase contract will not be outstanding, and the holder of the purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our Common Stock by virtue of holding such purchase contract.

By purchasing a Corporate Unit or a Treasury Unit, a holder will be deemed to have, among other things:

•	irrevocably appointed the purchase contract agent as its attorney-in-fact to enter into and perform the purchase contract and the related purchase contract and pledge agreement in the name of and on behalf of such holder; and

•	agreed to be bound by the terms and provisions of the Corporate Units and Treasury Units and perform its obligations under the related purchase contract and the purchase contract and pledge agreement.

In addition, each beneficial owner of an Equity Unit, by acceptance of the beneficial interest therein, will be deemed to have agreed (i) to treat itself as the owner of the related note, applicable ownership interests in the Treasury portfolio or Treasury security, as the case may be, for U.S. federal income tax purposes and (ii) not to treat the notes as contingent payment debt instruments for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences.”

Remarketing

Pursuant to the remarketing agreement among Morgan Stanley & Co. Incorporated, as the remarketing agent, us and the purchase contract agent (as attorney-in-fact of the holders), unless a special event redemption or a termination event has occurred, remarketing of the notes underlying the Corporate Units will be attempted on             , 2008 (the fifth business day immediately preceding the purchase contract settlement date) and, if the remarketing on such date fails, on             , 2008 (the fourth business day immediately preceding the purchase contract settlement date) and, if the remarketing on that date fails, on             , 2008 (the third business day immediately preceding the purchase contract settlement date). The remarketing agent will use its reasonable efforts to obtain a price for the notes to be remarketed that results in proceeds of at least 100% of the aggregate principal amount of such notes. To obtain that price, the remarketing agent will reset the interest rate on the notes, as described under “Description of the Notes—Interest Rate Reset.” Settlement of a successful remarketing, and the effective date of the reset rate, will occur on the purchase contract settlement date.

Corporate Unit holders have the option to notify the purchase contract agent on or prior to the seventh business day immediately preceding the purchase contract settlement date of their intention to settle the related purchase contracts with separate cash and provide such cash on or prior to the sixth business day immediately preceding the purchase contract settlement date. The notes of any holder who has failed to give this notice and deliver such cash will be remarketed on              (the fifth business day immediately preceding the purchase contract settlement date), and, if necessary, on              (the fourth business day immediately preceding the purchase contract settlement date), and, if necessary, on              (the third business day immediately preceding the purchase contract settlement date). In addition, holders of notes that do not underlie Corporate Units may elect to participate in the remarketing as described under “Description of the Notes—Optional Remarketing of Notes that are not Included in Corporate Units.”

The terms of the notes following the remarketing will not be known until the remarketing is affected, which will occur after holders have made their determination whether to participate in the remarketing.

Upon a successful remarketing, the portion of the proceeds equal to the aggregate principal amount of the notes will automatically be applied to satisfy in full the Corporate Unit holders’ obligations to purchase Common Stock under the related purchase contracts. If any proceeds remain after this application, the remarketing agent will remit such remaining proceeds to the purchase contract agent for the benefit of the holders. We will separately pay a fee to the remarketing agent. Holders whose notes are remarketed will not be responsible for the payment of any remarketing fee in connection with the remarketing.

Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units as a result of a special event redemption, if (1) despite using its reasonable efforts, the remarketing agent cannot remarket the related notes prior to or on             , 2008 (the third business day immediately preceding the purchase contract settlement date), other than to us, at a price equal to or greater than 100% of the aggregate principal amount of the notes, or (2) the remarketing has not occurred because a condition precedent to the remarketing has not been fulfilled, in each case resulting in a failed final remarketing, holders of all notes will have the right to put their notes to us for an amount equal to the principal amount of their notes on the purchase contract settlement date. A holder of Corporate Units will be deemed to have automatically exercised this put right with respect to the notes underlying such Corporate Units unless, prior to 5:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, such holder provides a written notice of an intention to settle the related purchase contracts with separate cash and on or prior to the business day immediately preceding the purchase contract settlement date delivers to the collateral agent $25 in cash per Corporate Unit. Such settlement with separate cash may only be effected in integral multiples of 40 Corporate Units. Unless a holder of Corporate Units has settled the related purchase contracts with separate cash on or prior to the purchase contract settlement date, such holder will be deemed to have elected to apply the put price against such holder’s obligations to purchase our Common Stock under the related purchase contracts, thereby satisfying such obligations in full, and we will deliver to such holder our Common Stock pursuant to the related purchase contracts.

If there has not been a successful remarketing on or prior to             , 2008 (the third business day immediately preceding the purchase contract settlement date), we will cause a notice of the failure of remarketing of the notes to be published before 9:00 a.m., New York City time, on             , 2008 (the second business day immediately preceding the purchase contract settlement date). The notice to be published will be validly published by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service. In addition, we will request, not later than 20 business days prior to the first remarketing date, that the depositary notify its participants holding notes, Corporate Units and Treasury Units of the remarketing, including the procedures that must be followed by a note holder in the case of a failed remarketing on the final remarketing date if a note holder wishes to exercise its right to put its notes to us as described in this prospectus supplement. We will use commercially reasonable efforts to ensure that a registration statement with regard to the full amount of the notes to be remarketed will be effective in a form that may be used by the remarketing agent in connection with the remarketing process (unless such registration statement is not required under the applicable laws and regulations that are in effect at that time).

In connection with the remarketing, we may also elect to modify various provisions of the indenture as we may determine, which will become effective upon a successful remarketing on the purchase contract settlement date. See “Description of the Notes—Modification of the Terms of the Notes in Connection with a Successful Remarketing.”

Early Settlement

Subject to the conditions described below, a holder of Corporate Units or Treasury Units may settle the related purchase contracts at any time prior to 5:00 p.m., New York City time, on the seventh business day immediately preceding the purchase contract settlement date, in the case of Corporate Units, or the second business day immediately preceding the purchase contract settlement date, in the case of Treasury Units. Such early settlement may only be made in integral multiples of 40 purchase contracts. If the Treasury portfolio has replaced the notes as a component of the Corporate Units, holders of Corporate Units may settle early only in integral multiples of              Corporate Units prior to 5:00 p.m., New York City time, on the second business day immediately preceding the purchase contract settlement date. In order to settle purchase contracts early, a holder of Equity Units must deliver to the purchase contract agent (1) a completed “Election to Settle Early” form, along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form and (2) a cash payment in immediately available funds in an amount equal to $25 times the number of purchase contracts being settled.

So long as you hold Equity Units as a beneficial interest in a global security certificate deposited with the depositary, procedures for early settlement will also be governed by standing arrangements between the depositary and the purchase contract agent.

The early settlement right is also subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act of 1933 in effect and an available prospectus covering the shares of Common Stock and other securities, if any, deliverable upon settlement of a purchase contract. We have agreed that, if required under the U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have a registration statement in effect covering those shares of Common Stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement right (it being understood that if there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to provide such a prospectus, and the early settlement right will not be available, until we have publicly disclosed such transaction or development, provided that we will use our commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so).

Upon early settlement, we will sell, and the holder will buy, the minimum settlement rate of                  shares of our Common Stock for each purchase contract being settled (regardless of the market price of one share of our Common Stock on the date of early settlement), subject to adjustment under the circumstances described under “—Anti-Dilution Adjustments” below. We will cause (1) the shares of our Common Stock to be issued and (2) the related notes, applicable ownership interests in the Treasury portfolio or Treasury securities, as the case may be, underlying the Equity Units and securing such purchase contracts to be released from the pledge under the purchase contract and pledge agreement, and delivered within three business days following the early settlement date, in each case to the purchase contract agent for delivery to the holder.

If the purchase contract agent receives a completed “Election to Settle Early” form, along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form, and payment of $25 for each purchase contract being settled prior to 5:00 p.m., New York City time, on any business day and all conditions to early settlement have been satisfied, then that day will be considered the early settlement date. If the purchase contract agent receives the foregoing on or after 5:00 p.m., New York City time, on any business day or at any time on a day that is not a business day, then the next business day will be considered the settlement date.

Early Settlement Upon Cash Merger

Prior to the purchase contract settlement date, if we are involved in a consolidation with or merger into any other person or any merger of another person into us (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our Common Stock), or any sale of all or substantially all of our assets, in each case in which 30% or more of the total consideration paid to our shareholders consists of cash or cash equivalents, which we refer to as a cash merger, a holder of Equity Units may settle the related purchase contracts early with cash, in integral multiples of 40 purchase contracts, at the applicable settlement rate in effect immediately prior to the closing of the cash merger. We refer to this right as the “merger early settlement right.” If the Treasury portfolio has replaced the notes as a component of the Corporate Units, holders of Corporate Units may exercise the merger early settlement right only in integral multiples of              Corporate Units. The merger early settlement right is subject to the condition that at such time, if so required under the U.S. federal securities laws, there is in effect a registration statement and an available prospectus covering the Common Stock and other securities to be delivered pursuant to the purchase contracts being settled. We have agreed that, if required under the U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have in effect a registration statement covering the Common Stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement upon a cash merger.

We will provide each holder of Equity Units with a notice of the completion of a cash merger within five business days thereof. The notice will specify a date, which shall be at least five days after the date of the notice but no later than the earlier of 20 days after the date of such notice and five business days prior to the purchase contract settlement date, on which merger early settlement will occur. The notice will set forth, among other things, the applicable settlement rate and the amount of the cash, securities and other consideration receivable by the holder upon settlement. To exercise the merger early settlement right, a holder must deliver to the purchase contract agent, at least three business days before the merger early settlement date, the certificate evidencing your Corporate Units or Treasury Units, if in certificated form, and payment of the applicable purchase price in immediately available funds.

If a holder exercises the merger early settlement right, we will deliver to such holder on the merger early settlement date the kind and amount of securities, cash or other property that such holder would have been entitled to receive if it had settled the purchase contract immediately before the cash merger at the settlement rate in effect at such time. Such holder will also receive the aggregate principal amount of notes underlying its beneficial ownership interests in notes, the applicable ownership interests in the Treasury portfolio or the Treasury securities underlying its Corporate Units or Treasury Units, as the case may be. If a holder does not elect to exercise the merger early settlement right, its Corporate Units or Treasury Units will remain outstanding and subject to normal settlement on the purchase contract settlement date.

Notice to Settle with Cash

Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units, a holder of Corporate Units may settle the related purchase contract with separate cash by delivering the Corporate Unit certificate, if in certificated form, at the offices of the purchase contract agent with the completed “Notice to Settle with Cash” form prior to 5:00 p.m., New York City time, on the seventh business day immediately preceding the purchase contract settlement date. Holders of Corporate Units may only cash settle purchase contracts in integral multiples of 40 purchase contracts.

The holder must also deliver to the collateral agent a cash payment in immediately available funds. Such payment must be delivered prior to 5:00 p.m., New York City time, on the sixth business day immediately preceding the purchase contract settlement date.

Upon receipt of the cash payment, the related note will be released from the pledge arrangement and transferred to the purchase contract agent for distribution to the holder of the related Corporate Units. The holder of the Corporate Units will then receive the applicable number of shares of our Common Stock on the purchase contract settlement date.

If a holder of Corporate Units that has given notice of its intention to settle with cash fails to deliver the cash by the applicable time and date specified above, the notes underlying such holder’s Corporate Units will automatically be remarketed, or if there is a failed final remarketing such notes will be put to us, as described under “—Remarketing” above.

Any cash received by the collateral agent upon cash settlement will be invested promptly in permitted investments, as defined in the purchase contract and pledge agreement, and paid to us on the purchase contract settlement date. Any funds received by the collateral agent in respect of the investment earnings from such investments will be distributed to the purchase contract agent for payment to the holders who settled with cash.

Anti-Dilution Adjustments

Each fixed settlement rate will be adjusted, without duplication, if certain events occur:

1.	We pay dividends (or make other distributions) on our Common Stock in our Common Stock.

2.	We issue to all holders of our Common Stock rights, warrants or options (other than pursuant to any dividend reinvestment or share purchase plans) entitling them, for a period of up to 45 days, to subscribe for or purchase our Common Stock at less than the “current market price,” as defined below, of our Common Stock.

3.	We subdivide, split or combine of our Common Stock.

4.	We distribute to all holders of our Common Stock evidences of our indebtedness, shares of capital stock, securities, cash or property (excluding any dividend or distribution covered by clauses (1) or (2) above and any dividend or distribution paid exclusively in cash), in which event each fixed settlement rate will be multiplied by a fraction,

•	the numerator of which will be the current market price of our Common Stock and

•	the denominator of which will be the current market price of our Common Stock minus the fair market value, as determined by our board of directors, of the portion of the distribution applicable to one share of Common Stock.

In the event that we make a distribution to all holders of our Common Stock consisting of capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, each fixed settlement rate will be adjusted based on the market value of the securities being distributed relative to the market value of our Common Stock, in each case based on the average of the closing sale prices of those securities for the 10 trading days commencing on and including the fifth trading day after the “ex-date” for such distribution.

5.	We make a distribution consisting exclusively of cash to all holders of our Common Stock, (excluding any dividend or distribution in connection with our liquidation, dissolution or termination) in which event each fixed settlement rate will be multiplied by a fraction,

•	the numerator of which will be the current market price of our Common Stock and

•	the denominator of which will be the current market price of our Common Stock minus the amount per share of such dividend or distribution.

6.	We or any of our subsidiaries successfully completes a tender or exchange offer for our Common Stock to the extent that the cash and the value of any other consideration included in the payment per share of our Common Stock exceeds the closing price of our Common Stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, in which event each fixed settlement rate will be multiplied by a fraction,

•	the numerator of which will be the sum of (i) the fair market value, as determined by our board of directors, of the aggregate consideration payable for all shares of our Common Stock that we purchase in such tender or exchange offer and (ii) the product of the number of shares of our Common Stock outstanding less any such purchased shares and the closing price of our Common Stock on the trading day next succeeding the expiration of the tender or exchange offer and

•	the denominator of which will be the product of the number of shares of our Common Stock outstanding, including any such purchased shares, and the closing price of our Common Stock on the trading day next succeeding the expiration of the tender or exchange offer.

The term “current market price” per share of our Common Stock on any day means the average of the daily closing prices for each of the 20 consecutive trading days ending on the earlier of the day in question and the day before the “ex date” with respect to the issuance or distribution requiring such computation. For purposes of this paragraph and paragraph (4) above, the term “ex date,” when used with respect to any issuance or distribution, will mean the first date on which the shares of our Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

To the extent that our shareholders’ right agreement dated July 9, 2001 or future rights plan adopted by us is in effect upon settlement of a purchase contract, you will receive, in addition to the Common Stock, the rights under the rights plan, unless, prior to the settlement of a purchase contract, the rights have separated from the Common Stock, in which case each fixed settlement rate will be adjusted at the time of separation as if we made a distribution to all holders of our Common Stock as described in clause (4) above.

In the event of certain consolidations, mergers, sales or transfers of assets, share exchanges or other reorganization events, pursuant to which our Common Stock is converted into the right to receive other securities, cash or property, each holder of Corporate Units or Treasury Units will receive on the purchase contract settlement date or any merger early settlement date, in lieu of shares of Common Stock, the kind and amount of securities, cash or property receivable upon any such transaction by the holder of one share of Common Stock, multiplied by the applicable settlement rate.

In addition, we may make such increases in each fixed settlement rate as we deem advisable. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed settlement rate.

In the event of a taxable distribution to holders of shares of our Common Stock that results in an adjustment of each fixed settlement rate or an increase in each fixed settlement rate in our discretion, holders of Corporate Units and Treasury Units may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. See “Material U.S. Federal Income Tax Consequences—Purchase Contracts—Adjustment to the Settlement Rate.”

Adjustments to each fixed settlement rate will be calculated to the nearest 1/10,000th of a share.

Whenever the fixed settlement rates are adjusted, we must deliver to the purchase contract agent a certificate setting forth each fixed settlement rate, detailing the calculation of each fixed settlement rate and describing the facts upon which the adjustment is based. In addition, we must notify the holders of Corporate Units and Treasury Units of the adjustment within ten business days of any event requiring such adjustment and describe in reasonable detail the method by which each fixed settlement rate was adjusted.

Each adjustment to the fixed settlement rates will result in a corresponding adjustment to the number of shares of our Common Stock issuable upon early settlement of a purchase contract.

If an adjustment is made to the fixed settlement rates, an adjustment also will be made to the applicable market value solely to determine which of the clauses of the definition of settlement rate will be applicable on the purchase contract settlement date or any merger early settlement date.

Termination

The purchase contract and pledge agreement provides that the purchase contracts and the obligations and rights of us and of the holders of Corporate Units and Treasury Units thereunder (including the holders’

obligation and right to purchase and receive shares of our Common Stock) will immediately and automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us.

Upon any termination, the collateral agent will release the related interests in the notes, applicable ownership interests in the Treasury portfolio, or Treasury securities, as the case may be, from the pledge arrangement and transfer such interests in the notes, applicable ownership interests in the Treasury portfolio, or Treasury securities to the purchase contract agent for distribution to the holders of Corporate Units and Treasury Units. If a holder would otherwise have been entitled to receive less than $1,000 principal amount at maturity of any Treasury security upon termination of the purchase contract, the purchase contract agent will dispose of the security for cash and pay the cash to the holder. Upon any termination, however, such release and distribution may be subject to a delay. In the event that we become the subject of a case under the U.S. Bankruptcy Code, such delay may occur as a result of the automatic stay under the U.S. Bankruptcy Code and continue until such automatic stay has been lifted. We expect any such delay to be limited. Moreover, claims arising out of the notes will be subject to the equitable jurisdiction and powers of the bankruptcy court. For example, although we do not believe such an argument would prevail, following the termination of the purchase contracts, a party in interest in the bankruptcy proceeding might argue that the holders of notes should be treated as equity holders, rather than creditors, in the bankruptcy proceeding.

Pledged Securities and Pledge

The undivided beneficial ownership interests in the notes, or, following a special event redemption, the applicable ownership interests in the Treasury portfolio, that are a component of the Corporate Units or, if substituted, the beneficial ownership interest in the Treasury securities that are a component of the Treasury Units, collectively, the “pledged securities,” will be pledged to the collateral agent for our benefit pursuant to the purchase contract and pledge agreement to secure your obligation to purchase shares of our Common Stock under the related purchase contracts. The rights of the holders of the Corporate Units and Treasury Units with respect to such pledged securities will be subject to our security interest therein. No holder of Corporate Units or Treasury Units will be permitted to withdraw the pledged securities related to such Corporate Units or Treasury Units from the pledge arrangement except:

•	in the case of Corporate Units, to substitute a Treasury security for the related note or the applicable ownership interests in the Treasury portfolio, as the case may be, as provided under “Description of the Equity Units—Creating Treasury Units by Substituting a Treasury Security for a Note;”

•	in the case of Treasury Units, to substitute a note, or the applicable ownership interests in the Treasury portfolio, as the case may be, for the related Treasury security, as provided under “Description of the Equity Units—Recreating Corporate Units;” and

•	upon early settlement, cash settlement or termination of the related purchase contracts.

Subject to our security interest and the terms of the purchase contract and pledge agreement, each holder of Corporate Units, unless the Treasury portfolio has replaced the notes as a component of the Corporate Units, will be entitled through the purchase contract agent and the collateral agent to all of the proportional rights and preferences of the related notes (including distribution, voting, redemption, repayment and liquidation rights). Each holder of Treasury Units and each holder of Corporate Units, if the Treasury portfolio has replaced the notes as a component of the Corporate Units, will retain beneficial ownership of the related Treasury securities or the applicable ownership interests in the Treasury portfolio, as applicable, pledged in respect of the related purchase contracts. We will have no interest in the pledged securities other than our security interest.

Except as described in “Certain Provisions of the Purchase Contract and Pledge Agreement—General,” upon receipt of distributions on the pledged securities, the collateral agent will distribute such payments to the purchase contract agent, which in turn will distribute those payments to the holders in whose names the Corporate Units or Treasury Units are registered at the close of business on the record date preceding the date of such distribution.

CERTAIN PROVISIONS OF

THE PURCHASE CONTRACT AND PLEDGE AGREEMENT

General

Except as described under “—Book-Entry System” below, payments on the Corporate Units and Treasury Units will be payable, the purchase contracts will be settled and transfers of the Corporate Units and Treasury Units will be registrable at the office of the purchase contract agent in the Borough of Manhattan, The City of New York. In addition, if the Corporate Units or Treasury Units do not remain in book-entry form, we have the option to make payments on the Corporate Units and Treasury Units by check mailed to the address of the person entitled thereto as shown on the security register or by a wire transfer to the account designated by the holder by a prior written notice.

Shares of Common Stock will be delivered on the purchase contract settlement date (or earlier upon early settlement), or, if the purchase contracts have terminated, the related pledged securities will be delivered (potentially after a delay as a result of the imposition of the automatic stay under the Bankruptcy Code. See “Description of the Purchase Contracts—Termination”) at the office of the purchase contract agent upon presentation and surrender of the applicable Corporate Unit or Treasury Unit certificate, if in certificated form.

If Corporate Units or Treasury Units are in certificated form and the holder fails to present and surrender the certificate evidencing the Corporate Units or Treasury Units to the purchase contract agent on or prior to the purchase contract settlement date, the shares of Common Stock issuable upon settlement of the related purchase contract will be registered in the name of the purchase contract agent. The shares, together with any distributions, will be held by the purchase contract agent as agent for the benefit of the holder until the certificate is presented and surrendered or the holder provides satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the purchase contract agent and us.

If the purchase contracts terminate prior to the purchase contract settlement date, the related pledged securities are transferred to the purchase contract agent for distribution to the holders, and a holder fails to present and surrender the certificate evidencing the holder’s Corporate Units or Treasury Units, if in certificated form, to the purchase contract agent, the related pledged securities delivered to the purchase contract agent and payments on the pledged securities will be held by the purchase contract agent as agent for the benefit of the holder until the applicable certificate is presented, if in certificated form, or the holder provides the evidence and indemnity described above.

No service charge will be made for any registration of transfer or exchange of the Corporate Units or Treasury Units, except for any tax or other governmental charge that may be imposed in connection therewith.

The purchase contract agent will have no obligation to invest or to pay interest on any amounts held by the purchase contract agent pending payment to any holder.

Modification

The purchase contract and pledge agreement will contain provisions permitting us and the purchase contract agent, and the collateral agent, to modify the purchase contract and pledge agreement without the consent of the holders for any of the following purposes:

•	to evidence the succession of another person to our obligations;

•	to add to the covenants for the benefit of holders or to surrender any of our rights or powers under those agreements;

•	to evidence and provide for the acceptance of appointment of a successor purchase contract agent or a successor collateral agent or securities intermediary;

•	to make provision with respect to the rights of holders pursuant to adjustments in the settlement rate due to consolidations, mergers or other reorganization events; and

•	to cure any ambiguity, to correct or supplement any provisions that may be inconsistent with any other provision or to make such other provisions in regard to matters or questions arising under the purchase contract and pledge agreement that do not adversely affect the interests of any holders of Equity Units, provided that any amendment made solely to conform the provisions of the purchase contract and pledge agreement to the description of the Equity Units and the purchase contracts contained in this prospectus supplement will not be deemed to adversely affect the interests of the holders.

The purchase contract and pledge agreement will contain provisions preventing us and the purchase contract agent, and the collateral agent, subject to certain limited exceptions, from modifying the terms of the purchase contracts and the purchase contract and pledge agreement without the consent of the holders of not less than a majority of the outstanding purchase contracts. However, no such modification may, without the consent of the holder of each outstanding purchase contract affected thereby:

•	change any payment date;

•	impair the right to institute suit for the enforcement of a purchase contract;

•	except as required pursuant to any anti-dilution adjustment, reduce the number of shares of our Common Stock purchasable under a purchase contract, increase the purchase price of the shares of our Common Stock on settlement of any purchase contract, change the purchase contract settlement date or the right to early settlement or cash merger early settlement or otherwise adversely affect the holder’s rights under a purchase contract in any material respect;

•	change the amount or type of collateral required to be pledged to secure a holder’s obligations under the purchase contract, impair the right of the holder of any purchase contract to receive distributions on such collateral, or otherwise adversely affect the holder’s rights in or to such collateral; or

•	reduce the above-stated percentage of outstanding purchase contracts whose holders’ consent is required for the modification or amendment of the provisions of the purchase contracts and the purchase contract and pledge agreement;

provided that if any amendment or proposal would adversely affect only the Corporate Units or only the Treasury Units, then only the affected voting group of holders will be entitled to vote on such amendment or proposal, and such amendment or proposal will not be effective except with the consent of the holders of not less than a majority of such voting group or, if referred to in the first through sixth bullets above, all of the holders of such voting group.

No Consent to Assumption

Each holder of a Corporate Unit or a Treasury Unit will be deemed under the terms of the purchase contract and pledge agreement, by the purchase of such Corporate Unit or Treasury Unit, to have expressly withheld any consent to the assumption (i.e., affirmance) of the related purchase contracts by us, our receiver, liquidator or trustee in the event that we become the subject of a case under the U.S. Bankruptcy Code or other similar state or federal law providing for reorganization or liquidation.

Consolidation, Merger and Conveyance of Assets as an Entirety

The purchase contract and pledge agreement provide that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any other person, unless:

•	we will be the continuing corporation; or

•	the successor corporation or person that acquires all or substantially all of our assets:

•	will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

•	will expressly assume all of our obligations under the purchase contract and pledge agreement, the indenture and the remarketing agreement; and

immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions thereunder.

Title

We, the purchase contract agent and the collateral agent may treat the registered owner of any Corporate Units or Treasury Units as the absolute owner of the Corporate Units or Treasury Units for the purpose of making payment, settling the related purchase contracts and for all other purposes.

Replacement of Equity Unit Certificates

In the event that physical certificates have been issued, any mutilated Corporate Unit or Treasury Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent. Corporate Unit or Treasury Unit certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to us and the purchase contract agent. In the case of a destroyed, lost or stolen Corporate Unit or Treasury Unit certificate, an indemnity satisfactory to the purchase contract agent and us may be required at the expense of the holder before a replacement certificate will be issued.

Notwithstanding the foregoing, we will not be obligated to issue any Corporate Unit or Treasury Unit certificates on or after the business day immediately preceding the earliest of any early settlement date, any merger early settlement date, the purchase contract settlement date or the date on which the purchase contracts have terminated. The purchase contract and pledge agreement will provide that, in lieu of the delivery of a replacement Corporate Unit or Treasury Unit certificate following any of these dates, the purchase contract agent, upon delivery of the evidence and indemnity described above, will deliver the shares of Common Stock issuable pursuant to the purchase contracts included in the Corporate Units or Treasury Units evidenced by the certificate, or, if the purchase contracts have terminated prior to the purchase contract settlement date, transfer the pledged securities included in the Corporate Units or Treasury Units evidenced by the certificate.

Governing Law

The purchase contracts and the purchase contract and pledge agreement will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Purchase Contract Agent

             will be the purchase contract agent. The purchase contract agent will act as the agent for the holders of Corporate Units and Treasury Units. The purchase contract agent will not be obligated to take any discretionary action in connection with a default under the terms of the Corporate Units, the Treasury Units or the purchase contract and pledge agreement.

The purchase contract and pledge agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract and pledge agreement also will contain provisions under which the purchase contract agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.

Information Concerning the Collateral Agent

             will be the collateral agent. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Corporate Units and the Treasury Units except for the obligations owed by a pledgee of property to the owner thereof under the purchase contract and pledge agreement and applicable law.

The purchase contract and pledge agreement will contain provisions limiting the liability of the collateral agent. The purchase contract and pledge agreement also will contain provisions under which the collateral agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.

Since              is serving as both the collateral agent and the purchase contract agent, if an event of default, except an event of default occurring as a result of a failed remarketing, occurs under the purchase contract and pledge agreement,              will resign as the collateral agent but remain as the purchase contract agent. We will then select a new collateral agent in accordance with the terms of the purchase contract and pledge agreement.

Miscellaneous

The purchase contract and pledge agreement will provide that we will pay all fees and expenses related to (1) the retention of the collateral agent and (2) the enforcement by the purchase contract agent of the rights of the holders of the Corporate Units and Treasury Units. Holders who elect to substitute the related pledged securities, thereby creating Treasury Units or recreating Corporate Units, however, will be responsible for any fees or expenses payable in connection with such substitution, as well as for any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted. We will not be responsible for any such fees or expenses.

Book-Entry System

The Depository Trust Company, or DTC, which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the Corporate Units and Treasury Units. The Corporate Units and Treasury Units will be issued only as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate number of Corporate Units and Treasury Units, will be issued and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Corporate Units and Treasury Units so long as the Corporate Units and Treasury Units are represented by global security certificates.

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by The New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

We will issue the Corporate Units and Treasury Units in definitive certificated form if the depositary notifies us that it is unwilling or unable to continue as depositary or the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global security certificate may be exchanged for definitive certificated Corporate Units or Treasury Units upon request by or on behalf of the depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under such Corporate Units or Treasury Units. If we determine at any time that the Corporate Units or Treasury Units shall no longer be represented by global security certificates, we will inform the depositary of such determination who will, in turn, notify participants of their right to withdraw this beneficial interest from the global security certificates, and if such participants elect to withdraw their beneficial interests, we will issue certificates in definitive form in exchange for such beneficial interests in the global security certificates. Any global Corporate Unit or Treasury Unit, or portion thereof, that is exchangeable pursuant to this paragraph will be exchangeable for Corporate Unit or Treasury Unit certificates, as the case may be, registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Corporate Units and Treasury Units represented by these certificates for all purposes under the Corporate Units, Treasury Units and the purchase contract and pledge agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have the Corporate Units or the Treasury Units represented by these global security certificates registered in their names, and

•	will not be considered to be owners or holders of the global security certificates or any Corporate Units or Treasury Units represented by these certificates for any purpose under the Corporate Units, Treasury Units or the purchase contract and pledge agreement.

All payments on the Corporate Units and Treasury Units represented by the global security certificates and all transfers and deliveries of related notes, Treasury securities and Common Stock will be made to the depositary or its nominee, as the case may be, as the holder of the securities.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for settlement of purchase contracts on the purchase contract settlement date, or upon early settlement will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. None of us, the purchase contract agent or any agent of us or the purchase contract agent will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interest in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

The information in this section concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

DESCRIPTION OF THE NOTES

The descriptions in this prospectus supplement contain a description of the material terms of the notes and the indenture but do not purport to be complete. Reference is hereby made to the indenture and the form of note that are or will be filed as exhibits to the registration statement of which this prospectus supplement forms a part and to the Trust Indenture Act.

General

We will issue the notes under a subordinated indenture dated as of November     , 2005 between us and             , as indenture trustee. We refer to the subordinated indenture as the indenture.

The notes initially will be issued in an aggregate principal amount of $            .

The indenture trustee will initially be the security registrar and the paying agent for the notes. The notes will be issued in certificated form, without coupons, in denominations of $1,000 and integral multiples of $1,000; provided, however, that upon release by the collateral agent of notes underlying the undivided beneficial ownership interests in the notes pledged to secure the Corporate Units holders’ obligations under the related purchase contracts (other than any release of the notes in connection with the creation of Treasury Units, an early settlement with separate cash, an early settlement upon a cash merger, or a remarketing, each as described under “Description of the Purchase Contracts”) the notes will be issuable in denominations of $25 principal amount and integral multiples thereof. The notes may be transferred or exchanged, without service charge but upon payment of any taxes or other governmental charges payable in connection with the transfer or exchange, at the office described below. Payments on notes issued as a global note will be made to the depositary or a successor depositary. Principal and interest with respect to certificated notes will be payable, the transfer of the notes will be registrable and notes will be exchangeable for notes of a like aggregate principal amount in denominations of $1,000 and integral multiples of $1,000 (unless notes have previously been issued in denominations of $25 and integral multiples thereof, in which case notes will be exchangeable for a like aggregate principal amount in denominations of $25 and integral multiples of $25), at the office or agency maintained by us for this purpose in The City of New York. We have initially designated the corporate trust office of the indenture trustee as that office. However, at our option, payment of interest may be made by check mailed to the address of the holder entitled to payment or by wire transfer to an account appropriately designated by the holder entitled to payment.

Each Corporate Unit includes a  1/40, or 2.5%, undivided beneficial ownership interest in a $1,000 principal amount note that corresponds to the stated amount of $25 per Corporate Unit.

The notes will not be subject to a sinking fund provision and will not be subject to defeasance. The entire principal amount of the notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on         , 2018, unless earlier redeemed by us. As described below under “—Put Option Upon Failed Final Remarketing,” holders will have the right to require us to purchase their notes under certain circumstances.

Ranking

Payment on the notes will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness. The notes also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.

In general, the holders of all senior indebtedness are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the notes are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the notes in specified events. These events include:

•	any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving us or a substantial part of our property,

•	a default having occurred in the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any senior indebtedness, which has continued beyond the grace period, if any, provided for in the instrument evidencing the senior indebtedness, and which has not been cured or waived or ceased to exist, or

•	any other default having occurred concerning any senior indebtedness, which permits the holder or holders of any senior indebtedness to accelerate the maturity of any senior indebtedness with notice or lapse of time, or both, and we and the trustee receive written notice, known as a payment blockage notice, from a person permitted to give this notice under the instrument evidencing the senior indebtedness, which has continued beyond the grace period, if any, provided for in the instrument evidencing the senior indebtedness, and which has not been cured or waived or ceased to exist.

In the case of a default in payment on any senior indebtedness, we may resume payments and distributions on the notes upon the date on which the default is cured or waived or ceases to exist. In the case of any other default described above, we may resume payments and distributions on the notes on the earlier of:

•	the date on which the default is cured or waived or ceases to exist, or

•	179 days after receipt of the payment blockage notice.

No new period of payment blockage for a nonpayment default may be commenced unless:

•	365 days have elapsed since our receipt of the prior payment blockage notice; and

•	all scheduled payments on the notes have been paid in full, and the trustee or the holders of notes shall not have begun proceedings to enforce the right of the holders to receive payments.

No default that existed on any senior indebtedness on the date of delivery of any payment blockage notice may be the basis for a subsequent payment blockage notice.

The term “senior indebtedness” means the principal, premium, if any, and interest on and any other payments due pursuant to any of the following, whether outstanding as of the date of the indenture or incurred or created thereafter:

•	all of our indebtedness for money borrowed (including any indebtedness secured by a mortgage, conditional sales contract or other lien which is given the vender or another party to secure all or part of the purchase price of the property subject to the lien, or which lien is existing on the property at the time of the acquisition of the property),

•	all of our indebtedness evidenced by notes, debentures, bonds or other securities sold by us for money,

•	all of our lease obligations which are capitalized on our books in accordance with generally accepted accounting principles,

•	all indebtedness of others or lease obligations of the kind described above assumed by or guaranteed in any manner by us or in effect guaranteed by us through an agreement to purchase, contingent or otherwise, and

•	all renewals, extensions or refundings of indebtedness or lease obligations of the kind described above.

However, “senior indebtedness” does not include:

•	our 6% Convertible Subordinated Notes due 2007,

•	indebtedness for trade payables or constituting the deferred purchase price of assets or services incurred in the ordinary cause of business,

•	any other obligations of the kind described above that expressly provide that they are subordinated to or not superior in right of payment to the notes, and

•	indebtedness owed to any of our majority-owned subsidiaries.

If the trustee or any holder of notes receives any payment or distribution of our assets of any kind on the notes in contravention of any of the terms of the indenture, then the payment or distribution will be held by the recipient in trust for the benefit of the holders of senior indebtedness, and will be immediately paid or delivered to the holders of senior indebtedness or their representative or representatives.

We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the notes. The trustee’s claims for these payments will generally be senior to those of holders of notes in respect of all funds collected or held by the trustee. The notes are obligations exclusively of E*TRADE. As a result, our cash flow and our ability to service our indebtedness, including the notes, is partially dependent upon the earnings of our subsidiaries. In addition, we are partially dependent on the distribution of earnings, loans or other payments by our subsidiaries to us. Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and business considerations. Our right to receive any assets of any subsidiary upon its liquidation or reorganization, and, therefore, right to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we were a creditor of any of our subsidiaries, our right as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

We are not restricted by the indenture from incurring additional debt, including senior indebtedness. As of September 30, 2005, on an as adjusted basis after giving effect to the issuance of the notes underlying the Equity Units in this offering, the additional financings and the expected draw down of a portion of our senior secured revolving credit facility in connection with our acquisition of Harrisdirect, we would have had approximately $1.5 billion of senior debt, of which $150 million would have been secured debt, and $635.2 million of subordinated debt, and our subsidiaries had $18.1 billion of outstanding indebtedness, excluding deposits, which were $14.6 billion.

Interest

Each note will bear interest at the annual rate of             % from the original issuance date to the purchase contract settlement date payable quarterly in arrears on         ,         ,          and          of each year. The interest rate on the notes will be reset in connection with the remarketing as described below under “—Interest Rate Reset.” However, if there is not a successful remarketing of the notes, the interest rate will not be reset and the notes will continue to bear interest at the initial interest rate, all as described below under “—Interest Rate Reset.” Interest will be payable to the persons in whose names the notes are registered at the close of business (whether or not a business day) on the first day of the month in which the interest payment date falls. Following a successful remarketing, interest on the notes will be payable on a semi-annual basis.

The amount of interest payable on the notes for any period will be computed (1) for any full quarterly or semi-annual period, as applicable, on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly or semi-annual period, as applicable, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. If an interest payment date falls on a date that is not a business day, then interest will be paid on the next day that is a business day and no interest on such payment will accrue for the period from and after such interest payment date.

We have the right to defer the payment of interest on the notes at any time date and from time to time; provided that any deferral of interest prior to the purchase contract settlement date must be paid by the purchase contract settlement date. Deferred distributions to which you are entitled will accrue interest, compounded quarterly, to the extent permitted by applicable law.

Remarketing

The notes will be remarketed as described under “Description of the Purchase Contracts—Remarketing.”

Modification of the Terms of the Notes in Connection with a Successful Remarketing

In connection with the remarketing of the notes, without the consent of any of the noteholders, we may (but will not be required to) modify any of the terms of the indenture governing the notes to provide for any of the following, in each case to be effective on and after the purchase contract settlement date, and provided that notice thereof is provided to holders prior to such time (which, if applicable, may be in the form of the prospectus used for the remarketing of the notes), to make the notes:

•	rank senior, senior-subordinate or have any other ranking greater than the ranking of the notes on the date of this indenture; and

•	mature at any time earlier than stated maturity, provided that the notes may not mature earlier than .

In addition, following a successful remarketing, interest on the notes will be payable on a semi-annual basis.

Optional Remarketing of Notes that are Not Included in Corporate Units

On or before the seventh business day immediately preceding the purchase contract settlement date, holders of notes that do not underlie Corporate Units may elect to have their notes remarketed in the same manner as notes that underlie Corporate Units by delivering their notes along with a notice of this election to the collateral agent. The collateral agent will hold the notes in an account separate from the collateral account in which the pledged securities will be held. Holders of notes electing to have their notes remarketed will also have the right to withdraw the election on or before the seventh business day immediately preceding the purchase contract settlement date.

Interest Rate Reset

The interest rate on the notes will be reset on the date of a successful remarketing and the reset rate will become effective on the purchase contract settlement date. If this occurs, the reset rate will be the rate determined by the remarketing agent as the annual interest rate the notes should bear in order for the notes to be remarketed to have an aggregate market value on the reset date of at least 100% of the aggregate principal amount of such notes. The reset rate may be higher or lower than the initial interest rate of the notes depending on the results of the remarketing and market conditions at that time. However, in no event will the reset rate exceed the maximum rate permitted by applicable law. Interest at the reset rate will be payable on a semi-annual basis.

If the notes are not successfully remarketed, the interest rate will not be reset and the notes will continue to bear interest at the initial annual interest rate of             %.

The remarketing agent is not obligated to purchase any notes that would otherwise remain unsold in the remarketing. None of us, the remarketing agent or any agent of us or the remarketing agent will be obligated in any case to provide funds to make payment upon tender of notes for remarketing.

Put Option Upon Failed Final Remarketing

If the notes have not been successfully remarketed on or prior to the third business day immediately preceding the purchase contract settlement date, holders of notes will have the right to require us to purchase their notes on the purchase contract settlement date, upon at least two business days’ prior notice, at a price equal to the principal amount of such notes. Holders of notes that underlie Corporate Units will be deemed to have exercised such put right as described under “Description of the Purchase Contracts—Remarketing,” unless they settle the related purchase contracts with separate cash.

Optional Redemption—Special Event

If a special event, as defined below, occurs and is continuing prior to the earlier of (1) the date of a successful remarketing or (2) the purchase contract settlement date, we may redeem, at our option on any interest payment date, the notes in whole, but not in part, at a price equal to, for each note, the redemption amount, as defined below, plus accrued and unpaid interest thereon, which we refer collectively to as the redemption price, to the date of redemption, which we refer to as the “special event redemption date.” The redemption price payable in respect of all notes included in Corporate Units will be distributed to the collateral agent, which in turn will apply an amount equal to the redemption amount of such redemption price to purchase the Treasury portfolio on behalf of the holders of the Corporate Units and remit the remaining portion (net of fees and expenses, if any), if any, of such redemption price to the purchase contract agent for payment to the holders of the Corporate Units. Thereafter, the applicable ownership interests in the Treasury portfolio will be substituted for the notes and will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligations to purchase shares of our Common Stock under the related purchase contracts. Holders of notes that are not part of Corporate Units will directly receive proceeds from the redemption of the notes.

“Special event” means either a tax event or an accounting event, each as defined below.

“Accounting event” means the receipt by the audit committee of our Board of Directors of a written report in accordance with Statement on Auditing Standards (“SAS”) No. 97, “Amendment to SAS No. 50—Reports on the Application of Accounting Principles,” from our independent auditors, provided at the request of management, to the effect that, as a result of a change in accounting rules after the date of original issuance of the notes, we must either (a) account for the purchase contracts as derivatives under SFAS 133 (or otherwise mark-to-market or measure the fair value of all or any portion of the purchase contracts with changes appearing in our income statement) or (b) account for the Equity Units using the if-converted method under SFAS 128, and that such accounting treatment will cease to apply upon redemption of the notes.

“Tax event” means the receipt by us of an opinion of counsel, rendered by a law firm having a recognized national tax practice, to the effect that, as a result of any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative decision, pronouncement, judicial decision or action interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the notes, there is more than an insubstantial increase in the risk that interest payable by us on the notes is not, or within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes.

“Redemption amount” means, for each note, the product of the principal amount of such note and a fraction, the numerator of which is the Treasury portfolio purchase price, as defined below, and the denominator of which is the applicable principal amount, as defined below; provided that in no event shall the redemption amount for any note be less than the principal amount of such note.

“Treasury portfolio purchase price” means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer to the quotation agent, as defined below, between 9:00 a.m. and 11:00 a.m., New York City time on the third business day immediately preceding the special event redemption date for the purchase of the Treasury portfolio described below for settlement on the special event redemption date.

“Applicable principal amount” means the aggregate principal amount of the notes that are part of the Corporate Units on the special event redemption date.

“Treasury portfolio” means a portfolio of U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to              (the day immediately prior to the purchase contract settlement date) in an aggregate amount at maturity equal to the applicable principal amount and with respect to each scheduled interest payment date on the notes that occurs after the special event redemption date, to and including the purchase contract settlement date, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the business day immediately preceding such scheduled interest payment date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would be due on the applicable principal amount of the notes on such date.

“Quotation agent” means any primary U.S. government securities dealer selected by us.

Option to Defer Interest Payment

We will have the right under the indenture to defer the payment of interest on the notes at any time or from time to time prior to the purchase contract settlement date. While a deferral period is in effect we may not, among other things, make certain payments described below under “—Restrictions on Certain Payments, Including on Deferral of Interest.” All accrued and unpaid interest, including interest thereon, will be due and payable on the purchase contract settlement date and may not be further deferred. We may defer payments of interest for subsequent periods, subject to the other requirements specified herein, until the maturity date of the notes.

Any deferral period must end on an interest payment date. Deferred payments of interest to which you are entitled will accrue additional interest, compounded quarterly, from the relevant payment date for payments of interest during any deferral period, at the rate of         , to the extent permitted by applicable law. At the end of a deferral period, we must pay all interest then accrued and unpaid, together with interest on the accrued and unpaid interest, to the extent permitted by applicable law. During any deferral period, interest will continue to accrue and holders of notes will be required to accrue such deferred interest income on a constant yield basis (in the form of original issue discount) for U.S. federal income tax purposes prior to the receipt of cash attributable to such income. For more extensive U.S. federal income tax disclosure, see “Material U.S. Federal Income Tax Consequences.”

Prior to the termination of any deferral period, we may extend such deferral period, provided that such extension does not:

•	cause such extended deferral period to exceed the maximum deferral period;

•	end on a date other than an interest payment date; or

•	extend beyond the purchase contract settlement date.

Upon the termination of any deferral period, or any extension of the related deferral period, and the payment of all amounts then due, we may begin a new deferral period, subject to the limitations described above. No interest shall be due and payable during a deferral period except at the end thereof.

We must give the trustee notice of our election to begin or extend a deferral period at least five business days prior to the earlier of:

•	the date cash distributions on the notes would have been payable except for the election to begin or extend the deferral period; or

•	the date we are required to give notice to the New York Stock Exchange or any other applicable self-regulatory organization or to holders of the notes of the record date or the date cash distributions are payable, and in any event not less than five business days prior to such record date; provided that in no event shall such notice of our election be sent more than 15 business days prior to the date on which payment of all amounts then due is scheduled to occur.

The trustee shall give notice of our election to begin or extend a deferral period with respect to the notes to the holders. Subject to the foregoing limitations, there is no limitation on the number of times that we may begin or extend a deferral period.

As described under “—Restrictions on Certain Payments, Including on Deferral of Interest,” during any such deferral period we will be restricted from making certain payments, including declaring or paying any dividends or making any distributions on, or redeeming, purchasing, acquiring or making a liquidation payment with respect to, shares of our capital stock.

We may at any time irrevocably waive our right to defer interest on the notes for any specified period (including the remaining term of the notes).

Restrictions on Certain Payments, Including Upon Deferral of Interest

If we shall have given notice of our election to defer payments of interest on the notes and such period, or any extension of such period, shall be continuing, then we shall not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock; or

•	make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any other debt securities issued by us that rank equally with or junior to the notes (other than with respect to our 6% Convertible Subordinated Notes due 2007).

The restrictions listed above do not apply to:

•	any repurchase, redemption or other acquisition of shares of our capital stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) a dividend reinvestment or stockholder purchase plan, or (3) the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable event of default, default or extension period, as the case may be;

•	any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of, or payment of cash in lieu of, fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged; and

•	any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto; or any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.

Redemption at Our Option

The notes will be redeemable at our option, in whole or in part, on a date not earlier than the later of (i) the second anniversary of the purchase contract settlement date, or (ii) five years after commencement of any deferral period then in effect. The redemption price will be the principal amount, plus accrued and unpaid interest, if any, to but excluding the redemption date. We will give not less than 30 days’ nor more than 60 days’ notice of redemption by mail to holders of the notes. We may at any time irrevocably waive our right to redeem the notes for any specified period (including the remaining term of the notes).

We may not redeem the notes if the notes have been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest has been paid in full on all outstanding notes for all interest periods terminating on or prior to the redemption date.

In the event of a final failed remarketing, the notes provide that we may apply the principal amount of the notes against your obligations under the stock purchase contracts. This remedy has the effect similar to an automatic redemption of the notes, but we do not have to give you prior notice or follow any of the other redemption procedures.

Redemption Procedures

If (1) we give an irrevocable notice of redemption of the notes, and (2) we have paid to the trustee a sufficient amount of cash in connection with the related redemption or maturity of the notes, then, on the redemption date, such trustee will irrevocably deposit with DTC funds sufficient to pay the redemption price for the notes of that series being redeemed. See “Book-Entry System.” We will also give DTC irrevocable instructions and authority to pay the redemption amount in immediately available funds to the holders of beneficial interests in the global security certificates representing such notes. Distributions of interest to be paid on or before the redemption date for any notes called for redemption will be payable to the holders on the record dates for the related dates of distribution.

Once notice of redemption is given and funds are irrevocably deposited, distributions on the notes will cease to accumulate immediately prior to the close of business on the redemption date and all rights of the holders of such notes called for redemption will cease, except for the right to receive the redemption amount (but without interest on such redemption amount).

If any redemption date is not a business day, then the redemption amount will be payable on the next business day (and without any interest or other payment in respect of any such delay). However, if payment on the next business day causes payment of the redemption amount to be in the next calendar year, then payment will be on the immediately preceding business day, in each case with the same force and effect as if made on that payment date.

If payment of the redemption amount for any notes is improperly withheld or refused and not paid, then interest on such notes will continue to accrue and distributions on the notes will continue to accumulate at the applicable rate then borne by such notes from the original redemption date scheduled to the actual date of payment. In this case, the actual payment date will be considered the redemption date for purposes of calculating the redemption amount.

If less than all of the notes of a series, and therefore, less than all of the notes of the corresponding series, are redeemed, such notes will be redeemed pro rata in accordance with DTC’s internal procedures. See “Book-Entry System.”

The redemption and sinking fund provisions of Article 12 of the indenture shall not apply to the notes.

Events of Default

Any of the following events will constitute an event of default under the indenture with respect to the notes:

•	subject to our right to defer payments of interest, failure to pay interest on the notes for thirty days past the applicable due date,

•	failure to pay the principal amount of, or premium, if any, on, the notes when due (whether at maturity, as a result of a put right or otherwise),

•	failure to observe or perform any other covenant or agreement in the indenture, which continues for 60 days after written notice from the trustee or holders of at least 25% of the outstanding principal amount of the notes as provided in the indenture,

•	there occurs with respect to any issue or issues of indebtedness of us or any significant subsidiary of ours having an outstanding principal amount of $20 million or more in the aggregate for all such issues of all such persons, (i) an event of default that has caused the holder thereof to declare such indebtedness to be due and payable prior to its stated maturity and such indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 45 days of such acceleration or (ii) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended,

•	specified events relating to the bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

The term “significant subsidiary” has the same meaning as the definition of that term set forth in Rule 1-02 of Regulation S-X as promulgated by the Securities and Exchange Commission.

Remedies

The indenture provides that:

•	if an event of default applicable to the notes but not applicable to all outstanding subordinated debt securities issued under the indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding subordinated debt securities of each affected series, voting as one class, by notice in writing to us and to the trustee, if given by security holders, may declare the principal of all subordinated debt securities of all affected series and interest accrued thereon to be due and payable immediately; and

•	if an event of default due to specified events of our bankruptcy, insolvency or reorganization occurs and is continuing, or if an event of default applicable to all outstanding subordinated debt securities issued under the indenture is provided in the supplemental indenture under which such series of subordinated debt securities is issued or in the form of subordinated debt securities for such series and such event of default has occurred and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding subordinated debt securities issued under the indenture, voting as one class, by notice in writing to us and to the trustee, if given by security holders, may declare the principal of all those subordinated debt securities and interest accrued thereon to be due and payable immediately.

The indenture further provides that:

•	in some circumstances, if any and all events of default under the indenture, other than the nonpayment of the principal of the subordinated debt securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding subordinated debt securities affected, voting as one class, may waive past events of default and rescind and annul past declarations of acceleration of the subordinated debt securities issued under the indenture; and

•	prior to the acceleration of any subordinated debt securities, the holders of a majority in aggregate principal amount of all series of outstanding subordinated debt securities with respect to which an event of default has occurred and is continuing, voting as one class, may waive any past event of default, other than a default in the payment of principal or interest (unless such event of default has been cured and an amount sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the trustee) or an event of default in respect of a covenant or provision in the indenture that cannot be modified or amended without the consent of the holder of each subordinated debt security affected.

If a default in the payment of principal of, or any interest on, any series of subordinated debt securities issued under the indenture occurs and is continuing and we fail to pay the full amount then due and payable with respect to all subordinated debt securities of the affected series immediately upon the demand of the trustee, the trustee is entitled to institute an action or proceeding to collect the amount due and unpaid. If any event of default occurs and is continuing, the trustee may pursue legal action to enforce the performance of any provision in the subordinated debt indenture to protect the rights of the trustee and the holders of the subordinated debt securities issued under the indenture.

Notice of Defaults

The trustee shall, within 90 days of the occurrence of a default, give to the holders of the notes notice of all uncured defaults known to it, but the trustee may withhold such notice if it, in good faith, determines that the withholding of such notice is in the best interest of such holders, except in the case of a default in the payment of the principal of or interest on any of the notes.

Limitation on Actions Taken by You as an Individual Holder

The indenture provides that no individual holder of notes may institute any action against us under the indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the continuing default;

•	the holders of not less than 25% in aggregate principal amount of the outstanding subordinated debt securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity;

•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•	the holders of a majority in principal amount of the outstanding subordinated debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

Consolidation, Merger and Conveyance of Assets as an Entirety

The indenture provides that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any other person, unless:

•	we will be the continuing corporation; or

•	the successor corporation or person that acquires all or substantially all of our assets:

•	will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

•	will expressly assume all of our obligations under the indenture and the notes issued under the indenture; and

•	immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the indenture.

Modification of Indenture

We may enter into supplemental indentures for the purpose of modifying or amending the indenture with the consent of holders of not less than a majority in aggregate principal amount of each affected series of outstanding subordinated debt securities under the indenture, voting as one class. However, other than as contemplated under “—Modification of the Terms of the Notes in Connection with a Successful Remarketing” in connection with a remarketing, the consent of each holder affected is required for, among other things, any amendment:

•	to extend the final maturity of any note,

•	to reduce the rate or extend the time for payment of interest,

•	to reduce the principal amount,

•	to reduce any amount payable on redemption

•	to change the currency which the principal, including the amount of original issue discount, premium, or interest thereon is payable,

•	to reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy,

•	to reduce the percentage in principal amount of the notes, the holders of which are required to consent to any waiver of any past default or event of default,

•	to modify the put right upon a failed final remarketing,

•	to modify the interest rate reset or remarketing provisions of the notes,

•	to impair the right of any holder of the notes to institute suit for the enforcement of any payment on any note when due, or

•	to reduce the percentage of subordinated debt securities the consent of whose holders is required for modification of the indenture.

We may not amend the indenture to alter the subordination of the notes under the indenture without the written consent of each potentially adversely affected holder of senior indebtedness then outstanding.

In addition, we and the trustee may enter into supplemental indentures without the consent of the holders of the subordinated debt securities issued under the indenture:

•	to evidence the assumption by a successor of our obligations,

•	to add covenants for the protection of holders of the notes,

•	to cure any ambiguity or correct any inconsistency, provided that any amendment made solely to conform the provisions of the indenture to the description of the notes contained in this prospectus supplement will not be deemed to adversely affect the interests of the holder of the notes,

•	to secure any notes,

•	to give effect to any of the changes described under “—Optional Modification of the Terms of the Notes in Connection with a Successful Remarketing,” and

•	to evidence the acceptance of appointment by a successor trustee.

Miscellaneous Provisions

The indenture provides that certain subordinated debt securities issued under the indenture, including those for which payment has been deposited or set aside in trust as described under “—Satisfaction and Discharge” in the prospectus accompanying this prospectus supplement, will not be deemed to be “outstanding” in determining whether the holders of the requisite principal amount of the outstanding notes have given or taken any demand, direction, consent or other action under the indenture as of any date, or are present at a meeting of holders for quorum purposes.

We will be entitled to set any day as a record date for the purpose of determining the holders of outstanding subordinated debt securities, including the notes, issued under the indenture entitled to give or take any demand, direction, consent or other action under the indenture, in the manner and subject to the limitations provided in the indenture. In certain circumstances, the indenture trustee also will be entitled to set a record date for action by holders. If such a record date is set for any action to be taken by holders of particular subordinated debt securities issued under the indenture, such action may be taken only by persons who are holders of such subordinated debt securities on the record date.

Resignation and Removal of the Trustee; Deemed Resignation

The trustee may resign at any time by giving written notice thereof to us.

The trustee may also be removed by act of the holders of a majority in principal amount of the then outstanding notes of one or more series.

No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture.

Under certain circumstances, we may appoint a successor trustee and if the successor accepts, the trustee will be deemed to have resigned.

Governing Law

The indenture and the notes provide that they are to be governed by and construed in accordance with the laws of the State of New York.

Book-Entry System

Notes that are released from the pledge following substitution of collateral or cash settlement of the purchase contracts will be issued in the form of one or more global certificates, which are referred to as global securities, registered in the name of the depositary or its nominee. Except under the limited circumstances described below or except upon recreation of Corporate Units, notes represented by the global securities will not be exchangeable for, and will not otherwise be issuable as, notes in certificated form. The global securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in certificated form. These laws may impair the ability to transfer beneficial interests in the notes so long as the notes are represented by a global security.

Except as provided below, owners of beneficial interests in such a global security will not be entitled to receive physical delivery of notes in certificated form and will not be considered the holders (as defined in the indenture) thereof for any purpose under the indenture, and no global security representing notes shall be exchangeable, except for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the depositary or if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the indenture.

We will issue the notes in definitive certificated form if the depositary notifies us that it is unwilling or unable to continue as depositary or the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by us within 90 days. In addition beneficial interests in a global security certificate may be exchanged for definitive certificated notes upon request by or on behalf of the depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under such notes. If we determine at any time that the notes shall no longer be represented by global security certificates, we will inform the depositary of such determination who will, in turn, notify participants of their right to withdraw such representation by global security certificates, and if such participants elect to withdraw their beneficial interests, we will issue certificates in definitive form in exchange for such beneficial interests in the global security certificates. Any global note, or portion thereof, that is exchangeable pursuant to this paragraph will be exchangeable for note certificates registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

MATERIAL U.S. FEDERAL TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences to U.S. holders (as defined below) of the purchase, ownership and disposition of the Equity Units, the ownership interests in the notes, applicable ownership interests in the Treasury portfolio, Treasury securities and purchase contracts that are or may be the components of an Equity Unit, and shares of our Common Stock acquired under the purchase contracts. This summary applies only to initial holders who acquire Equity Units at the “issue price,” which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the Equity Units is sold for money, and who hold the Equity Units, ownership interests in the notes, applicable ownership interests in the Treasury portfolio, Treasury securities, purchase contracts and shares of our Common Stock as capital assets. As used herein, the term “U.S. holder” means an owner of Equity Units that, for U.S. federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States or any political subdivision thereof; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

If a partnership holds Equity Units, ownership interests in the notes, applicable ownership interests in the Treasury portfolio, Treasury securities, purchase contracts or our Common Stock, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding any of the above instruments should consult their tax advisors.

The tax treatment of holders varies depending on their particular situations. This summary does not deal with special classes of holders. For example, this summary does not address:

•	tax consequences to non-U.S. holders;

•	tax consequences to U.S. holders who may be subject to special tax treatment, such as certain financial institutions, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies and tax-exempt investors;

•	tax consequences to U.S. holders who hold Equity Units, ownership interests in the notes, applicable ownership interests in the Treasury portfolio, Treasury securities, purchase contracts or shares of our Common Stock as part of a straddle, hedge, conversion transaction or other integrated transaction for U.S. federal income tax purposes;

•	alternative minimum tax consequences, if any; or

•	any state, local or foreign tax consequences.

This summary is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations (including proposed Treasury regulations) issued thereunder, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions now in effect, all of which are subject to change. Any such change may be applied retroactively in a manner that could cause the tax consequences to vary materially from the consequences described below.

The IRS has issued a ruling addressing certain aspects of instruments substantially similar to the Equity Units. In the ruling, the IRS concluded that the notes issued as part of a unit with a purchase contract were debt for U.S. federal income tax purposes. However, notwithstanding the ruling, there is no assurance that the IRS or a court will agree with the tax consequences described below. U.S. holders should consult their own tax advisors with respect to the tax consequences to them of purchasing, owning and disposing of the Equity Units, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in the U.S. federal or other tax laws.

Ownership of Interests in the Notes, Treasury Securities or Treasury Portfolio

Each U.S. holder will be treated as owning the ownership interests in the notes, the Treasury securities or the applicable ownership interest in the Treasury portfolio constituting a part of an Equity Unit for U.S. federal income tax purposes. We and, by acquiring Equity Units, each U.S. holder will be deemed to have agreed to treat the ownership interests in the notes, the Treasury securities or the applicable ownership interest in the Treasury portfolio constituting a part of the Equity Units as owned by such U.S. holder for all tax purposes, and the remainder of this summary assumes such treatment.

Allocation of the Purchase Price

A U.S. holder’s acquisition of a Corporate Unit will be treated as an acquisition of an ownership interest in a note and the purchase contract constituting the Corporate Unit. The purchase price of each Corporate Unit will be allocated between the ownership interest in a note and the purchase contract in proportion to their respective fair market values at the time of purchase. This allocation will establish the U.S. holder’s initial tax basis in the ownership interest in a note and the purchase contract. We have determined that     % of the issue price of a Corporate Unit is allocable to the ownership interest in a note and     % is allocable to the purchase contract. By purchasing the Corporate Units, each U.S. holder will be deemed to have agreed to this allocation. The remainder of this discussion assumes that this allocation of the purchase price of a Corporate Unit will be respected for U.S. federal income tax purposes.

Sale, Exchange or Other Taxable Disposition of Equity Units

Upon a sale, exchange or other taxable disposition of an Equity Unit, a U.S. holder will be treated as having sold, exchanged or disposed of the purchase contract and the ownership interest in the note, applicable ownership interest in the Treasury portfolio or Treasury securities, as the case may be, that constitute the Corporate Unit or Treasury Unit. The proceeds realized on such disposition will be allocated between the purchase contract and the ownership interest in the note, applicable ownership interest in the Treasury portfolio or Treasury securities, in proportion to their respective fair market values at the time of disposition. A U.S. holder will generally recognize gain or loss equal to the difference between the portion of the proceeds allocable to the purchase contract and the ownership interest in the note, applicable ownership interest in the Treasury portfolio or Treasury securities, as the case may be, and such U.S. holder’s adjusted tax basis in the purchase contract, ownership interest in the note, applicable ownership interest in the Treasury portfolio or Treasury securities, as the case may be. Subject to the discussion below under “—The Notes—Possible Alternative Characterization,” gain or loss from the sale of Equity Units will generally be capital gain or loss (less any portion allocable to accrued but unpaid interest, which will be treated as a payment of interest for U.S. federal income tax purposes), and such gain or loss will generally be long-term capital gain or loss if the U.S. holder held the Equity Units for more than one year at the time of such disposition. The deductibility of capital losses is subject to limitation. However, to the extent a U.S. holder is treated as receiving an amount with respect to accrued acquisition discount, as described below under “—The Treasury Portfolio—Interest Income, Original Issue Discount and Acquisition Discount,” attributable to the applicable ownership interest in the Treasury portfolio or Treasury securities, such amounts will be treated as ordinary income to the extent not previously included in income.

If the disposition of an Equity Unit occurs when the purchase contract has a negative value, a U.S. holder should be considered to have received additional consideration for the ownership interest in the note, applicable ownership interest in the Treasury portfolio, or Treasury securities in an amount equal to such negative value and to have paid such amount to be released from such U.S. holder’s obligation under the purchase contract. U.S. holders should consult their tax advisors regarding a disposition of Equity Units at a time when the purchase contract has negative value.

The Notes

Interest Income and Original Issue Discount

The treatment of an ownership interest in a note is not clear, as described below under “—Possible Alternative Characterization.” We intend to take the position that a U.S. holder will be required to include such holder’s allocable share of the stated interest on the notes in income at the time the interest is paid or accrued in accordance with such holder’s regular method of tax accounting. The following discussion assumes such treatment applies with respect to the notes.

Treasury regulations would require deferrable interest on the notes to be treated as original issue discount from the date of issuance unless the likelihood of deferral is remote. We have determined that the likelihood of interest deferral is remote and therefore that a U.S. holder of ownership interests in the notes will be required to include any stated interest payments in income in accordance with the holder’s regular method of tax accounting. If interest is deferred, however, the stated interest will become original issue discount. In such case, a U.S. holder will be required to include the stated interest in income as it accrues using a constant yield method, before such holder receives any payment attributable to such income.

The notes will be deemed to be issued with original issue discount in an amount equal to the difference between the stated principal amount of the notes and the portion of the issue price of the Corporate Units that is allocable to the ownership interests in the notes. For purposes of accruing such original issue discount, the notes should be deemed to mature on the date immediately preceding (and should be treated as reissued on) the purchase contract settlement date. U.S. holders of ownership interests in the notes will be required to include the original issue discount on the notes in income for U.S. federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to this income. Under this method, U.S. holders of ownership interest in the notes generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

Sale, Exchange or Other Disposition of Ownership Interests in the Notes

Upon the sale, exchange or other disposition of ownership interests in the notes (including the remarketing of the notes or a special event redemption), a U.S. holder will generally recognize capital gain or loss in an amount equal to the difference between the amount realized by such U.S. holder (which does not include amounts equal to any accrued but unpaid interest that such holder has not previously included in gross income, which will be taxable as interest) and such U.S. holder’s tax basis in the ownership interests in the notes. A U.S. holder’s tax basis in the ownership interests in the notes will equal the portion of the purchase price of the Corporate Units allocated to the ownership interests in the notes, increased by the amounts of original issue discount previously included in income. Capital gain or loss will be long-term capital gain or loss if at the time of the sale, exchange or other disposition, the ownership interest in the note has been held for more than one year. The deductibility of capital losses is subject to limitations.

Possible Alternative Characterization

Because of certain features relating to the remarketing and reset of the notes, it is possible that the IRS could treat the notes as “contingent payment debt instruments.” Under that treatment (1) regardless of a U.S. holder’s regular method of tax accounting, such U.S. holder would be required to accrue interest income with respect to the notes on a constant yield basis at an assumed yield; (2) interest income that accrues at such assumed yield might exceed stated interest payments actually received and original issue discount that such holder would otherwise be required to accrue on the notes; and (3) any gain and all or a portion of any loss on the sale, exchange or other disposition of ownership interests in the notes generally would be ordinary rather than capital in nature. U.S. holders should consult their own tax advisors regarding the treatment of the notes, including the possible application of the contingent payment debt rules. We and, by acquiring Corporate Units, each U.S. holder will be deemed to have agreed not to treat the notes as contingent payment debt instruments, and the remainder of this summary assumes that the contingent payment debt rules do not apply to the notes.

Purchase Contracts

Acquisition of Common Stock under a Purchase Contract

A U.S. holder generally will not recognize gain or loss on the purchase of shares of our Common Stock under a purchase contract, except with respect to any cash paid to a U.S. holder instead of a fractional share of our

Common Stock, which should be treated as paid in exchange for such fractional share. A U.S. holder’s aggregate initial tax basis in the shares of Common Stock received under a purchase contract should generally equal the purchase price paid for such shares of Common Stock, plus the properly allocable portion of such U.S. holder’s adjusted tax basis in the purchase contract (see “—Allocation of the Purchase Price”), less the portion of such purchase price allocable to any fractional share. The holding period for shares of our Common Stock received under a purchase contract will commence on the day following the acquisition of such shares of Common Stock.

Early Settlement of a Purchase Contract

A U.S. holder will not recognize gain or loss on the receipt of the U.S. holder’s ownership interest in the notes, Treasury securities or the Treasury portfolio upon early settlement of a purchase contract, and such holder’s tax basis in, and holding period for, the ownership interest in notes, Treasury securities or the Treasury portfolio will not be affected by the early settlement.

Termination of a Purchase Contract

If a purchase contract terminates, a U.S. holder will recognize a loss equal to such U.S. holder’s adjusted tax basis in the purchase contract at the time of the termination. In general, the loss will be capital loss and will be long-term capital loss if the U.S. holder held such purchase contract for more than one year at the time of such termination. The deductibility of capital losses is subject to limitations. In addition, in the event that the purchase contract agent sells a U.S. holder’s portion of a Treasury security, such U.S. holder will generally recognize gain or loss equal to the difference between the amount of cash received for such holder’s portion of such Treasury securities and such holder’s adjusted tax basis in such portion of such Treasury security. See “—Sale, Exchange or Other Taxable Disposition of Equity Units,” above, for a discussion regarding the character of any such gain or loss. A U.S. holder will not recognize gain or loss on the receipt of such U.S. holder’s ownership interest in the notes, Treasury securities or the Treasury portfolio upon termination of the purchase contract, and such U.S. holder will have the same adjusted tax basis and holding period in the notes, Treasury securities or the Treasury portfolio as before such termination.

Adjustment to the Settlement Rate

A U.S. holder might be treated as receiving a constructive distribution from us if (1) the settlement rate is adjusted and as a result of that adjustment such U.S. holder’s proportionate interest in our assets or earnings and profits is increased and (2) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the settlement rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a U.S. holder for certain taxable distributions with respect to our Common Stock. Thus, under certain circumstances, an increase in the settlement rate might give rise to a taxable dividend to a U.S. holder even though such U.S. holder would not receive any cash.

Common Stock Acquired under a Purchase Contract

Distributions on Common Stock

Any distribution on shares of our Common Stock paid by us out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will constitute a dividend and will be includible in income by a U.S. holder when received. Any such dividend will be eligible for the dividends received deduction if the U.S. holder is an otherwise qualifying corporate holder that meets the holding period and other requirements for the dividends received deduction. For tax years beginning before 2009, individuals who receive dividends are eligible for a reduced rate of taxation if certain requirements are satisfied.

Sale, Exchange or Other Disposition of Common Stock

Upon a sale, exchange or other disposition of shares of our Common Stock, a U.S. holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and such U.S. holder’s adjusted tax basis in shares of our Common Stock (see “ —Purchase Contracts—Acquisition of Common Stock under a Purchase Contract”). Such capital gain or loss will be long-term capital gain or loss if the U.S. holder held the shares for more than one year at the time of the disposition. The deductibility of capital losses is subject to certain limitations.

The Treasury Portfolio

Interest Income, Original Issue Discount and Acquisition Discount

Following a special event redemption, if the Treasury portfolio contains interest-paying securities that are not Treasury strips, a U.S. holder will be required to recognize ordinary income to the extent of such holder’s pro rata portion of the interest paid with respect to such Treasury securities.

In addition, each U.S. holder will be required to treat such holder’s pro rata portion of each Treasury strip in the Treasury portfolio as a bond that was originally issued on the date the collateral agent acquired the relevant Treasury strip and that has original issue discount (or, in the case of short-term Treasury securities, acquisition discount, each as defined below) equal to such holder’s pro rata portion of the excess, if any, of the amounts payable on such Treasury strip over such holder’s pro rata portion of the purchase price of the Treasury strip acquired on behalf of holders of Corporate Units. Whether a U.S. holder is on the cash or accrual method of tax accounting, if such original issue discount exists, such holder will be required to include it (but not acquisition discount on short-term Treasury securities, as defined below) in income for U.S. federal income tax purposes as it accrues on a constant yield to maturity basis. The actual cash payments on the Treasury strips, however, will not be taxable.

In the case of any Treasury security with a maturity of one year or less from the date of its issue (a “short-term Treasury security”), if a U.S. holder is an accrual method taxpayer, in general, such holder will be required to include the excess of the amount payable at maturity with respect to such Treasury security over such holder’s U.S. federal income tax basis in the short-term Treasury security (“acquisition discount”) in income as it accrues. Unless such U.S. holder elects to accrue the acquisition discount on a short-term security on a constant yield to maturity basis, such acquisition discount will be accrued on a straight-line basis. If a U.S. holder is a cash method taxpayer, such holder will be required to recognize the acquisition discount as ordinary income upon payment on the short-term Treasury securities. A U.S. holder that obtains the release of its applicable ownership interest in the Treasury portfolio and subsequently disposes of such interest will recognize ordinary income on such disposition to the extent of any gain realized on any short-term Treasury security that does not exceed an amount equal to the ratable share of the acquisition discount on such Treasury security not previously included in income.

Tax Basis of the Applicable Ownership Interest in the Treasury Portfolio

A U.S. holder’s initial tax basis in such U.S. holder’s applicable ownership interest in the Treasury portfolio will equal such U.S. holder’s proportionate share of the amount paid by the collateral agent for the Treasury portfolio. A U.S. holder’s adjusted tax basis in the applicable ownership interest in the Treasury portfolio will be increased by the amount of original issue discount or acquisition discount included in income with respect thereto and decreased by the amount of cash received with respect to original issue discount or acquisition discount in the Treasury portfolio.

Treasury Units

Substitution of Treasury Securities to Create or Recreate Treasury Units

A U.S. holder of Corporate Units who delivers Treasury securities to the collateral agent in substitution for notes or other pledged securities generally will not recognize gain or loss upon the delivery of such Treasury securities or the release of the notes or other pledged securities to such U.S. holder. Such U.S. holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such holder with respect to such Treasury securities and notes or applicable ownership interests in the Treasury portfolio, and the holder’s tax basis in, and holding period for, the notes or the applicable ownership interests in the Treasury portfolio and the purchase contracts will not be affected by the delivery and release. U.S. holders should consult their tax advisors regarding the tax consequences of purchasing, owning and disposing of the Treasury securities so delivered to the collateral agent.

Substitution of the Notes or the Applicable Ownership Interests in the Treasury Portfolio to Recreate Corporate Units

A U.S. holder of Treasury Units who delivers notes or the applicable ownership interests in the Treasury portfolio to the collateral agent in substitution for pledged Treasury securities generally will not recognize gain or loss upon the delivery of such notes or the applicable ownership interests in the Treasury portfolio or the release of the pledged Treasury securities to such U.S. holder. Such U.S. holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such holder with respect to such pledged Treasury securities and such notes or the applicable ownership interests in the Treasury portfolio. Such U.S. holder’s adjusted tax basis in the notes or the applicable ownership interests in the Treasury portfolio, the pledged Treasury securities and the purchase contract will not be affected by such delivery and release.

Information Reporting and Backup Withholding

Unless a U.S. holder is an exempt recipient such as a corporation, payments under the Equity Units, ownership interests in the notes, purchase contracts, applicable ownership interests in the Treasury portfolio, Treasury securities or shares of Common Stock, the proceeds received with respect to a fractional share of Common Stock upon the settlement of a purchase contract, and the proceeds received from the sale of the Equity Units, ownership interests in the notes, purchase contracts, applicable ownership interests in the Treasury portfolio, Treasury securities or shares of Common Stock, may be subject to information reporting. In addition, such amounts may be subject to U.S. federal backup withholding at the applicable rate if such U.S. holder fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable U.S. information reporting or certification requirements. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is furnished to the IRS.

UNDERWRITERS

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, the number of Equity Units indicated below:

Name	Number of Equity Units
Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.
Harris Nesbitt Corp.
BNY Capital Markets, Inc.
Friedman, Billings, Ramsey & Co. Inc.
Raymond James & Associates, Inc.
Sandler O’Neill & Partners, L.P.
U.S. Bancorp Investments, Inc.
Wells Fargo Securities LLC

Total	18,000,000

The underwriters and representatives are collectively referred to as the “underwriters” and “representatives,” respectively. The underwriters are offering the Equity Units subject to their acceptance of the Equity Units from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Equity Units offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Equity Units offered by this prospectus supplement if any such Equity Units are taken. However, the underwriters are not required to take or pay for the Equity Units covered by the underwriters’ over-allotment option described below.

The underwriters initially propose to offer part of the Equity Units directly to the public at the public offering price listed on the cover page of this prospectus and part to certain dealers at a price that represents a concession not in excess of $         per Equity Unit under the public offering price. After the initial offering of the Equity Units, the offering price and other selling terms may from time to time be varied by the representative.

The following table shows the per Equity Unit and total public offering price, underwriting discounts and commissions we will pay, and proceeds before expenses to us.

	Per Equity Unit	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds before expenses	$	$

The Equity Units are a new issue of securities with no established trading market. We have applied for listing of the Corporate Units on The New York Stock Exchange under the symbol “ET Pr.” We expect trading of the Corporate Units on The New York Stock Exchange to commence on or about November     , 2005. We have been advised by the underwriters that they intend to make a market in the Equity Units but the underwriters are not obligated to do so and may discontinue their market making at any time without notice. We can provide no assurance as to the liquidity of any trading market for the Equity Units.

We and our directors and executive officers have agreed that, without the prior written consent of Morgan Stanley & Co. Incorporated, on behalf of the underwriters, they will not, during the period ending 90 days after the date of this prospectus:

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock;

•	file or cause to be filed any registration statement with the SEC relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock;

whether any such transaction described above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The restrictions described in this paragraph do not apply to:

•	the sale of Equity Units to the underwriters;

•	the sale of Common Stock to the underwriters as part of the additional financings or the issuance by us of Common Stock pursuant to the conversion of the Equity Units;

•	transfers of shares of Common Stock or any security convertible into Common Stock by gift, will or intestacy, or distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders; provided that in the case of any transfer or distribution pursuant to such transfers, each donee or distributee shall agree in writing to be bound by the restrictions described in the immediately preceding paragraph;

•	the issuance by us of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the underwriters have been advised in writing;

•	the issuance by us of or grant of options or other rights to purchase shares of Common Stock pursuant to the terms of an employee stock option plan or employee stock purchase plan in existence as of the date hereof, each as may be amended from time to time in accordance with the terms thereof;

•	issuances by us of up to an aggregate of 4,000,000 shares of Common Stock as all or part of the consideration for an acquisition or acquisitions; provided that each seller in connection with such acquisition shall agree in writing to be bound by the restrictions described in the immediately preceding paragraph;

•	transfers or sales of shares of Common Stock pursuant to any contract, instruction or plan, including a contract, instruction or plan complying with Rule 10b5-1 of the Exchange Act, existing on the date hereof;

•	transfers or sales by any person who is no longer acting as an officer or director of the Company; or

•	transactions by any person other than us relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the shares.

The 90-day restricted period described in the preceding paragraph will be extended if:

•	during the last 17 days of the 90-day restricted period we issue an earnings release or material news event relating to us occurs, or

•	prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16 day period beginning on the last day of the 90-day period,

in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In order to facilitate the offering of the Equity Units, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Equity Units. Specifically, the underwriters may sell more

Equity Units than they are obligated to purchase under the underwriting agreement, creating a short position for their own account. A short sale is covered if the short position is no greater than the number of Equity Units available for purchase by the underwriters under the over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing Equity Units in the open market. In determining the source of Equity Units to close out a covered short sale, the underwriters will consider, among other things, the open market price of Equity Units compared to the price available under the over-allotment option. The underwriters may also sell Equity Units in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing Equity Units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Equity Units in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, Equity Units in the open market to stabilize the price of the Equity Units. The underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the Equity Units in the offering, if the syndicate repurchases previously distributed Equity Units to cover syndicate short positions or to stabilize the price of the Equity Units. These activities may raise or maintain the market price of the Equity Units above independent market levels or prevent or retard a decline in the market price of the Equity Units. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

We estimate that our expenses for the offering, excluding underwriting discounts and commissions will be approximately $900,000.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters. The underwriters may agree to allocate a number of Equity Units to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the lead manager to underwriters that may make Internet distributions on the same basis as other allocations.

Relationships with Underwriters

The underwriters and their affiliates have from time to time provided, and expect to provide in the future, investment banking, commercial banking and other financial services to us and our affiliates, for which they have received and may continue to receive customary fees and commissions. The representatives and certain of the other underwriters are participating in the additional financings. In addition, affiliates of Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. are lenders under our senior secured revolving credit facility, and an affiliate of Morgan Stanley & Co. Incorporated has committed to provide up to $1,600 million in financing to us if this offer or the additional financings are not consummated. In addition, J.P. Morgan Invest, LLC, an affiliate of J.P. Morgan Securities Inc., will receive substantially all of the net proceeds of the offering upon the consummation of our acquisition of BrownCo. Finally, we are entering into forward sale agreements with affiliates of Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc., as the forward counterparties, related to shares of our Common Stock. See “Prospectus Supplement Summary—Additional Financings.”

Qualified Independent Underwriters

In addition, because J.P. Morgan Invest, LLC, an affiliate of J.P. Morgan Securities Inc., will receive more than 10% of the net proceeds of this offering upon consummation of the sale of BrownCo to us, J.P. Morgan Securities Inc. may be deemed to be subject to Rule 2710(h) of the National Association of Securities Dealers, Inc. When a NASD member participates in a public offering of debt securities in which it, or its affiliates, together with the other underwriters and their affiliates, will receive more than 10% of the net proceeds of the public offering, then that rule requires that the yield to the public may be no lower than that recommended by a ‘‘qualified independent underwriter’’ as defined by the NASD. In accordance with this rule, Morgan Stanley &

Co. Incorporated has agreed to assume the responsibilities of acting as a qualified independent underwriter and will perform its usual due diligence investigation. We will agree to indemnify Morgan Stanley & Co. Incorporated against liabilities incurred in connection with acting as qualified independent underwriter, including liabilities under the Securities Act.

VALIDITY OF SECURITIES

Certain legal matters relating to the Equity Units offered hereby will be passed upon for E*TRADE by Davis Polk & Wardwell, Menlo Park, California. Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, is representing the underwriters.

PROSPECTUS

E*TRADE FINANCIAL CORPORATION

Senior Notes

Debt Securities

Subordinated Debt Securities

Common Stock ($0.01 par value per share)

Preferred Stock ($0.01 par value per share)

Warrants

Purchase Contracts

Units

We may offer and issue senior notes, debt securities, subordinated debt securities, shares of our common stock and preferred stock, warrants, purchase contracts, and units from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this document. You should read this prospectus and the applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell these securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “ET”. On October 25, 2005, the closing price of our common stock on The New York Stock Exchange was $18.58 per share. We have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

Investing in our securities involves risks. See “ Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 28, 2005

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. Unless the context otherwise requires, all references in this prospectus to “E*TRADE,” “the company,” “we,” “us,” “the Registrant,” “our,” or similar words refer to E*TRADE Financial Corporation together with its subsidiaries.

i

SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus and may not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire document and the documents to which we refer you. You should read the following summary together with the more detailed information and financial statements and the notes to those statements incorporated by reference in this prospectus.

E*TRADE Financial Corporation is a global company offering a wide range of financial solutions to the self-directed consumer under the brand “E*TRADE FINANCIAL.” We use technology to offer differentiated investing, trading, banking and lending products, primarily through the Internet and other electronic media. Because we offer and deliver our products in this manner, we enjoy enhanced scale and a lower operating cost structure than many traditional “brick and mortar” financial services companies. This lower operating cost structure allows us to provide financial solutions to our customers at a lower price/rate than traditional financial services companies. During the past three years, we have focused on broadening our product offerings to expand relationships with customers and to integrate our products and their supporting technologies to improve profitability.

We have two operating segments: retail and institutional. The retail segment consists of investing, trading, banking and lending product and service offerings, while the institutional segment consists of balance sheet management, market-making and global execution and settlement services for institutional customers.

We serve three client bases (retail, corporate and institutional) through our retail and institutional operating segments. In 2004, we derived approximately 60% of our revenues from what is now characterized as the retail segment, of which less than 5% was from corporate customers, and approximately 40% of our revenues from what is now characterized as the institutional segment.

Retail customers are offered a wide range of trading, investing, banking and lending products. We maintain E*TRADE FINANCIAL Centers in New York City, New York; San Francisco, California; Alhambra, California; Alpharetta, Georgia; Beverly Hills, California; Boston, Massachusetts; Chicago, Illinois; Costa Mesa, California; Dallas, Texas; Denver, Colorado; La Jolla, California; Orlando, Florida; Palo Alto, California; Scottsdale, Arizona; Washington, DC; and, in the near future, Seattle Washington that offer retail customers personal access to a team of licensed relationship specialists. We offer, either alone or with our partners, branded retail brokerage websites in the U.S., Australia, Canada, Denmark, Estonia, France, Germany, Hong Kong, Iceland, Japan, Korea, Sweden and the United Kingdom. Institutional customers are offered access to a broad range of brokerage products and services, including execution services, direct market access to exchanges through a web-based platform, cross-border trading and third party independent research. Corporate clients use our employee stock plan administration and options management tools. These corporate client accounts provide us an opportunity to reach our clients’ employees and offer them our products and services.

Our corporate offices are located at 135 East 57th Street, New York, New York 10022 and our telephone number is (646) 521-4300. We maintain significant domestic corporate and operational offices in Arlington, Virginia; Menlo Park, California; Irvine, California; Chicago, Illinois; Rancho Cordova, California; and Alpharetta, Georgia. With the closing of our acquisition of Harrisdirect, LLC (“Harrisdirect”), we have added operational facilities in Sandy, Utah; Charlotte, North Carolina and Jersey City, New Jersey. Although not as significant, we maintain international offices in London, United Kingdom; Paris, France; Stockholm, Sweden; Copenhagen, Denmark; Berlin, Germany; Tokyo, Japan; and Hong Kong. We were incorporated in California in 1982 and reincorporated in Delaware in July 1996.

We maintain a website at www.etrade.com where general information about us is available. The contents of our website are not part of this prospectus.

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $2,500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

Risk Factors

You should carefully consider all of the information in this prospectus and, in particular, you should evaluate the specific risk factors set forth under the heading “Risk Factors” beginning on page 4.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

Certain information included in this memorandum, including the documents incorporated by reference herein, may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts, included in this memorandum and the documents incorporated by reference, are forward-looking statements. In particular, statements that we make relating to our overall volume trends, and industry forces, margin trends, anticipated capital expenditures and our strategies are forward-looking statements. Whenever used, the words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “should” and similar expressions are intended to identify forward-looking statements.

These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. We disclaim any duty to update any forward-looking statements. Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements include the risk factors discussed under the heading “Risk Factors” and the following:

•	changes in general economic conditions, including fluctuations in interest rates;

•	changes in governmental regulations or enforcement practices;

•	our or our employees’ failure to comply with applicable laws and regulations;

•	reductions in earnings and cash flow if our loss reserves are insufficient;

•	our ability to generate free cash flow to invest in our business and service our indebtedness;

•	limitations and restrictions contained in the instruments and agreements governing our indebtedness;

•	our ability to raise additional capital and secure additional financing;

•	liability resulting from litigation, including our litigation with MarketXT Holdings, Inc.;

•	our ability to locate and acquire suitable acquisition candidates at attractive valuations and on acceptable terms;

•	our ability to assimilate the operations of our acquired businesses into our existing operations;

•	competition; and

•	other factors described elsewhere in this offering memorandum or in our filings with the SEC.

RISK FACTORS

You should carefully consider each of the following risks and all of the other information set forth in this prospectus before deciding to invest in our securities. Some of the following risks relate principally to our business in general and the industry in which we operate. Other risks relate principally to the securities markets and ownership of our securities.

If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our securities could decline, and you may lose all or part of your investment.

Risks Relating to the Nature of the Financial Services Business

Many of our competitors have greater financial, technical, marketing and other resources

Many of our competitors have longer operating histories and greater resources than we do and offer a wider range of financial products and services. Many also have greater name recognition, greater market acceptance and larger customer bases. These competitors may conduct extensive promotional activities and offer better terms, lower prices and/or different products and services than we do. Moreover, some of our competitors have established relationships among themselves or with third parties to enhance their products and services. This means that our competitors may be able to respond more quickly to new or changing opportunities and demands and withstand changing market conditions better than we can.

If we do not successfully manage consolidation opportunities, we could be at a competitive disadvantage

There has recently been significant consolidation in the online financial services industry, and the consolidation is likely to continue in the future. Should we be excluded from or fail to take advantage of viable consolidation opportunities or if we acquire businesses and we are unable to integrate or manage them properly, we could be placed at a competitive disadvantage.

Recently, we announced our acquisition of Harrisdirect, LLC and our plans to acquire the online brokerage business known as BrownCo. The primary asset of each of these businesses is their customer accounts. Acquisitions entail numerous risks, including retaining or hiring skilled personnel, integrating acquired operations, products (including pricing) and personnel and the diversion of management attention from other business concerns, all of which will affect the retention or attrition of acquired customer accounts. In the event that we are not successful in our integration efforts, we may experience significant attrition in the acquired accounts or experience other issues that would prevent us from achieving the level of revenue enhancements and cost savings that we expect with respect to an acquisition. Finally, while the Harrisdirect acquisition has closed, there can be no assurance that we will successfully close our acquisition of BrownCo.

We expect to pursue additional acquisitions of companies in our industry, which may require us to obtain additional financing and subject us to integration risks. In addition, there can be no assurance that we will realize a positive return on any acquisition or that future acquisitions will not be dilutive to earnings.

Downturns or disruptions in the securities markets could reduce trade volumes and margin borrowing and increase our dependence on our more active customers who receive lower pricing

A significant portion of our revenues in recent years has been from online investing services, and although we continue to diversify our revenue sources, we expect this business to continue to account for a significant portion of our revenues in the foreseeable future. Like other financial services firms, we are affected directly by national and global economic, political and market conditions, broad trends in business and finance, disruptions to the securities markets and changes in volume and price levels of securities and futures transactions.

A decrease in trade volume may be more significant for us with respect to our less active customers, increasing our dependence on our more active trading customers who receive more favorable pricing based on their trade volume. Decreases in volumes, as well as securities prices, are also typically associated with a decrease in margin borrowing. Because we generate revenue from interest charged on margin borrowing, such decreases result in a reduction of revenue. When transaction volume is low, our operating results may be harmed in part because some of our overhead costs may remain relatively fixed.

We rely heavily on technology to deliver products and services

Disruptions to or instability of our technology, including an actual or perceived breach of the security of our technology, could harm our business and our reputation. Similarly, a significant disruption to or instability of one or more major technology systems other than ours, including the actual or perceived breach of the security of such systems, could have a general negative effect that would harm our business.

Downturns in the securities markets increase the credit risk associated with margin lending or stock loan transactions

We permit customers to purchase securities on margin. When the market declines rapidly, there is an increased risk that the value of the collateral we hold in connection with these transactions could fall below the amount of a customer’s indebtedness. Similarly, as part of our broker-dealer operations, we frequently enter into arrangements with other broker-dealers for the lending of various securities. Under regulatory guidelines, when we borrow or lend securities, we must generally simultaneously disburse or receive cash deposits. We may risk losses if there are sharp changes in market values of many securities and the counterparties to the borrowing and lending transactions fail to honor their commitments. Any downturn in public equity markets may lead to a greater risk that parties to stock lending transactions may fail to meet their commitments.

We may be unsuccessful in managing the effects of changes in interest rates and the interest-bearing banking assets in our portfolio

Our results of operations depend in significant part upon our level of net interest income, that is, the difference between interest income from interest-earning banking assets (such as loans and mortgage-backed and other asset-backed securities) and interest expense on interest-bearing banking liabilities (such as deposits and borrowings). E*TRADE Bank (the “Bank”) uses derivatives to help manage its interest rate risk. However, derivatives utilized may not be entirely effective and changes in market interest rates and the yield curve could reduce the value of the Bank’s financial assets and reduce net interest income. Many factors affect interest rates, including governmental monetary policies and domestic and international economic and political conditions.

The diversification of our asset portfolio may increase the level of charge-offs

As we diversify our asset portfolio through purchases and originations of higher-yielding asset classes, such as credit card portfolios and other consumer loans, we will have to manage assets that carry a higher risk of default than our mortgage portfolio. Consequently, the level of charge-offs associated with these assets may be higher than previously experienced. In addition, if the overall economy weakens, we could experience higher levels of charge-offs. If expectations of future charge-offs increase, a corresponding increase in the amount of our allowance for loan loss would be required. The increased level of provision for loan losses recorded to meet additional allowance for loan loss requirements could adversely affect our financial results, if those higher yields do not cover the provision for loan losses.

An increase in our delinquency rate could adversely affect our results of operations

Our underwriting criteria or collection methods may not afford adequate protection against the risks inherent in the loans comprising our consumer loan portfolio. In the event of a default, the collateral value of the financed item may not cover the outstanding loan balance and costs of recovery. In the event our portfolio of consumer finance receivables experiences higher delinquencies, foreclosures, repossessions or losses than anticipated, our results of operations or financial condition could be adversely affected.

Risks associated with principal trading transactions could result in trading losses

A majority of our specialist and market-making revenues are derived from trading as a principal. We may incur trading losses relating to the purchase, sale or short sale of securities for our own account, as well as trading losses in our specialist stocks and market maker stocks. From time to time, we may have large positions in securities of a single issuer or issuers engaged in a specific industry. We also operate a proprietary trading desk separate from our specialist and market maker operations, which may also incur trading losses.

Reduced grants by companies of employee stock options could adversely affect our results of operations

We are a provider of stock plan administration and options management tools. In December 2004, the Financial Accounting Standards Board (“FASB”) issued new rules that upon adoption, will require companies to value and expense employee stock options they grant to their employees and employee stock purchase plan transactions in which the terms are more favorable to those available to all holders of the same class of shares. This may result in companies granting fewer employee options and modifying their existing employee stock purchase plans, potentially reducing the amount of products and services we provide these companies and compelling us to incur additional costs so that our tools comply with the new FASB statement. Additionally, we may see a reduction in commission revenues as fewer employee stock options would be available for exercise and sale by the employees of these companies.

Reduced spreads in securities pricing, levels of trading activity and trading through market makers and/or specialists could harm our specialist and market maker business

The increase in computer generated buy/sell programs in the marketplace has continued to tighten spreads, resulting in reduced revenue capture per share by the specialist and market-making community and reduced payment for order flow revenues for us. Similarly, a reduction in the volume and/or volatility of trading activity could also reduce spreads that specialists and market makers receive, which adversely affect our market-making revenues.

Alternative trading systems that have developed over the past few years could also reduce the levels of trading of exchange-listed securities through specialists and the levels of over-the-counter trading through market makers. In addition, electronic communications networks, or ECNs, have emerged as an alternative forum to which broker-dealers and institutional investors can direct their limit orders. This allows broker-dealers and institutional investors to avoid directing their trades through market makers. As a result, we may experience a reduction in our flow of limit orders.

Our international efforts subject us to additional risks, which could impair our business growth

One component of our strategy has been an effort to build an international business. We have established certain joint venture and/or licensee relationships. We have limited control over the management and direction of these venture partners and/or licensees, and their action or inaction, including their failure to follow proper practices with respect to regulatory compliance and/or corporate governance, could harm our operations and/or our reputation.

Risks Relating to the Regulation of our Business

We are subject to extensive government regulation, including banking and securities rules and regulations, which could restrict our business practices

The securities and banking industries are subject to extensive regulation. All of our broker-dealer subsidiaries have to comply with many laws and rules, including rules relating to possession and control of customer funds and securities, margin lending and execution and settlement of transactions. We are also subject to additional laws and rules as a result of our specialist and market maker operations.

To the extent that, now or in the future, we solicit orders from our customers or make investment recommendations (or are deemed to have done so), or offer products and services, such as investing in futures, that are not suitable for all investors, we would become subject to additional rules and regulations governing, among other things, sales practices and the suitability of recommendations to customers.

As part of our institutional business we provide clients access to certain third-party research tools and other services in exchange for commissions earned. Currently, these activities are allowed by various regulatory bodies. However, changes to the regulations governing these activities have been proposed in the United Kingdom and the United States. If the regulations are changed in a way that limits or eliminates altogether the services we could provide to clients in exchange for commissions, we may realize a decrease in our institutional commission revenues.

Similarly, E*TRADE Financial Corporation, E*TRADE Re, LLC and ETB Holdings, Inc., as savings and loan holding companies, and the Bank, as a Federally chartered savings bank, are subject to extensive regulation, supervision and examination by the Office of Thrift Supervision (“OTS”), and, in the case of the Bank, also the FDIC. Such regulation covers all banking business, including lending practices, safeguarding deposits, capital structure, recordkeeping, transactions with affiliates and conduct and qualifications of personnel.

If we fail to comply with applicable securities, banking and insurance laws, rules and regulations domestically and internationally, we could be subject to disciplinary actions, damages, penalties or restrictions that could significantly harm our business

The SEC, the New York Stock Exchange (“NYSE”), the NASD, Inc. (“NASD”) or other self-regulatory organizations and state securities commissions can, among other things, censure, fine, issue cease-and-desist orders or suspend or expel a broker-dealer or any of its officers or employees. The OTS may take similar action with respect to our banking activities. Similarly, the attorneys general of each state could bring legal action on behalf of the citizens of the various states to ensure compliance with local laws. Regulatory organizations in countries outside of the United States have similar authority. The ability to comply with applicable laws and rules is dependent in part on the establishment and maintenance of a reasonable compliance system. The failure to establish and enforce reasonable compliance procedures domestically and internationally, even if unintentional, could subject us to significant losses or disciplinary or other actions.

If we do not maintain the capital levels required by regulators, we may be fined or even forced out of business

The SEC, NYSE, NASD, OTS and various other regulatory agencies have stringent rules with respect to the maintenance of specific levels of net capital by securities broker-dealers and regulatory capital by banks. Net capital is the net worth of a broker or dealer (assets minus liabilities), less deductions for certain types of assets. Failure to maintain the required net capital could result in suspension or revocation of registration by the SEC and suspension or expulsion by the NYSE and/or NASD, and could ultimately lead to the firm’s liquidation. In the past, our broker-dealer subsidiaries have depended largely on capital contributions by us in order to comply with net capital requirements. If such net capital rules are changed or expanded, or if there is an unusually large charge against net capital, operations that require an intensive use of capital could be limited. Such operations may include investing activities, marketing and the financing of customer account balances. Also, our ability to withdraw capital from brokerage subsidiaries could be restricted, which in turn could limit our ability to repay debt and redeem or purchase shares of our outstanding stock.

Similarly, the Bank is subject to various regulatory capital requirements administered by the OTS. Failure to meet minimum capital requirements can trigger certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could harm a bank’s operations and financial statements. A bank must meet specific capital guidelines that involve quantitative measures of a bank’s assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. A bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about the strength of components of its capital, risk weightings of assets, off-balance sheet transactions and other factors.

Quantitative measures established by regulation to ensure capital adequacy require a bank to maintain minimum amounts and ratios of Total and Tier 1 Capital to risk-weighted assets and of Tier 1 Capital to adjusted total assets. To satisfy the capital requirements for a “well capitalized” financial institution, a bank must maintain higher Total and Tier 1 Capital to risk-weighted assets and Tier 1 Capital to adjusted total assets ratios.

As a non-grandfathered savings and loan holding company, we are subject to regulations that could restrict our ability to take advantage of certain business opportunities

We are required to file periodic reports with the OTS and are subject to examination by the OTS. The OTS also has certain types of enforcement powers over us, ETB Holdings, Inc. and E*TRADE Re, LLC, including the ability to issue cease-and-desist orders, force divestiture of the Bank and impose civil and monetary penalties for violations of Federal banking laws and regulations or for unsafe or unsound banking practices. In addition, under the Gramm-Leach-Bliley Act, our activities are restricted to those that are financial in nature and certain real estate-related activities. We may make merchant banking investments in companies whose activities are not financial in nature if those investments are made for the purpose of appreciation and ultimate resale of the investment and we do not manage or operate the company. Such merchant banking investments may be subject to maximum holding periods and special recordkeeping and risk management requirements.

We believe all of our existing activities and investments are permissible under the Gramm-Leach-Bliley Act, but the OTS has not yet fully interpreted these provisions. Even if our existing activities and investments are permissible, we are unable to pursue future activities that are not financial in nature. We are also limited in our ability to invest in other savings and loan holding companies.

In addition, the Bank is subject to extensive regulation of its activities and investments, capitalization, community reinvestment, risk management policies and procedures and relationships with affiliated companies. Acquisitions of and mergers with other financial institutions, purchases of deposits and loan portfolios, the establishment of new Bank subsidiaries and the commencement of new activities by Bank subsidiaries require the prior approval of the OTS, and in some cases the FDIC, which may deny approval or limit the scope of our planned activity. These regulations and conditions could place us at a competitive disadvantage in an environment in which consolidation within the financial services industry is prevalent. Also, these regulations and conditions could affect our ability to realize synergies from future acquisitions, could negatively affect us following the acquisition and could also delay or prevent the development, introduction and marketing of new products and services.

Risks Relating to Owning Our Stock

We have incurred losses in the past and we cannot assure you that we will be profitable

We have incurred losses in the past and we may do so in the future. While we reported net income for the past two years, we reported a net loss of $186.4 million in 2002. We may incur losses in the future.

We expect that expensing stock options granted to our employees will have an impact on our financial results

We are not currently required to record any compensation expense in connection with stock option grants to employees that have an exercise price at or above fair market value. In December 2004, however, the FASB issued SFAS No. 123 (Revised 2004), Share-Based Payment, which among other things requires public companies to expense employee stock options and other share-based payments at their fair value when issued. We have voluntarily elected to adopt stock option expensing for reporting periods beginning on or after July 1, 2005. As a result of its impact on our financial results, we may be forced to decrease or eliminate employee stock option grants, which could, in turn, have a negative impact on our ability to attract and retain qualified employees.

We are substantially restricted by the terms of our senior notes

In June 2004, we issued an aggregate principal amount of $400 million of senior notes due June 2011. In September 2005, we issued an additional aggregate principal amount of $100 million of senior notes due June 2011 under the same indenture plus $350 million aggregate principal amount of senior notes due September 2013 under a separate indenture. The indentures governing the senior notes contains various covenants and restrictions that limit our ability and certain of our subsidiaries’ ability to, among other things:

•	incur additional indebtedness;

•	create liens;

•	pay dividends or make other distributions;

•	repurchase or redeem capital stock;

•	make investments or other restricted payments;

•	enter into transactions with our stockholders or affiliates;

•	sell assets or shares of capital stock of our subsidiaries;

•	restrict dividend or other payments to us from our subsidiaries; and

•	merge, consolidate or transfer substantially all of our assets.

As a result of the covenants and restrictions contained in the indentures, we are limited in how we conduct our business and we may be unable to raise additional debt or equity financing to compete effectively or to take advantage of new business opportunities. The terms of any future indebtedness could include more restrictive covenants.

We cannot assure you that we will be able to remain in compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the appropriate parties and/or amend the covenants.

Our corporate debt levels may limit our ability to obtain additional financing

At June 30, 2005, we had an outstanding balance of $400.0 million in senior notes, $185.2 million in convertible subordinated notes and $41.5 million in term loans. Our ratio of debt (our senior and convertible debt, capital lease obligations and term loans) to equity (expressed as a percentage) was 27% at June 30, 2005. In September 2005, we entered into a $250 million three-year senior secured revolving credit facility and issued an additional $450.0 million in senior notes to facilitate our acquisition of Harrisdirect. Loans made under the senior secured revolving credit facility are secured by a perfected first-priority pledge of the capital stock of each of our first-tier domestic subsidiaries other than E*TRADE Re, LLC, subject to applicable law and by a pledge of promissory notes representing loans and other advances by us to our subsidiaries. Had the senior notes we issued in September been outstanding at June 30, 2005, our ratio of debt to equity would have been 47%.

We may incur additional indebtedness in the future, including in connection with our planned acquisition of BrownCo. Our level of indebtedness, among other things, could:

•	make it more difficult or costly for us to obtain any necessary financing in the future for working capital, capital expenditures, debt service requirements or other purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business; or

•	make us more vulnerable in the event of a downturn in our business.

The market price of our common stock may continue to be volatile

From January 1, 2003 through September 30, 2005, the price per share of our common stock has ranged from a low of $3.65 to a high of $17.60. The market price of our common stock has been, and is likely to continue to be, highly volatile and subject to wide fluctuations. In the past, volatility in the market price of a company’s securities has often led to securities class action litigation. Such litigation could result in substantial costs to us and divert our attention and resources, which could harm our business. Declines in the market price of our common stock or failure of the market price to increase could also harm our ability to retain key employees, reduce our access to capital and otherwise harm our business.

We may need additional funds in the future, which may not be available and which may result in dilution of the value of our common stock

In the future, we may need to raise additional funds, which may not be available on favorable terms, if at all. If adequate funds are not available on acceptable terms, we may be unable to fund our business growth plans. In addition, if funds are available, the issuance of securities could dilute the value of shares of our common stock and cause the market price to fall.

We have various mechanisms in place that may discourage takeover attempts

Certain provisions of our certificate of incorporation and bylaws may discourage, delay or prevent a third party from acquiring control of us in a merger, acquisition or similar transaction that a shareholder may consider favorable. Such provisions include:

•	authorization for the issuance of “blank check” preferred stock;

•	provision for a classified Board of Directors with staggered, three-year terms;

•	the prohibition of cumulative voting in the election of directors;

•	a super-majority voting requirement to effect business combinations or certain amendments to our certificate of incorporation and bylaws;

•	limits on the persons who may call special meetings of shareholders;

•	the prohibition of shareholder action by written consent; and

•	advance notice requirements for nominations to the Board of Directors or for proposing matters that can be acted on by shareholders at shareholder meetings.

Attempts to acquire control of the company may also be delayed or prevented by our stockholder rights plan, which is designed to enhance the ability of our Board of Directors to protect shareholders against unsolicited attempts to acquire control of the company that do not offer an adequate price to all shareholders or are otherwise not in the best interests of the company and our shareholders. In addition, certain provisions of our stock incentive plans, management retention and employment agreements (including severance payments and stock option acceleration), and Delaware law may also discourage, delay or prevent someone from acquiring or merging with us.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, to fund our operations and to finance capital expenditures. We may also use a portion of the net proceeds from the sale of securities to finance our planned acquisition of BrownCo and to fund related transaction expenses and regulatory capital requirements associated with the acquisition.

DIVIDENDS

We have never declared or paid cash dividends on our common stock. Although we do not currently have any plans to pay cash dividends on our common stock, we may do so in the future.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges and our consolidated ratio of earnings to fixed charges and preferred stock dividends:

	Six Months Ended June 30, 2005	Six Months Ended June 30, 2004	Year Ended December 31,				Three Months Ended December 31, 2000	Year Ended September 30, 2000
			2004	2003	2002	2001
Ratio of earnings to fixed charges (1)	1.90	2.06	1.97	1.53	1.31	—	1.01	1.18
Ratio of earnings to fixed charges and preferred stock dividends	1.90	2.06	1.97	1.53	1.31	—	1.01	1.18

(1)	The ratio of earnings to fixed charges is computed by dividing (i) income from continuing operations before income taxes, equity in income of investments and fixed charges by (ii) fixed charges. Fixed charges consist of consolidated interest expense and the portion of rental expense which is deemed to represent interest. Earnings were insufficient to cover fixed charges for the year ended December 31, 2001 by $254,763.

DESCRIPTION OF SENIOR NOTES

We may issue senior notes under an indenture in the form filed as an exhibit to this registration statement, which we refer to as the “senior notes indenture” and, together with the debt securities indenture and the subordinated debt indenture, each described below, as the “indentures.” The senior notes indenture will be entered into between us and a trustee to be named prior to the issuance of any senior notes, which we refer to as the “senior notes trustee.” We also refer to the senior notes trustee, the debt securities trustee and the subordinated debt securities trustee together as the “trustees,” and each individually as a “trustee.” The senior notes indenture does not limit the amount of senior notes that can be issued thereunder and provides that the senior notes may be issued from time to time in one or more series pursuant to the terms of one or more securities resolutions or supplemental indentures creating such series.

We have summarized below the material provisions of the senior notes indenture and the senior notes or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and you should refer to the senior notes indenture itself which describes completely the terms and definitions summarized below and contains additional information about the senior notes. For purposes of this “Description of Senior Notes,” the term “the Company” means E*TRADE Financial Corporation and its successors under the senior notes indenture, in each case excluding its subsidiaries. Our broker dealer and bank regulated subsidiaries, which we refer to as our Regulated Subsidiaries, are generally not subject to the restrictive covenants in the senior notes indenture which place limitations on the Company’s actions, and where they are subject to covenants, there are numerous exceptions and limitations.

General

When we offer to sell a particular series of senior notes, we will describe the specific terms of the senior notes in a prospectus supplement. The prospectus supplement will set forth the following terms, as applicable, of the senior notes offered thereby: (1) the designation, aggregate principal amount, currency or composite currency and denominations; (2) the price at which such senior notes will be issued and, if an index formula or other method is used, the method for determining amounts of principal or interest; (3) the maturity date and other dates, if any, on which principal will be payable; (4) the interest rate (which may be fixed or variable), if any; (5) the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest; (6) the terms of any conversion or exchange; (7) any events of default or covenants in addition to or in lieu of those set forth in the senior notes senior notes indenture; (8) provisions for electronic issuance of senior notes or for senior notes in uncertificated form; and (9) any additional provisions or other special terms, including any terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the senior notes.

The senior notes will be unsecured senior obligations of the Company. Interest on the senior notes will be payable semi-annually in cash. Interest on the senior notes will accrue from the most recent date on which interest on the senior notes was paid or, if no interest has been paid, from and including the date on which the senior notes were originally issued. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Optional Redemption

The Company may redeem the senior notes at such times, and at such redemption prices as will be set forth in the prospectus supplement describing the terms of any series of senior notes we may offer.

In addition, prior to such time as will be set forth in the applicable prospectus supplement for a series of senior notes, the Company may redeem up to 35% of the principal amount of the senior notes with the Net Cash Proceeds of one or more sales of its Capital Stock (other than Disqualified Stock) at a redemption price of 100% of their principal amount plus a premium equal to the interest rate per annum on the senior notes applicable on the date on which notice of redemption is given, plus accrued interest; provided that at least 65% of the aggregate principal amount of senior notes originally issued on the Closing Date remains outstanding after each such redemption and notice of any such redemption is mailed within 90 days of each such sale of Capital Stock.

The Company will give not less than 10 days’ nor more than 90 days’ notice of any redemption. If less than all of the senior notes are to be redeemed, selection of the senior notes for redemption will be made by the senior notes trustee:

•	in compliance with the requirements of the principal national securities exchange, if any, on which the senior notes are listed, or,

•	if the senior notes are not listed on a national securities exchange, by lot or by such other method as the senior notes trustee in its sole discretion shall deem to be fair and appropriate.

However, no senior note of $1,000 in principal amount or less shall be redeemed in part. If any senior note is to be redeemed in part only, the notice of redemption relating to such senior note will state the portion of the principal amount to be redeemed. A new senior note in principal amount equal to the unredeemed portion will be issued upon cancellation of the original senior note.

Ranking

The senior notes will be general senior obligations of the Company and will rank equal in right of payment with all existing and future unsubordinated indebtedness of the Company. The senior notes will also rank senior in right of payment to all existing and future subordinated indebtedness of the Company.

The Company currently conducts most of its operations through its Subsidiaries. As the Company’s obligations under the senior notes are not guaranteed by its Subsidiaries, creditors of the Company’s Subsidiaries, including trade creditors, customers, and preferred stockholders, if any, of such Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiary over the claims of the Holders. The senior notes, therefore, will be effectively subordinated to the claims of creditors, including trade creditors, customers and preferred stockholders, if any, of the Subsidiaries of the Company.

The senior notes indenture permits the Company and its Subsidiaries to incur secured debt under specified circumstances. If the Company’s existing or future secured creditors exercise their rights with respect to its pledged assets, the secured creditors would be entitled to be repaid in full from the proceeds of the liquidation of those assets before those assets would be available for distribution to other creditors, including holders of the senior notes. Holders of the senior notes will participate in the Company’s remaining assets ratably with all of its other unsubordinated creditors. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all of the senior notes then outstanding.

Absence of FDIC Insurance and Guarantees

The senior notes are not savings accounts or deposits with E*TRADE Bank or any other Subsidiary of the Company nor are they insured by the FDIC or by the United States or any agency or fund of the United States. In addition, the senior notes are not obligations of, or guaranteed by any of our Subsidiaries. The senior notes are not secured by our assets or those of any of our Subsidiaries.

Sinking Fund

There will be no sinking fund payments for the senior notes.

Governing Law

The senior notes indenture and the senior notes will be governed by, and construed in accordance with, the laws of the State of New York.

Covenants

Overview

In the senior notes indenture, the Company will agree to covenants that limit its and its Restricted Subsidiaries’ and, in certain limited cases, Regulated Subsidiaries’, ability, among other things, to:

•	incur additional debt and issue Preferred Stock;

•	pay dividends, acquire shares of capital stock, make payments on subordinated debt or make investments;

•	place limitations on distributions from Regulated Subsidiaries or Restricted Subsidiaries;

•	issue or sell capital stock of Regulated Subsidiaries or Restricted Subsidiaries;

•	issue guarantees;

•	sell or exchange assets;

•	enter into transactions with shareholders and affiliates;

•	create liens; and

•	effect mergers.

Pursuant to the senior notes indenture, the covenants under “—Limitation on Indebtedness and Issuances of Preferred Stock,” “—Limitation on Restricted Payments,” “—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries or Regulated Subsidiaries” “—Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries or Regulated Subsidiaries,” “—Future Subsidiary Guarantees,” “—Limitation on Transactions with Shareholders and Affiliates,” “—Limitation on Liens,” “—Limitation on Sale-Leaseback Transactions,” “—Limitation on Asset Sales,” apply to the Company and the Restricted Subsidiaries, but generally do not apply to Regulated Subsidiaries.

If a Change of Control occurs and triggers a Rating Decline, each Holder of senior notes will have the right to require the Company to repurchase all or a part of the Holder’s senior notes at a price equal to 101% of their principal amount, plus any accrued interest to the date of repurchase.

Limitation on Indebtedness and Issuances of Preferred Stock

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness, including Disqualified Stock (other than the senior notes, Guarantees of the 2011 Notes, Guarantees of the 2013 Notes, any Senior Notes Guarantees and Indebtedness existing on the Closing Date), and the Company will not permit any Restricted Subsidiary to issue Preferred Stock; provided that the Company or any Subsidiary Guarantor may Incur Indebtedness and any Restricted Subsidiary may Incur Acquired Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio would be greater than 2.5:1.

Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

(1) Indebtedness of the Company under any Credit Facility in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $300 million;

(2) Indebtedness owed (A) to the Company or any Subsidiary Guarantor evidenced by an unsubordinated promissory note or (B) to any Restricted Subsidiary or Regulated Subsidiary; provided that (x) any event which results in any such Restricted Subsidiary or Regulated Subsidiary ceasing to be a Restricted Subsidiary or Regulated Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary or Regulated Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (2) and (y) if the Company (or any Subsidiary that is a Subsidiary Guarantor at the time such Indebtedness is Incurred) is the obligor on such Indebtedness, such Indebtedness must be expressly contractually subordinated in right of payment to the senior notes, in the case of the Company, or the Senior Note Guarantee, in the case of a Subsidiary Guarantor;

(3) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness outstanding under clause (1), (2) or (6)) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that (a) Indebtedness the proceeds of which are used to refinance or refund the senior notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the senior notes or a Senior Note Guarantee shall only be permitted under this clause (3) if (x) in case the senior notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the senior notes or a Senior Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining senior notes or the Senior Note Guarantee, or (y) in case the Indebtedness to be refinanced is subordinated in right of payment to the senior notes or a Senior Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the senior notes or the Senior Note Guarantee at least to the extent that the Indebtedness to be refinanced is subordinated to the senior notes or the Senior Note Guarantee, (b) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded and (c) such new Indebtedness is Incurred by the Company or a Subsidiary Guarantor or by the Restricted Subsidiary that is the obligor on the Indebtedness to be refinanced or refunded;

(4) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase senior notes, 2011 Notes or 2013 Notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the senior notes, the 2011 Notes or the 2013 Notes as described under “Defeasance”; and

(5) Guarantees of senior notes and Guarantees of Indebtedness of the Company or by any Restricted Subsidiary provided the Guarantee of such Indebtedness is permitted by and made in accordance with the “Future Subsidiary Guarantees” covenant.

(b) Notwithstanding any other provision of this “Limitation on Indebtedness and Issuances of Preferred Stock” covenant, the maximum amount of Indebtedness that may be Incurred pursuant to this “Limitation on Indebtedness and Issuances of Preferred Stock” covenant will not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies or due to fluctuations in the value of commodities or securities which underlie such Indebtedness. For the purposes of determining compliance with any restriction on the Incurrence of Indebtedness (x), the U.S dollar equivalent principal amount of any Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed, in the case of revolving credit debt and (y) the principal amount of any Indebtedness which is calculated by reference to any underlying security or commodity shall be calculated based on the relevant closing price of such commodity or security on the date such Indebtedness was incurred.

(c) For purposes of determining any particular amount of Indebtedness under this “Limitation on Indebtedness and Issuances of Preferred Stock” covenant, (x) Indebtedness outstanding under any Credit Facility on the Closing Date shall be treated as Incurred pursuant to clause (1) of the second paragraph of clause (a) of this “Limitation on Indebtedness and Issuances of Preferred Stock” covenant, (y) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (z) any Liens granted pursuant to the equal and ratable provisions referred to in the “Limitation on Liens” covenant shall not be treated as Indebtedness. For purposes of determining compliance with this “Limitation on Indebtedness and Issuances of Preferred Stock” covenant, if an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above (other than Indebtedness referred to in clause (x) of the preceding sentence), including under the first paragraph of part (a), the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness.

(d) Neither the Company nor any Subsidiary Guarantor will Incur any Indebtedness if such Indebtedness is subordinate in right of payment to any other Indebtedness unless such Indebtedness is also subordinate in right of payment to the senior notes or the applicable Senior Note Guarantee to the same extent.

(e) The Company will not permit any Regulated Subsidiary (x) to Incur any Indebtedness the proceeds of which are not invested in the business of such Bank Regulated Subsidiary (or any Subsidiary of such Bank Regulated Subsidiary) or such Broker Dealer Regulated Subsidiary (or any Subsidiary of such Broker Dealer Regulated Subsidiary which is also a Regulated Subsidiary), and (y) to Incur any Indebtedness for the purpose, directly or indirectly, of dividing or distributing the proceeds of such Indebtedness to the Company or any Restricted Subsidiary; except that the Incurrence of Indebtedness by a Regulated Subsidiary that does not comply with (x) and (y) above shall be permitted provided that such Incurrence complies with paragraph (a) of this “—Limitation on Indebtedness and Issuances of Preferred Stock” covenant as if such paragraph applied to such Regulated Subsidiary.

Limitation on Restricted Payments

(a) The Company will not, and will not permit any Restricted Subsidiary or Regulated Subsidiary to, directly or indirectly,

(1) declare or pay any dividend or make any distribution on or with respect to its Capital Stock held by Persons other than the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries (other than (w) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock, (x) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries or Regulated Subsidiaries held by minority stockholders, (y) dividends or distributions on non-voting Preferred Stock the proceeds from the sale of which were invested in the business of such Regulated Subsidiary (or any Subsidiary of such Regulated Subsidiary which is also a Regulated Subsidiary), and (z) pro rata dividends on Preferred Stock of Subsidiaries that are real estate investment trusts, including Highland REIT, Inc., held by minority stockholders;

(2) purchase, call for redemption or redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Company or any Subsidiary Guarantor (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person (other than the Company, any Restricted Subsidiary or any Regulated Subsidiary) or (B) a Restricted Subsidiary or Subsidiary Guarantor (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than the Company or a Wholly Owned Restricted Subsidiary or Wholly Owned Regulated Subsidiary);

(3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the senior notes or any Indebtedness of a Subsidiary Guarantor that is subordinated in right of payment to a Senior Note Guarantee; or

(4) (a) with respect to the Company and any Restricted Subsidiary, make any Investment, other than a Permitted Investment, in any Person, and (b) with respect to any Regulated Subsidiary, make any Investment in an Unrestricted Subsidiary (such payments or any other actions described in clauses (1) through (4) above being collectively “Restricted Payments”);

if, at the time of, and after giving effect to, the proposed Restricted Payment:

(A) a Default or Event of Default shall have occurred and be continuing;

(B) the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of part (a) of the “Limitation on Indebtedness and Issuances of Preferred Stock” covenant;

(C) the subsidiary subject to the Restricted Payment is both a Regulated Subsidiary and a Significant Subsidiary that is not in compliance with applicable regulatory capital or other material requirements of its regulators, such as the OTS or FDIC, or any applicable state, federal or self regulatory organization, or would fail to be in compliance with applicable regulatory requirements as a consequence of the payment; or

(D) the aggregate amount of all Restricted Payments made after the Closing Date shall exceed the sum of

(1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter in which the Closing Date falls and ending on the last day of such fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided to the senior notes trustee, provided that such Adjusted Consolidated Net Income may only be recognized during those quarters for which the Company has filed reports with the SEC to the extent provided in “—SEC Reports and Reports to Holders” or has furnished comparable financial information to the senior notes trustee plus

(2) the aggregate Net Cash Proceeds received by the Company after the Closing Date as a capital contribution or from the issuance and sale of its Capital Stock (other than Disqualified Stock or Preferred Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by the senior notes indenture of Indebtedness of the Company for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the senior notes) plus

(3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or Regulated Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), from the release of any Guarantee or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary or Regulated Subsidiary in such Person or Unrestricted Subsidiary plus

(4) $100 million.

(b) The foregoing provision shall not be violated by reason of:

(1) the payment of any dividend or redemption of any Capital Stock within 60 days after the related date of declaration or call for redemption if, at said date of declaration or call for redemption, such payment or redemption would comply with the preceding paragraph;

(2) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the senior notes or any Senior Note Guarantee including premium, if any, and accrued interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (3) of the second paragraph of part (a) of the “Limitation on Indebtedness and Issuances of Preferred Stock” covenant;

(3) the repurchase, redemption or other acquisition of Capital Stock of the Company, a Subsidiary Guarantor, a Restricted Subsidiary or a Regulated Subsidiary (or options, warrants or other rights to acquire such Capital Stock) or a dividend on such Capital Stock in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock); provided that such options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, in each case other than in connection with a Change of Control of the Company (provided that prior to any such repurchase, redemption or other acquisition in connection with a change of control, the Company has made an Offer to Purchase and purchased all senior notes, 2011 Notes and 2013 Notes validly tendered for payment in accordance with the “Repurchase of Senior Notes Upon a Change of Control” covenant), prior to the Stated Maturity of the senior notes, 2011 Notes and 2013 Notes, respectively;

(4) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness which is subordinated in right of payment to the senior notes or any Senior Note Guarantee in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock); provided that such options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, in each case other than in connection with a Change of Control of the Company (provided that prior to any such repurchase, redemption or other acquisition in connection with a change of control, the Company has made an Offer to Purchase and purchased all senior notes, 2011 Notes and 2013 Notes validly tendered for payment in accordance with the “Repurchase of Senior Notes Upon a Change of Control” covenant), prior to the Stated Maturity of the senior notes, 2011 Notes and 2013 Notes, respectively;

(5) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets of the Company, any Restricted Subsidiary or any Regulated Subsidiary and that, in the case of the Company, comply with the provisions of the senior notes indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company;

(6) Investments acquired as a capital contribution to, or in exchange for, or out of the proceeds of a substantially concurrent offering of, Capital Stock (other than Disqualified Stock) of the Company;

(7) the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price thereof;

(8) the repurchase, redemption or other acquisition of the Company’s Capital Stock (or options, warrants or other rights to acquire such Capital Stock) from Persons who are or were formerly employees of the Company and their Affiliates, heirs and executors; provided that the aggregate amount of all such repurchases pursuant to this clause (9) shall not exceed $50 million;

(9) the repurchase of Common Stock of the Company, or the declaration or payment of dividends on Common Stock (other than Disqualified Stock) of the Company; provided that the aggregate amount of all such declarations, payments or repurchases pursuant to this clause (9) shall not exceed $100 million in any fiscal year; provided further that at the time of declaration of such dividend or at the time of such repurchase (x) no Default or Event of Default has occurred and is continuing, and (y) the Company is able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of the “Limitation on Indebtedness and Issuances of Preferred Stock” covenant; or

(10) the repurchase, redemption or other acquisition of the Outstanding Convertible Notes,

provided that, except in the case of clause (1), no Default or Event of Default (excluding, in each case, clause (i) of “Events of Default”) shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

(c) Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (10) thereof, clause (2) thereof, an exchange of Capital Stock for Capital Stock or

Indebtedness referred to in clause (3) or (4) thereof, an Investment acquired as a capital contribution or in exchange for Capital Stock referred to in clause (6) thereof, the repurchase of Capital Stock referred to in clause (7) thereof, the repurchase of Common Stock referred to in clause (9) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clause (3), (4) or (6), shall be included in calculating whether the conditions of clause (D) of the first paragraph of this “Limitation on Restricted Payments” covenant have been met with respect to any subsequent Restricted Payments. If the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the senior notes, or Indebtedness that is pari passu with the senior notes or any Senior Note Guarantee, then the Net Cash Proceeds of such issuance shall be included in clause (D) of the first paragraph of this “Limitation on Restricted Payments” covenant only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

(d) For purposes of determining compliance with this “Limitation on Restricted Payments” covenant, (x) the amount, if other than in cash, of any Restricted Payment shall be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution and (y) if a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the above clauses, including the first paragraph of this “Limitation on Restricted Payments” covenant, the Company, in its sole discretion, may order and classify, and from time to time may reclassify, such Restricted Payment if it would have been permitted at the time such Restricted Payment was made and at the time of such reclassification.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries or Regulated Subsidiaries

The Company will not, and will not permit any Restricted Subsidiary or Regulated Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary or Regulated Subsidiary (other than any Subsidiary Guarantor) to

(1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary or Regulated Subsidiary owned by the Company or any other Restricted Subsidiary or Regulated Subsidiary;

(2) pay any Indebtedness owed to the Company or any other Restricted Subsidiary or Regulated Subsidiary;

(3) make loans or advances to the Company or any other Restricted Subsidiary or Regulated Subsidiary; or

(4) transfer any of its property or assets to the Company or any other Restricted Subsidiary or Regulated Subsidiary.

The foregoing provisions shall not restrict any encumbrances or restrictions:

(1) existing on the Closing Date in any Credit Facility, the senior notes indenture or any other indentures or agreements in effect on the Closing Date, and any amendments, supplements, extensions, refinancings, renewals or replacements of such indentures or agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(2) existing under or by reason of applicable law including rules and regulations of and agreements with any regulatory authority having jurisdiction over the Company, any Restricted Subsidiary, or any Regulated Subsidiary, including, but not limited to the OTS, the FDIC, the SEC any self regulatory organization of which such Regulated Subsidiary is a member, or the imposition of conditions or requirements pursuant to the enforcement authority of any such regulatory authority;

(3) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary or Regulated Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired and any extensions, refinancings, renewals or replacements of thereof; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(4) in the case of clause (4) of the first paragraph of this “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries or Regulated Subsidiaries” covenant:

(A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

(B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company, any Restricted Subsidiary or any Regulated Subsidiary not otherwise prohibited by the senior notes indenture; or

(C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary or Regulated Subsidiary in any manner material to the Company or any Restricted Subsidiary or Regulated Subsidiary taken as a whole; or

(5) with respect to a Restricted Subsidiary or Regulated Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary or Regulated Subsidiary.

Nothing contained in this “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries or Regulated Subsidiaries” covenant shall prevent the Company, any Restricted Subsidiary or any Regulated Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the “Limitation on Liens” covenant or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries.

Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries or Regulated Subsidiaries

The Company will not sell, and will not permit any Restricted Subsidiary or Regulated Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary or Regulated Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

(1) (i) with respect to the capital stock of a Restricted Subsidiary, to the Company or a Wholly Owned Restricted Subsidiary or, (ii) in the case of Regulated Subsidiary, to the Company, a Wholly Owned Restricted Subsidiary or a Wholly Owned Regulated Subsidiary;

(2) issuances of director’s qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law;

(3) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the “Limitation on Restricted Payments” covenant if made on the date of such issuance or sale;

(4) (i) sales of Common Stock (including options, warrants or other rights to purchase shares of such Common Stock but excluding Disqualified Stock) of a Restricted Subsidiary or a Regulated Subsidiary by the Company, a Restricted Subsidiary or a Regulated Subsidiary, provided that the Company or such Restricted Subsidiary or Regulated Subsidiary applies the Net Cash Proceeds of any such sale in accordance with clause (A) or (B) of the “Limitation on Asset Sales” covenant and (ii) issuances of Preferred Stock of a Restricted Subsidiary if such Restricted Subsidiary would be entitled to Incur such Indebtedness under the covenant entitled “Limitations on Indebtedness and Issuances of Preferred Stock”; or

(5) sales of Capital Stock, other than Common Stock, by a Regulated Subsidiary or a Subsidiary of such Regulated Subsidiary, the proceeds of which are invested in the business of such Regulated Subsidiary.

Future Subsidiary Guarantees

The Company will not permit any Restricted Subsidiary or Regulated Subsidiary, directly or indirectly, to Guarantee any Indebtedness (“Guaranteed Indebtedness”) of the Company or any Restricted Subsidiary (other than a Foreign Subsidiary), unless (a) such Restricted Subsidiary or Regulated Subsidiary, to the extent permitted by law, simultaneously executes and delivers a supplemental senior notes indenture to the senior notes indenture providing for a Guarantee (a “Subsidiary Guarantee”) of payment of the senior notes by such Restricted Subsidiary or Regulated Subsidiary and (b) such Restricted Subsidiary or Regulated Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary or Regulated Subsidiary as a result of any payment by such Restricted Subsidiary or Regulated Subsidiary under its Subsidiary Guarantee until the senior notes have been paid in full. The obligations of any such future Subsidiary Guarantor will be limited so as not to constitute a fraudulent conveyance under applicable federal or state laws.

If the Guaranteed Indebtedness is (A) pari passu in right of payment with the senior notes or any Senior Note Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be pari passu in right of payment with, or subordinated to, the Subsidiary Guarantee or (B) subordinated in right of payment to the senior notes or any Senior Note Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the senior notes or the Senior Note Guarantee.

Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary or Regulated Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon any:

(1) sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company’s and each Restricted Subsidiary’s and Regulated Subsidiary’s Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary or Regulated Subsidiary (which sale, exchange or transfer is not prohibited by the senior notes indenture) or upon the designation of such Restricted Subsidiary or Regulated Subsidiary as an Unrestricted Subsidiary in accordance with the terms of the senior notes indenture; or

(2) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

Limitation on Transactions with Shareholders and Affiliates

The Company will not, and will not permit any Restricted Subsidiary or Regulated Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Company or any Affiliates of any Restricted Subsidiary or Regulated Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary or Regulated Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not such a holder or an Affiliate.

The foregoing limitation does not limit, and shall not apply to:

(1) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Company, a Restricted Subsidiary or a Regulated Subsidiary delivers to the senior notes trustee a written opinion of a nationally recognized investment banking, accounting, valuation or appraisal firm stating that the transaction is fair to the Company or such Restricted Subsidiary or Regulated Subsidiary from a financial point of view;

(2) any transaction solely among the Company, its Wholly Owned Restricted Subsidiaries or its Wholly Owned Regulated Subsidiaries or any combination thereof;

(3) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company and customary indemnification arrangements entered into by the Company;

(4) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes;

(5) any sale of shares of Capital Stock (other than Disqualified Stock) of the Company;

(6) the granting or performance of registration rights under a written agreement and approved by the Board of Directors of the Company, containing customary terms, taken as a whole;

(7) loans to an Affiliate who is an officer, director or employee of the Company, a Restricted Subsidiary or a Regulated Subsidiary by a Regulated Subsidiary in the ordinary course of business in accordance with Sections 7 and 13(k) of the Exchange Act;

(8) deposit, checking, banking and brokerage products and services typically offered to our customers on substantially the same terms and conditions as those offered to our customers, or in the case of a Bank Regulated Subsidiary, as otherwise permitted under Regulation O promulgated by the Board of Governors of under the Federal Reserve System; or

(9) any Permitted Investments or any Restricted Payments not prohibited by the “Limitation on Restricted Payments” covenant.

Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this “Limitation on Transactions with Shareholders and Affiliates” covenant and not covered by clauses (2) through (6) of this paragraph, (a) the aggregate amount of which exceeds $15 million in value, must be approved or determined to be fair in the manner provided for in clause (1)(A) or (B) above and (b) the aggregate amount of which exceeds $25 million in value, must be determined to be fair in the manner provided for in clause (1)(B) above.

Limitation on Liens

The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the senior notes and all other amounts due under the senior notes indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the senior notes, prior to) the obligation or liability secured by such Lien.

The foregoing limitation does not apply to:

(1) Liens existing on the Closing Date;

(2) Liens granted after the Closing Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the Holders;

(3) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary or Wholly Owned Regulated Subsidiary to secure Indebtedness owing to the Company or such other Restricted Subsidiary or Regulated Subsidiary;

(4) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (3) of the second paragraph of the “Limitation on Indebtedness and Issuances of Preferred Stock” covenant; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary or Regulated Subsidiary other than the property or assets securing the Indebtedness being refinanced;

(5) Liens to secure Indebtedness (including Hedging Obligations with respect thereto) in an aggregate amount not to exceed the greater of (x) $300.0 million and (y) an amount equal to the Secured Indebtedness Cap on the date on which such Lien is to be incurred;

(6) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date; provided that (a) any such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with the “Limitation on Indebtedness and Issuances of Preferred Stock” covenant, to finance the cost (including the cost of improvement or construction and fees and expenses related to the acquisition) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within twelve months after the later of the acquisition, the completion of construction or the commencement of full operation of such property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

(7) Liens on cash set aside at the time of the Incurrence of any Indebtedness, or government securities purchased with such cash, in either case to the extent that such cash or government securities pre-fund the payment of interest on such Indebtedness and are held in a collateral or escrow account or similar arrangement to be applied for such purpose;

(8) Liens incurred by the Company or a Restricted Subsidiary for the benefit of a Regulated Subsidiary in the ordinary course of business including Liens incurred in the Broker Dealer Regulated Subsidiary’s securities business with respect to obligations that do not exceed $200 million at any one time outstanding and that are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business); or

(9) Permitted Liens.

Limitation on Sale-Leaseback Transactions

The Company will not, and will not permit any Restricted Subsidiary or Regulated Subsidiary to, enter into any Sale-Leaseback Transaction involving any of its assets or properties whether now owned or hereafter acquired.

The foregoing restriction does not apply to any Sale-Leaseback Transaction if:

(1) the lease is for a period, including renewal rights, of not in excess of three years;

(2) the lease secures or relates to industrial revenue or pollution control bonds;

(3) the transaction is solely among the Company, its Wholly Owned Restricted Subsidiaries or its Wholly Owned Regulated Subsidiaries or any combination thereof; or

(4) the Company or such Restricted Subsidiary or Regulated Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (A) or (B) of the third paragraph of the “Limitation on Asset Sales” covenant.

Limitation on Asset Sales

The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (1) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (2) at least 75% of the consideration received consists of (a) cash or Temporary Cash Investments, (b) the assumption of unsubordinated Indebtedness of the Company or any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary (in each case, other than Indebtedness owed to the Company), provided that the Company, such Subsidiary Guarantor, such Restricted Subsidiary, as the case may be is irrevocably and unconditionally released from all liability under such Indebtedness or (c) Replacement Assets.

The Company will not, and will not permit any Restricted Subsidiary or Regulated Subsidiary to consummate any Regulated Sale unless (1) the consideration received by the Company or such Restricted Subsidiary or Regulated Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (2) at least 75% of the consideration received consists of (a) cash or Temporary Cash Investments, (b) the assumption of unsubordinated Indebtedness of the Company or any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary or Regulated Subsidiary (in each case, other than Indebtedness owed to the Company), provided that the Company, such Subsidiary Guarantor, such Restricted Subsidiary or such Regulated Subsidiary, as the case may be is irrevocably and unconditionally released from all liability under such Indebtedness or (c) Replacement Assets.

If and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries (excluding the first $300 million of Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries from Asset Sales and Regulated Sales after the Closing Date) from one or more Asset Sales or Regulated Sales in any period of 12 consecutive months exceed 10% of Consolidated Net Worth (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Subsidiaries has been filed with the SEC or provided to the senior notes trustee), then the Company shall or shall cause the relevant Restricted Subsidiary or Regulated Subsidiary to:

(1) within twelve months after the date Net Cash Proceeds so received exceed 10% of Consolidated Net Worth,

(A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Company or Indebtedness or to redeem or repurchase Capital Stock, otherwise permitted by the senior notes indenture, of any Restricted Subsidiary or Regulated Subsidiary, in each case owing to or owned by a Person other than the Company or any Affiliate of the Company; or

(B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in Replacement Assets; and

(2) apply (no later than the end of the 12-month period referred to in clause (1)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (1)) as provided in the following paragraphs of this “Limitation on Asset Sales” covenant.

If and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries from one or more Regulated Sales in any period of 12 consecutive months exceed 10% of Consolidated Net Worth (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Subsidiaries has been filed with the SEC or provided to the senior notes trustee), then the Company shall or shall cause the relevant Restricted Subsidiary or Regulated Subsidiary to apply (no later than the end of the 12-month period referred to in clause (1)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (1)) as provided in the following paragraphs of this “Limitation on Asset Sales” covenant.

The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (1) of the preceding sentence and not applied as so required by the end of such period shall constitute “Excess Proceeds.”

If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this “Limitation on Asset Sales” covenant totals at least $50 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders (and if required by the terms of any Indebtedness that is pari passu with the senior notes (“Pari Passu Indebtedness”), from the holders of such Pari Passu Indebtedness) on a pro rata basis an aggregate principal amount of senior notes (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of their principal amount, plus, in each case, accrued interest (if any) to the Payment Date.

To the extent that the aggregate amount of senior notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to an Offer to Purchase is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any other purpose which is permitted by the senior notes indenture.

If the aggregate principal amount of senior notes surrendered by holders thereof and other Pari Passu Indebtedness surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the senior notes trustee shall select the senior notes and Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered senior notes and Pari Passu Indebtedness. Upon completion of such Offer to Purchase, the amount of Excess Proceeds shall be reset to zero.

Limitation on Lines of Business

The Company will not, and will not permit any Restricted Subsidiary or Regulated Subsidiary to, engage in any business other than a Related Business.

Repurchase of Senior Notes upon a Change of Control

The Company must commence, within 30 days of the later of (1) the occurrence of a Change of Control, and (2) a Rating Decline, and consummate an Offer to Purchase for all senior notes then outstanding, at a purchase price equal to 101% of their principal amount, plus accrued interest (if any) to the Payment Date; provided that the Company shall not be required to make an Offer to Purchase unless a Rating Decline occurs.

There can be no assurance that the Company will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of senior notes) required by the foregoing covenant (as well as may be contained in other securities of the Company which might be outstanding at the time).

The above covenant requiring the Company to repurchase the senior notes will, unless consents are obtained, require the Company to repay all indebtedness then outstanding which by its terms would prohibit such senior note repurchase, either prior to or concurrently with such senior note repurchase.

The Company will not be required to make an Offer to Purchase upon the occurrence of a Change of Control, if a third party makes an offer to purchase the senior notes in the manner, at the times and price and otherwise in compliance with the requirements of the senior notes indenture applicable to an Offer to Purchase for a Change of Control and purchases all senior notes validly tendered and not withdrawn in such offer to purchase.

SEC Reports and Reports to Holders

The Company will deliver to the senior notes trustee within 30 days after the filing of the same with the Securities and Exchange Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the

Securities and Exchange Commission, to the extent permitted, and provide the senior notes trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act, provided that the Company need not file such reports or other information if, and so long as, it would not be required to do so pursuant to Rule 12h-5 under the Exchange Act. The Company will also comply with the other provisions of the TIA, section 314(a).

Effectiveness of Covenants

The covenants described under “—Limitation on Indebtedness and Issuances of Preferred Stock,” “—Limitation on Restricted Payments,” “—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries or Regulated Subsidiaries” “—Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries or Regulated Subsidiaries,” “—Future Subsidiary Guarantees,” “—Limitation on Transactions with Shareholders and Affiliates,” “—Limitation on Sale-Leaseback Transactions,” “—Limitation on Asset Sales,” “—SEC reports,” “—Limitation on Lines of Business,” (the “Terminated Covenants”) will no longer be in effect upon the Company attaining Investment Grade Status. The Terminated Covenants will not be reinstated regardless of whether the Company’s credit rating is subsequently downgraded from Investment Grade Status.

Events of Default

The following events will be defined as “Events of Default” in the senior notes indenture:

(a) default in the payment of principal of (or premium, if any, on) any senior note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

(b) default in the payment of interest on any senior note when the same becomes due and payable, and such default continues for a period of 30 days;

(c) default in the performance or breach of the provisions of the senior notes indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Company or the failure by the Company to make or consummate an Offer to Purchase in accordance with the “Limitation on Asset Sales” or “Repurchase of Senior Notes upon a Change of Control” covenant;

(d) the Company or any Subsidiary Guarantor defaults in the performance of or breaches any other covenant or agreement in the senior notes indenture or under the senior notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the senior notes trustee or the Holders of 25% or more in aggregate principal amount of the senior notes;

(e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $20 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 45 days of such acceleration or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended;

(f) any final judgment or order (not covered by insurance), that is non-appealable, for the payment of money in excess of $20 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 45 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $20 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, senior notes trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(h) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, senior notes trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors;

(i) failure by any Broker Dealer Regulated Subsidiary that is a Significant Subsidiary to meet the minimum capital requirements imposed by applicable regulatory authorities, and such condition continues for a period of 30 days after the Company or such Broker Dealer Regulated Subsidiary first becomes aware of such failure;

(j) failure by any Bank Regulated Subsidiary that is a Significant Subsidiary to be at least “adequately capitalized,” as defined in regulations of applicable regulatory authorities; provided that an Event of Default under this clause (j) shall not have occurred until (x) 45 days from the time that such Bank Regulated Subsidiary has notice or is deemed to have notice of such failure unless a capital restoration plan has been filed the with OTS within that time (y) the expiration of a 90-day period commencing on the earlier the date of initial submission of a capital restoration plan to the OTS (unless such capital plan is approved by the OTS before the expiration of such 90-day period or, if the OTS has notified us that it needs additional time to determine whether to approve such capital plan, in which case such 90-day period shall be extended until the OTS determines whether to approve such capital plan, such capital plan is approved by the OTS upon the expiration of such extended period);

(k) if the Company or any Subsidiary that holds Capital Stock of a Broker Dealer Regulated Subsidiary that is a Significant Subsidiary shall become ineligible to hold such Capital Stock by reason of a statutory disqualification or otherwise;

(l) the Commission shall revoke the registration of any Broker Dealer Regulated Subsidiary that is a Significant Subsidiary as a broker-dealer under the Exchange Act or any such Broker Dealer Regulated Subsidiary shall fail to maintain such registration;

(m) the Examining Authority (as defined in Rule 15c3-1) for any Broker Dealer Regulated Subsidiary that is a Significant Subsidiary shall suspend (and shall not reinstate within 10 days) or shall revoke such Broker Dealer Regulated Subsidiary’s status as a member organization thereof;

(n) the occurrence of any event of acceleration in a subordination agreement, as defined in Appendix D to Rule 15c3-1 of the Exchange Act, to which the Company or any Broker Dealer Regulated Subsidiary that is a Significant Subsidiary is a party; or

(o) any Subsidiary Guarantor that is a Significant Subsidiary repudiates its obligations under its Senior Note Guarantee or, except as permitted by the senior notes indenture, any Senior Note Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect.

If an Event of Default (other than an Event of Default specified in clause (g) or (h) above that occurs with respect to the Company or any Subsidiary Guarantor) occurs and is continuing under the senior notes indenture, the senior notes trustee or the Holders of at least 25% in aggregate principal amount of the senior notes, then outstanding, by written notice to the Company (and to the senior notes trustee if such notice is given by the Holders), may, and the senior notes trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the senior notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) above occurs with respect to the Company, the principal of, premium, if any, and accrued interest on the senior notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the senior notes trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding senior notes by written notice to the Company and to the senior notes trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (x) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the senior notes that have become due solely by such declaration of acceleration, have been cured or waived and (y) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see “—Modification and Waiver.”

The Holders of at least a majority in aggregate principal amount of the outstanding senior notes may direct the time, method and place of conducting any proceeding for any remedy available to the senior notes trustee or exercising any trust or power conferred on the senior notes trustee. However, the senior notes trustee may refuse to follow any direction that conflicts with law or the senior notes indenture, that may involve the senior notes trustee in personal liability, or that the senior notes trustee determines in good faith may be unduly prejudicial to the rights of Holders of senior notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of senior notes. A Holder may not pursue any remedy with respect to the senior notes indenture or the senior notes unless:

(1) the Holder gives the senior notes trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of outstanding senior notes make a written request to the senior notes trustee to pursue the remedy;

(3) such Holder or Holders offer the senior notes trustee indemnity satisfactory to the senior notes trustee against any costs, liability or expense;

(4) the senior notes trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding senior notes do not give the senior notes trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any Holder of a senior note to receive payment of the principal of, premium, if any, or interest on, such senior note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the senior notes, which right shall not be impaired or affected without the consent of the Holder.

The senior notes trustee shall, within 90 days of the occurrence of a default, give to the Holders of the senior notes notice of all uncured defaults known to it, but the senior notes trustee may withhold such notice if it, in good faith, determines that the withholding of such notice is in the best interest of such Holders, except in the case of a default in the payment of the principal of or interest on any of the senior notes.

Officers of the Company must certify to the senior notes trustee, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and Regulated Subsidiaries and the Company’s and its Restricted Subsidiaries’ and its Regulated Subsidiaries’ performance under the senior notes indenture and that, to their knowledge, the Company has fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Company will also be obligated to notify the senior notes trustee of any default or defaults in the performance of any covenants or agreements under the senior notes indenture.

Consolidation, Merger and Sale of Assets

The Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into it unless:

(1) it shall be the continuing Person, or the Person (if other than it) formed by such consolidation or into which it is merged or that acquired or leased such property and assets of (the “Surviving Person”) shall be an entity organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental senior notes indenture, executed and delivered to the senior notes trustee, all of the Company’s obligations under the senior notes indenture and the senior notes; provided, that if such continuing Person or Person shall not be a corporation, such entity shall organize or have a wholly-owned Subsidiary in the form of a corporation organized and validly existing under the laws of the United States or any jurisdiction thereof, and shall cause such corporation to expressly assume, as a party to the supplemental senior notes indenture referenced above, as a co-obligor, each of such continuing Person or Person’s obligations under the senior notes indenture and the senior notes;

(2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3) immediately after giving effect to such transaction on a pro forma basis, the Company or the Surviving Person, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

(4) immediately after giving effect to such transaction on a pro forma basis the Company or the Surviving Person, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of the “Limitation on Indebtedness and Issuances of Preferred Stock” covenant;

(5) it delivers to the senior notes trustee an Officers’ Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (3) and (4)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental senior notes indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; and

(6) each Subsidiary Guarantor, unless such Subsidiary Guarantor is the Person with which the Company has entered into a transaction under this “Consolidation, Merger and Sale of Assets” section, shall have by amendment to its Senior Note Guarantee confirmed that its Senior Note Guarantee shall apply to the obligations of the Company or the Surviving Person in accordance with the senior notes and the senior notes indenture;

provided, however, that clauses (3) and (4) above do not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of organization or convert the form of organization of the Company to another form, and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

Defeasance

Defeasance and Discharge

The senior notes indenture will provide that the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the senior notes on the 91st day after the deposit referred to below, and the provisions of the senior notes indenture will no longer be in effect with respect to the senior notes (except for, among other matters, certain obligations to register the transfer or exchange of the senior notes, to replace stolen, lost or mutilated senior notes, to maintain paying agencies and to hold monies for payment in trust) if, among other things:

(A) the Company has deposited with the senior notes trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the senior notes on the Stated Maturity of such payments in accordance with the terms of the senior notes indenture and the senior notes;

(B) the Company has delivered to the senior notes trustee (1) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option under this “Defeasance” provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (y) a ruling directed to the senior notes trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (2) an Opinion of Counsel to the effect that the defeasance trust is not required to register as an investment company under the Investment Company Act of 1940 and, after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law, and

(C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound.

Defeasance of Certain Covenants and Certain Events of Default

The senior notes indenture further will provide that its provisions will no longer be in effect with respect to clauses (3) and (4) under “Consolidation, Merger and Sale of Assets” and all the covenants described herein under “Covenants,” clause (c) under “Events of Default” with respect to such clauses (3) and (4) under “Consolidation, Merger and Sale of Assets,” clause (d) under “Events of Default” with respect to such other covenants and clauses (e) and (f) under “Events of Default” shall be deemed not to be Events of Default upon, among other things, the deposit with the senior notes trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the senior notes on the Stated Maturity of such payments in accordance with the terms of the senior notes indenture and the senior notes, the satisfaction of the provisions described in clauses (B)(2) and (C) of the preceding paragraph and the delivery by the Company to the senior notes trustee of an Opinion of Counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

Defeasance and Certain Other Events of Default

If the Company exercises its option to omit compliance with certain covenants and provisions of the senior notes indenture with respect to the senior notes as described in the immediately preceding paragraph and the senior notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the senior notes trustee will be sufficient to pay amounts due on the senior notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the senior notes at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable for such payments, and any Subsidiary Guarantor’s Senior Note Guarantee with respect to such payments will remain in effect.

Satisfaction and Discharge

The senior notes indenture will be discharged and will cease to be of further effect as to all senior notes issued thereunder when:

(1) either:

(a) all senior notes that have been authenticated and delivered (other than destroyed, lost or stolen senior notes that have been replaced, notes that are paid and notes for whose payment money or securities have theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the senior notes trustee for cancellation and the Company has paid all sums payable under such senior notes indenture; or

(b) all senior notes mature within one year or are to be called for redemption within one year and the Company has irrevocably deposited with the senior notes trustee, as trust funds in trust solely for the benefit of the holders, money or U.S. Government Obligations sufficient, without consideration of any reinvestment of interest, to pay principal, premium, if any, and accrued interest on the notes to the date of maturity or redemption and all other sums payable under such senior notes indenture;

(2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit and such deposit will not result in a breach or violation of, or constitute a default under such senior notes indenture or any other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound; and

(3) the Company has delivered irrevocable instructions to the senior notes trustee to apply the deposited money toward the payment of the senior notes at maturity or the redemption date, as applicable.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the senior notes trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Modification and Waiver

The senior notes indenture may be amended or supplemented, without the consent of any Holder, to:

(1) cure any ambiguity, defect or inconsistency in the senior notes indenture, provided that such amendments or supplements shall not, in the good faith opinion of the Board of Directors of the Company as evidenced by a board resolution, adversely affect the interest of the holders in any material respect;

(2) comply with the provisions described under “Consolidation, Merger and Sale of Assets” or “Guarantees by Restricted Subsidiaries”;

(3) comply with any requirements of the Securities and Exchange Commission in connection with the qualification of the senior notes indenture under the TIA;

(4) evidence and provide for the acceptance of appointment by a successor senior notes trustee;

(5) make any change that, in the good faith opinion of the Board of Directors as evidenced by a Board Resolution, does not materially and adversely affect the rights of any Holder;

(6) to provide for uncertificated senior notes in addition to or in place of certificated senior notes;

(7) to provide for the issuance of Additional senior notes in accordance with the senior notes indenture;

(8) add Guarantees with respect to the senior notes in accordance with the applicable provisions of the senior notes indenture;

(9) secure the senior notes; or

(10) to conform any provision contained in the senior notes indenture to this “Description of Senior Notes.”

Modifications and amendments of the senior notes indenture may be made by the Company and the senior notes trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding senior notes; provided, however, that no such modification or amendment may, without the consent of each Holder affected thereby:

(1) change the Stated Maturity of the principal of, or any installment of interest on, any senior note;

(2) reduce the principal amount of, or premium, if any, or interest on, any senior note;

(3) change the optional redemption dates or optional redemption prices of the senior notes from that stated under the caption “Optional Redemption”;

(4) change the place or currency of payment of principal of, or premium, if any, or interest on, any senior note;

(5) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any senior note;

(6) waive a default in the payment of principal of, premium, if any, or interest on the senior notes or modify any provision of the senior notes indenture relating to modification or amendment thereof;

(7) reduce the above-stated percentage of outstanding notes of such series, the consent of whose holders is necessary to modify or amend the applicable senior notes indenture;

(8) release any Subsidiary Guarantor from its Senior Note Guarantee, except as provided in the senior notes indenture; or

(9) reduce the percentage or aggregate principal amount of outstanding senior notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the senior notes indenture or for waiver of certain defaults.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees

No recourse for the payment of the principal of, premium, if any, or interest on any of the senior notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the senior notes indenture, or in any of the senior notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee, manager, partner, equityholder or controlling person of the Company or of any successor Person thereof. Each Holder, by accepting the senior notes, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the senior notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

The Senior Notes Trustee

Except during the continuance of a Default, the senior notes trustee will not be liable, except for the performance of such duties as are specifically set forth in the senior notes indenture. If an Event of Default has occurred and is continuing, the senior notes trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the senior notes indenture as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The senior notes indenture and provisions of the TIA, incorporated by reference therein contain limitations on the rights of the senior notes trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The senior notes trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

Book-Entry; Delivery and Form

The senior notes initially will be represented by one or more global notes in registered, global form without interest coupons. The global notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company, also referred to as DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below.

Except as set forth below, the global notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “—Exchange of Book-Entry Notes for Certificated Notes.” In addition, transfer of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

The senior notes may be presented for registration of transfer and exchange at the offices of the registrar.

Depositary Procedures

DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of the participants. The participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the participants and the indirect participants.

DTC has also advised the Company that, pursuant to procedures established by it,

(1) upon deposit of the global notes, DTC will credit the accounts of participants designated by the beneficiaries with portions of the principal amount of the global notes; and

(2) ownership of such interests in the global notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the global notes).

All interests in a global note may be subject to the procedures and requirements of DTC.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons may be limited to that extent. Because DTC can act only on behalf of the participants, which in turn act on behalf of the indirect participants and certain banks, the ability of a person having beneficial interests in a global note to pledge such interests to persons or entities that do not participate in the DTC system or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the senior notes indenture for any purpose.

Payments in respect of the principal of (and premium, if any) and interest on a global note registered in the name of DTC or its nominee will be payable to DTC or its nominee in its capacity as the registered holder under the senior notes indentures. Under the terms of the senior notes indenture, the Company and the senior notes trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of the Company, the placement agents, the senior notes trustee nor any agent of the Company, the placement agents or the senior notes trustee has or will have any responsibility or liability for (1) any aspect or accuracy of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership or (2) any other matter relating to the actions and practices of DTC or any of the participants or the indirect participants.

The Company understands that DTC’s current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will not be the responsibility of DTC, the senior notes trustee or the Company. None of the Company nor the senior notes trustee will be liable for any delay by DTC or any of the participants in identifying the beneficial owners of the notes, and the Company and the senior notes trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the global notes for all purposes.

Interests in the global notes will trade in DTC’s same-day funds settlement system and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and the participants.

The Company understands that DTC will take any action permitted to be taken by a holder of notes only at the direction of one or more participants in whose account with DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount at maturity of the notes as to which such participant or participants has or have given such direction. However, if any of the events described under “Exchange of Book-Entry Notes for Certificated Notes” occurs, DTC reserves the right to exchange the global notes for notes in certificated form and to distribute such notes to its participants.

The information in this section concerning DTC, and its book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the global note among DTC participants, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the senior notes trustee nor any agent of the Company or the senior notes trustee will have any responsibility for the performance by DTC or its direct or indirect DTC participants of their obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Notes for Certificated Notes

A global note is exchangeable for definitive notes in registered certificated form if:

(1) DTC (A) notifies the Company that it is unwilling or unable to continue as depository for the global note and the Company thereupon fails to appoint a successor depository or (B) has ceased to be a clearing agency registered under the Exchange Act; or

(2) there shall have occurred and be continuing a Default or an Event of Default with respect to the notes.

In all the above cases, certificated notes delivered in exchange for any global note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Definitions

Set forth below are defined terms used in the covenants and other provisions of the senior notes indenture. Reference is made to the senior notes indenture for other capitalized terms used in this “Description of the senior notes” for which no definition is provided.

“2011 Indenture” means the Indenture dated as of July 8, 2004, between E*TRADE Financial Corporate and The Bank of New York, as Trustee, as amended or supplemented from time to time.

“2011 Notes” means 8% Senior Notes due 2011 issued by the Company pursuant to the 2011 Indenture, together with any exchange notes issued therefor.

“2013 Indenture” means the Indenture dated as of September 19, 2005, between E*TRADE Financial Corporate and The Bank of New York, as Trustee, as amended or supplemented from time to time.

“2013 Notes” means 7-3/8% Senior Notes due 2013 issued by the Company pursuant to the 2013 Indenture, together with any exchange notes issued therefor.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or Indebtedness of a Restricted Subsidiary assumed in connection with an Asset Acquisition by such Restricted Subsidiary; provided such Indebtedness was not Incurred in connection with or in contemplation of such Person becoming a Restricted Subsidiary or such Asset Acquisition.

“Adjusted Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries and Regulated Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

(1) the net income (or loss) of any Person that is not a Restricted Subsidiary or Regulated Subsidiary, except that the Company’s equity in the net income of any such Person for such period (to the extent not otherwise excluded pursuant to clauses (2) through (6) below) will be included up to the aggregate amount of cash actually distributed by such Person during such period to the Company or to its Restricted Subsidiaries or Regulated Subsidiaries (less minority interest therein) as a dividend or other distribution;

(2) the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or Regulated Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries;

(3) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

(4) the net income of any Regulated Subsidiary (x) to the extent that the declaration or payment of dividends or similar distributions by such Regulated Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement or instrument with a Person, other than such Regulated Subsidiaries applicable regulatory authorities, or any judgment or decree applicable to such Regulated Subsidiary (y) other than to the extent that such Regulated Subsidiary reasonably believes, in good faith, that such net income could be distributed, declared or paid as a dividend or similar distribution without causing such Regulated Subsidiary to fail to be at least “adequately capitalized” as defined in the regulations of applicable regulatory authorities, or to meet minimum capital requirements imposed by applicable regulatory authorities;

(5) any gains or losses (on an after-tax basis) attributable to Asset Sales or Regulated Sales;

(6) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the “Limitation on Restricted Payments” covenant, any amount paid or accrued as dividends on Preferred Stock of the Company owned by Persons other than the Company and any of its Restricted Subsidiaries and Regulated Subsidiaries;

(7) all extraordinary gains and, solely for purposes of calculating the Consolidated Fixed Charge Coverage Ratio, extraordinary losses;

(8) the cumulative effect of changes in accounting principles; and

(9) the net after-tax effect of impairment charges related to goodwill and other intangible assets.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Asset Acquisition” means (1) an investment by the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or a Regulated Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries; provided that such Person’s primary business is a Related Business or (2) an acquisition by the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries that constitute substantially all of a division or line of business of such Person that is a Related Business.

“Asset Sale” means any sale, transfer or other disposition (including by way of merger, consolidation or Sale-Leaseback Transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries of:

(1) all or any of the Capital Stock of any Restricted Subsidiary;

(2) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries; or

(3) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the senior notes indenture applicable to mergers, consolidations and sales of assets of the Company; provided that “Asset Sale” shall not include:

(a) sales or other dispositions of Investment Securities, inventory, receivables and other current assets;

(b) sales, transfers or other dispositions of assets constituting a Permitted Investment or Restricted Payment permitted to be made under the “Limitation on Restricted Payments” covenant;

(c) sales, transfers or other dispositions of assets with a fair market value not in excess of $2.5 million in any transaction or series of related transactions;

(d) any sale, transfer, assignment or other disposition of any property equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Company or its Restricted Subsidiaries;

(e) an issuance of Capital Stock by a Restricted Subsidiary or the sale, transfer or other disposition by the Company or a Restricted Subsidiary of the Capital Stock of a Restricted Subsidiary or Regulated Subsidiary, in each case to the Company, a Wholly Owned Restricted Subsidiary or a Wholly Owned Regulated Subsidiary; or

(f) Permitted Liens, or foreclosure on assets as a result of Liens permitted under the “Limitation on Liens” covenant.

“Average Life” means, at any date of determination with respect to any debt security, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (2) the sum of all such principal payments.

“Board of Directors” means, with respect to any Person, the Board of Directors of such Person or any duly authorized committee of such Board of Directors, or any other group performing comparable functions.

“Bank Regulated Subsidiary” means (i) ETB Holdings, Inc. (provided that such entity is a savings and loan holding company, as defined under the Home Owners’ Loan Act, as amended, or a bank holding company, as defined under the Bank Holding Company Act, as amended, but in no event shall such entity mean, or include, the Company), (ii) any direct or indirect insured depository institution subsidiary of the Company that is regulated by foreign, federal or state banking regulators, including, without limitation, the OTS and the FDIC or (iii) any Subsidiary of a Bank Regulated Subsidiary all of the Common Stock of which is owned by such Bank Regulated Subsidiary and the sole purpose of which is to issue trust preferred or similar securities where the proceeds of the sale of such securities are invested in such Bank Regulated Subsidiary and where such proceeds would be treated as Tier I capital were such Bank Regulated Subsidiary a bank holding company regulated by the Board of Governors of the Federal Reserve System.

“Broker Dealer Regulated Subsidiary” means any direct or indirect subsidiary of the Company that is registered as a broker dealer pursuant to Section 15 of the Exchange Act or that is regulated as a broker dealer or underwriter under any foreign securities law.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

“Capitalized Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means the discounted present value of the rental obligations under a Capitalized Lease.

“Change of Control” means such time as:

(1) a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of the Company on a fully diluted basis; or

(2) individuals who on the Closing Date constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Company’s stockholders was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

“Closing Date” means, the date on which senior notes are initially issued under the senior notes indenture.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s equity, other than Preferred Stock of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such common stock.

“Consolidated EBITDA” means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:

(1) Consolidated Interest Expense;

(2) income taxes;

(3) depreciation expense;

(4) amortization expense; and

(5) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company, its Restricted Subsidiaries and its Regulated Subsidiaries in conformity with GAAP;

provided that, if any Restricted Subsidiary or Regulated Subsidiary is not a Wholly Owned Restricted Subsidiary, or Wholly Owned Regulated Subsidiary, as the case may be, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary or Regulated Subsidiary multiplied by (B) the percentage of Common Stock of such Restricted Subsidiary or Regulated Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries or any of its Wholly Owned Regulated Subsidiaries.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the most recent four full fiscal quarters (the “Four Quarter Period”), for which financial statements are available, ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”), to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, Consolidated EBITDA and Consolidated Fixed Charges shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries or Regulated Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries or

Regulated Subsidiaries (including any Person who becomes a Restricted Subsidiary or Regulated Subsidiaries as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

If such Person or any of its Restricted Subsidiaries or Regulated Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating “Consolidated Fixed Charges”:

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

(3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of (1) Consolidated Interest Expense, plus (2) the product of (A) the amount of all dividend payments on any series of Preferred Stock of such Person (other than (x) dividends paid in Qualified Capital Stock and (y) dividends on the Preferred Stock, the net proceeds of which will be used for the Distribution, to the extent they are paid in kind or accrete, except to the extent they constitute Disqualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

“Consolidated Interest Expense” means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation of the type described under clause (4) of the definition of “Indebtedness”, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; Indebtedness that is Guaranteed or secured by the Company, any of its Restricted Subsidiaries, or any of its Regulated Subsidiaries), and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company, its Restricted Subsidiaries and its Regulated Subsidiaries during such period; excluding, however, (1) any amount of such interest of any Restricted Subsidiary or Regulated Subsidiary if the net income of such Restricted Subsidiary or Regulated Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (3) or (4) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary or Regulated Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) or (4) of the definition thereof) and (2) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the 2011 Notes, the 2013 Notes or the senior notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP, and (3) interest payments on trust preferred or similar securities issued by a Regulated Subsidiary to the extent the proceeds of the sale of such securities are invested in a Regulated Subsidiary.

“Consolidated Net Worth” means, at any date of determination, stockholders’ equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries and Regulated Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), plus, to the extent not included, any Preferred Stock of the Company, less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

“Credit Facility” means a credit facility of, or Guaranteed by, the Company and used by the Company, its Restricted Subsidiaries or its Regulated Subsidiaries for working capital and other general corporate purposes together with the related documents (including, without limitation, any guarantee agreements and security documents), as such agreements may be amended (including any amendment and restatement), supplemented, replaced or otherwise modified from time to time.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is (1) required to be redeemed prior to a date that is 123 days following the Stated Maturity of the senior notes, (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the senior notes or (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the senior notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Stated Maturity of the senior notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in “Limitation on Asset Sales” and “Repurchase of Senior Notes upon a Change of Control” covenants and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company’s repurchase of such senior notes as are required to be repurchased pursuant to the “Limitation on Asset Sales” and “Repurchase of Senior Notes upon a Change of Control” covenants.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company with total assets as determined under GAAP of at least $100,000, as set forth on the most recently available quarterly or annual consolidated balance sheet of such Restricted Subsidiary other than a Restricted Subsidiary that is (1) a Foreign Subsidiary or (2) a Subsidiary of any such Foreign Subsidiary.

“fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy which, if determined by the Board of Directors as evidenced by a Board Resolution, shall be conclusively determined.

“FDIC” means the Federal Deposit Insurance Corporation.

“Foreign Subsidiary” means any Subsidiary of the Company that is an entity which is a controlled foreign corporation under Section 957 of the Internal Revenue Code or any subsidiary that is otherwise organized under the laws of a jurisdiction other than the United States, any state thereof, or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the

Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in the senior notes indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the senior notes indenture shall be made without giving effect to (1) the amortization of any expenses incurred in connection with the offering of the senior notes and (2) except as otherwise provided, the amortization or writedown of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17 and Statement of Financial Accounting Standards No. 142.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business, letters of credit issued by a Bank Regulated Subsidiary in the ordinary course of its business or STAMP or other signature guarantees made by a Regulated Subsidiary in the ordinary course of its business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantee of 2011 Notes” means any Guarantee of the obligations of the Company under the 2011 Indenture and the 2011 Notes by a Subsidiary Guarantor.

“Guarantee of 2013 Notes” means any Guarantee of the obligations of the Company under the 2013 Indenture and the 2013 Notes by a Subsidiary Guarantor.

“Hedging Obligations” means, with respect to any Person, the obligations of such person under (i) currency exchange, interest rate, commodity, credit or equity swap, forward or futures agreements, currency exchange, interest rate, commodity, credit or equity cap agreements, currency exchange, interest rate, commodity, credit or equity collar agreements, or currency exchange, interest rate, commodity, credit or equity puts or calls, and (ii) other agreements or arrangements designed to protect such Person, directly or indirectly, against fluctuations in currency exchange, interest rate, commodity or equity prices.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1) all indebtedness of such Person for borrowed money;

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding letters of credit issued by such Person and excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is recorded as a liability under GAAP and due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

(5) all Capitalized Lease Obligations;

(6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness;

(7) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person;

(8) Acquired Indebtedness;

(9) to the extent not otherwise included in this definition, net obligations under Hedging Obligations (other than Hedging Obligations not entered into for speculative investment purposes and designed to protect the Company or its Restricted Subsidiaries or Regulated Subsidiaries against fluctuations in commodity prices, equity prices, foreign currency exchange rates or interest rates and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in commodity prices, foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder); and

(10) all obligations to redeem or repurchase Preferred Stock issued by such Person, other than PIK Preferred Stock,

provided that Indebtedness shall not include:

(a) obligations arising from products and services offered by Bank Regulated Subsidiaries or Broker Dealer Regulated Subsidiaries in the ordinary course including, but not limited to, deposits, CDs, prepaid forward contracts, swaps, exchangeable debt securities, foreign currency purchases or sales and letters of credit;

(b) indebtedness or other obligations incurred in the ordinary course arising from margin lending, Stock Loan activities or foreign currency settlement obligations of a Broker Dealer Regulated Subsidiary;

(c) indebtedness of the Company or any Restricted Subsidiary represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

(d) Purchase Money Indebtedness of the Company or any Restricted Subsidiary not to exceed at any one time outstanding 5% of Consolidated Net Worth;

(e) indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(f) indebtedness Incurred by Professional Path, Inc. in the ordinary course of its proprietary trading activities in an amount not to exceed at any one time outstanding of $5 million;

(g) advances from the Federal Home Loan Bank, Federal Reserve Bank (or similar institution), repurchase and reverse repurchase agreements relating to Investment Securities, medium term notes, treasury tax and loan balances, special direct investment balances, bank notes, commercial paper, term investment option balances, brokered certificates of deposit, dollar rolls, and fed funds purchased, in each case incurred in the ordinary course of a Regulated Subsidiary’s business;

(h) Indebtedness Incurred by a Regulated Subsidiary and Guaranteed by the Company (i)(A) the proceeds of which are used to satisfy applicable minimum capital requirements imposed by applicable regulatory authorities of such Regulated Subsidiary and (B) where the provision of such Guarantee by the Company is required by the applicable regulatory authority or (ii) where the provision of such Guarantee by the Company is required by a bank, clearing house or other market participant in connection with the ordinary course of a Broker Dealer Regulated Subsidiary’s business.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided

(A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP,

(B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest and

(C) that Indebtedness shall not include:

(x) any liability for federal, state, local or other taxes,

(y) performance, surety or appeal bonds provided in the ordinary course of business or

(z) agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition.

“Insurance Regulated Subsidiary” means any Subsidiary which conducts an insurance business such that it is regulated by any supervisory agency, state insurance department other state, federal or foreign insurance regulatory body or the National Association of Insurance Commissioners.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding Investment Securities, advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary or as a Regulated Subsidiary and (2) the retention of the Capital Stock (or any other Investment) by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by clause (3) or (4) of the “Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries” covenant. For purposes of the definition of “Unrestricted Subsidiary” and the “Limitation on Restricted Payments” covenant, (a) the amount of or a reduction in an Investment shall be equal to the fair market value thereof at the time such Investment is made or reduced and (b) in the event the Company or a Restricted Subsidiary makes an Investment by transferring assets to any Person and as part of such transaction receives Net Cash Proceeds, the amount of such Investment shall be the fair market value of the assets less the amount of Net Cash Proceeds so received, provided the Net Cash Proceeds are applied in accordance with clause (A) or (B) of the “Limitation on Asset Sales” covenant.

“Investment Grade Status” shall occur when the senior notes receive a rating of “BBB-” or higher from S&P or a rating of “Baa3” or higher from Moody’s.

“Investment Securities” means marketable securities of a Person (other than an Affiliate or joint venture of the Company or any Restricted Subsidiary or any Regulated Subsidiary), mortgages, credit card and other loan receivables, futures contracts on marketable securities, interest rates and foreign currencies used for the hedging of marketable securities, mortgages or credit card and other loan receivables purchased, borrowed, sold, loaned or pledged by such Person in the ordinary course of its business.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means:

(a) with respect to any Asset Sale or Regulated Sale, the proceeds of such Asset Sale or Regulated Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of

(1) brokerage commissions and other fees and expenses (including attorney’s fees, accountants’ fees, underwriters’, placement agents’ and other investment bankers’ fees, commissions and consultant fees) related to such Asset Sale or Regulated Sale;

(2) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale or Regulated Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole, together with any actual distributions to shareholders of the type contemplated under clause (b)(9) under the covenant entitled “Limitation on Restricted Payments” with respect to the taxable income relating to such Asset Sale or Regulated Sale;

(3) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale or Regulated Sale that either (x) is secured by a Lien on the property or assets sold or (y) is required to be paid as a result of such sale and

(4) appropriate amounts to be provided by the Company, any Restricted Subsidiary or any Regulated Subsidiary as a reserve against any liabilities associated with such Asset Sale or Regulated Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale or Regulated Sale, all as determined in conformity with GAAP; and

(b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offer to Purchase” means an offer to purchase senior notes by the Company from the Holders commenced by mailing a notice to the senior notes trustee and each Holder stating:

(1) the covenant pursuant to which the offer is being made and that all senior notes validly tendered will be accepted for payment on a pro rata basis;

(2) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Payment Date”);

(3) that any senior note not tendered will continue to accrue interest pursuant to its terms;

(4) that, unless the Company defaults in the payment of the purchase price, any senior note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(5) that Holders electing to have a senior note purchased pursuant to the Offer to Purchase will be required to surrender the senior note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the senior note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of senior notes delivered for purchase and a statement that such Holder is withdrawing his election to have such senior notes purchased; and

(7) that Holders whose senior notes are being purchased only in part will be issued new senior notes equal in principal amount to the unpurchased portion of the senior notes surrendered; provided that each senior note purchased and each new senior note issued shall be in a principal amount of $1,000 or multiples of $1,000.

On the Payment Date, the Company shall (a) accept for payment on a pro rata basis senior notes or portions thereof tendered pursuant to an Offer to Purchase; (b) deposit with the Paying Agent money sufficient to pay the purchase price of all senior notes or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the senior notes trustee all senior notes or portions thereof so accepted together with an Officers’ Certificate specifying the senior notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of senior notes so accepted payment in an amount equal to the purchase price, and the senior notes trustee shall promptly authenticate and mail to such Holders a new senior note equal in principal amount to any unpurchased portion of the senior note surrendered; provided that each senior note purchased and each new senior note issued shall be in a principal amount of $1,000 or multiples of $1,000. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The senior notes trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, if the Company is required to repurchase senior notes pursuant to an Offer to Purchase.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the senior notes trustee, that meets the requirements of the senior notes indenture.

“Outstanding Convertible Notes” means 6.00% convertible subordinated notes due February 2007, issued by the Company pursuant to the senior notes indenture dated February 1, 2000, outstanding on the Closing Date.

“OTS” means the Office of Thrift Supervision.

“Permitted Investment” means:

(1) an Investment in the Company or a Restricted Subsidiary or a Regulated Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or Regulated Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary or Regulated Subsidiary; provided that such person’s primary business is a Related Business on the date of such Investment;

(2) Temporary Cash Investments and Investment Securities;

(3) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(4) stock, obligations or securities received in satisfaction of judgments;

(5) an Investment in an Unrestricted Subsidiary consisting solely of an Investment in another Unrestricted Subsidiary;

(6) Hedging Obligations not entered into for speculative investment purposes and designed to protect the Company or its Restricted Subsidiaries or Regulated Subsidiaries against fluctuations in commodity prices, securities prices, foreign currency exchange rates or interest rates; and

(7) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the “Limitation on Asset Sales” covenant.

“Permitted Liens” means:

(1) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(2) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens (including a lender’s unexercised rights of set-off) arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(3) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(4) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers’ acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

(5) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries;

(6) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;

(7) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;

(8) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

(9) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(10) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired;

(11) Liens in favor of the Company or any Restricted Subsidiary;

(12) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default;

(13) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(14) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(15) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Hedging Obligations not entered into for speculative investment purposes and designed to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities or securities;

(16) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Closing Date;

(17) Liens on shares of Capital Stock of any Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary; and

(18) Liens on or sales of receivables or mortgages.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“PIK Preferred Stock” means Preferred Stock the terms of which do not permit the declaration or payment of any dividend or other distribution thereon or with respect thereto, or the redemption or conversion thereof, in each such case prior to the payment in full of the Company’s obligations under the senior notes.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Rating Agency” means any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

“Rating Decline” means (i) a decrease of one or more gradations (including gradations within Rating Categories as well as between Rating Categories) in the rating of the notes by both Moody’s and S&P or (ii) a withdrawal of the rating of the senior notes by Moody’s and S&P, in each case, directly as a result of a Change of Control; provided, however, that such decrease or withdrawal occurs on, or within 30 days following, the date of public notice of the occurrence of a Change of Control or of the intention by the Company, or a stockholder of the Company, as applicable, to effect a Change of Control, which period shall be extended so long as the rating of the senior notes relating to the Change of Control as noted by the Rating Agency is under publicly announced consideration for downgrade by the applicable Rating Agency.

“Regulated Sale” means any sale, transfer or other disposition (including by way of merger, consolidation or Sale-Leaseback Transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries of:

(1) all or any of the Common Stock of any Regulated Subsidiary that constitutes a Significant Subsidiary, or

(2) all or substantially all of the property and assets of an operating unit or business of any Regulated Subsidiary that constitutes a Significant Subsidiary,

in each case, that is not governed by the provisions of the senior notes indenture applicable to mergers, consolidations and sales of assets of the Company; provided that “Regulated Sale” shall not include an issuance, sale, transfer or other disposition of Capital Stock by a Regulated Subsidiary to the Company, a Wholly Owned Restricted Subsidiary or a Wholly Owned Regulated Subsidiary.

“Regulated Subsidiary” means a Broker Dealer Regulated Subsidiary, a Bank Regulated Subsidiary or an Insurance Regulated Subsidiary or any other Subsidiary subject to minimum capital requirements or other similar material regulatory requirements imposed by applicable regulatory authorities.

“Related Business” means any financial services business which is the same as or ancillary or complementary to any business of the Company and its Restricted Subsidiaries and Regulated Subsidiaries that is being conducted on the Closing Date, including, but not limited to, activities under Section 4(k) of the Bank Holding Company Act, as amended, or Section 10 of the Home Owners’ Loan Act, as amended, broker-dealer services, insurance, investment advisory services, specialist and other market making activities, trust services, underwriting and the creation of and offers and sales of interests in mutual funds.

“Replacement Assets” means, on any date, property or assets (other than current assets) of a nature or type or that are used in a business (or an Investment in a company having property or assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries and its Regulated Subsidiaries existing on such date.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary, or a Regulated Subsidiary.

“Sale-Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person sells or transfers property and then or thereafter leases such property or any substantial part thereof which such Person intends to use for substantially the same purpose or purposes as the property sold or transferred, provided that for purposes of this definition, “property” shall not include Investment Securities.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, and its successors.

“Secured Indebtedness Cap” means, on any date, an amount equal to 1.0 times the Consolidated EBITDA of the Company for the most recently ended Four Quarter Period for which financial statements are available immediately preceding such date. For purposes of making the computation referred to above, Consolidated EBITDA shall be calculated after giving effect on a pro forma basis for the period of such calculation to any

Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries or Regulated Subsidiaries (including any Person who becomes a Restricted Subsidiary or Regulated Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the date of such calculation, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

“Senior Note Guarantee” means any Guarantee of the obligations of the Company under the senior notes indenture, the 2011 Indenture, the 2013 Indenture and the senior notes by any Subsidiary Guarantor.

“Significant Subsidiary” means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (1) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (2) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

“Stated Maturity” means, (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

“Stock Loan” means a “Loan” as used in the Master Securities Loan Agreement published from time to time by the Bond Market Association.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

“Subsidiary Guarantor” means any Domestic Subsidiary which provides a Senior Note Guarantee of the Company’s obligations under the senior notes indenture and the senior notes pursuant to the “Future Subsidiary Guarantees.”

“Temporary Cash Investment” means any of the following:

(1) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, in each case maturing within one year unless such obligations are deposited by the Company (x) to defease any Indebtedness or (y) in a collateral or escrow account or similar arrangement to prefund the payment of interest on any indebtedness;

(2) demand deposits, time deposit accounts, bankers acceptances, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company (i) has capital, surplus and undivided profits aggregating in excess of $100 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or (ii) is a money market fund sponsored by a registered broker dealer or mutual fund distributor;

(3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank or trust company meeting the qualifications described in clause (2) above;

(4) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P;

(5) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s; and

(6) any mutual fund that has at least 95% of its assets continuously invested in investments of the types described in clauses (1) through (5) above.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“Unrestricted Subsidiary” means (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary or Regulated Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the “Limitation on Restricted Payments” covenant and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under the “Limitation on Indebtedness and Issuance of Preferred Stock” and “Limitation on Restricted Payments” covenants. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the senior notes indenture. Any such designation by the Board of Directors shall be evidenced to the senior notes trustee by promptly filing with the senior notes trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the senior notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership all of the outstanding Capital Stock of such Subsidiary by such Person or one or more Wholly Owned Subsidiaries of such Person.

DESCRIPTION OF OTHER DEBT SECURITIES

This prospectus describes certain general terms and provisions of our debt securities other than the senior notes, which we refer to as the “debt securities.” The debt securities will be issued under an indenture in the form filed as an exhibit to this registration statement, which we refer to as the “debt securities indenture” and, together with the senior notes indenture and the subordinated debt indenture, described below, as the “indentures.” The debt securities indenture will be entered into between us and a trustee to be named prior to the issuance of any debt securities, which we refer to as the “debt securities trustee.” We also refer to the senior notes trustee, the debt securities trustee and the subordinated debt securities trustee together as the “trustees,” and each individually as a “trustee.” The debt securities indenture does not limit the amount of debt securities that can be issued thereunder and provides that the debt securities may be issued from time to time in one or more series pursuant to the terms of one or more securities resolutions or supplemental indentures creating such series.

We have summarized below the material provisions of the debt securities indenture and the debt securities or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and you should refer to the debt securities indenture itself which describes completely the terms and definitions summarized below and contains additional information about the debt securities.

Terms

When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a prospectus supplement. The prospectus supplement will set forth the following terms, as applicable, of the debt securities offered thereby: (1) the designation, aggregate principal amount, currency or composite currency and denominations; (2) the price at which such debt securities will be issued and, if an index formula or other method is used, the method for determining amounts of principal or interest; (3) the maturity date and other dates, if any, on which principal will be payable; (4) the interest rate (which may be fixed or variable), if any; (5) the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest; (6) the manner of paying principal and interest; (7) the place or places where principal and interest will be payable; (8) the terms of any mandatory or optional redemption by us or any third party including any sinking fund; (9) the terms of any conversion or exchange; (10) the terms of any redemption at the option of holders or put by the holders; (11) any tax indemnity provisions; (12) if the debt securities provide that payments of principal or interest may be made in a currency other than that in which debt securities are denominated, the manner for determining such payments; (13) the portion of principal payable upon acceleration of a Discounted Debt Security (as defined below); (14) whether and upon what terms debt securities may be defeased; (15) any events of default or covenants in addition to or in lieu of those set forth in the debt securities indenture; (16) provisions for electronic issuance of debt securities or for debt securities in uncertificated form; and (17) any additional provisions or other special terms not inconsistent with the provisions of the debt securities indenture, including any terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the debt securities.

Debt securities of any series may be issued as registered debt securities, bearer debt securities or uncertificated debt securities, and in such denominations as specified in the terms of the series.

In connection with the original issuance of debt securities, no bearer security will be offered, sold or delivered to any location in the United States, and a bearer security in definitive form may be delivered in connection with the original issuance of debt securities only upon presentation of a certificate in a form prescribed to comply with United States laws and regulations.

Securities may be issued under the debt securities indenture as Original Issue Discount Securities to be offered and sold at a substantial discount from the principal amount thereof. Special United States federal income tax and other considerations applicable thereto will be described in the prospectus supplement relating to such Original Issue Discount Securities. “Original Issue Discount Security” means a security where the amount of principal due upon acceleration is less than the stated principal amount.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, such outstanding debt securities.

Ranking

The debt securities will be unsecured and will rank on a parity with all of our existing and future unsecured senior debt. The debt securities will be senior to any existing and future indebtedness which by its terms is made subordinate to the debt securities.

We have only a stockholder’s claim on the assets of our subsidiaries. This stockholder’s claim is junior to the claims that creditors of our subsidiaries have against our subsidiaries. Holders of our debt securities will be our creditors and not creditors of any of our subsidiaries. As a result, all the existing and future liabilities of our subsidiaries, including any claims of their creditors, will effectively be senior to the debt securities with respect to the assets of our subsidiaries. In addition, to the extent that we issue any secured debt, the debt securities will be effectively subordinated to such secured debt to the extent of the value of the assets securing such secured debt.

The debt securities will be our obligations exclusively. To the extent that our ability to service our debt, including the debt securities, may be dependent upon the earnings of our subsidiaries, our ability to do so will be dependent on the ability of our subsidiaries to distribute those earnings to us as dividends, loans or other payments.

Certain Covenants

Any covenants that may apply to a particular series of debt securities will be described in the prospectus supplement relating thereto.

Successor Obligor

The debt securities indenture provides that, unless otherwise specified in the securities resolution or supplemental indenture establishing a series of debt securities, we shall not consolidate with or merge into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our assets to, any person in any transaction in which we are not the survivor, unless: (1) the person is organized under the laws of the United States or a State thereof; (2) the person assumes by supplemental indenture all of our obligations under the debt securities indenture, the debt securities and any coupons; (3) all required approvals of any regulatory body having jurisdiction over the transaction shall have been obtained; and (4) immediately after the transaction no Default (as defined below) exists. In such event, the successor will be substituted for us, and thereafter all of our obligations under the debt securities indenture, the debt securities and any coupons will terminate.

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the registered debt securities at an agency of the company maintained for such purpose and upon fulfillment of all other requirements of such agent.

Default and Remedies

Unless the securities resolution or supplemental indenture establishing the series otherwise provides (in which event the prospectus supplement will so state), an “Event of Default” with respect to a series of debt securities will occur if:

(1)	we default in any payment of interest on any debt securities of such series when the same becomes due and payable and the default continues for a period of 60 days;

(2)	we default in the payment of the principal and premium, if any, of any debt securities of such series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise and such default shall continue for five or more days;

(3)	we default in the performance of any of our other agreements applicable to the series and the default continues for 90 days after the notice specified below;

(4)	we pursuant to or within the meaning of any Bankruptcy Law:

(A)	commence a voluntary case,

(B)	consent to the entry of an order for relief against us in an involuntary case,

(C)	consent to the appointment of a Custodian for us or for all or substantially all of our property, or

(D)	makes a general assignment for the benefit of our creditors;

(5)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)	is for relief against us in an involuntary case,

(B)	appoints a Custodian for us or for all or substantially all of our property, or

(C)	orders the liquidation of us, and the order or decree remains unstayed and in effect for 180 days; or

(6)	there occurs any other Event of Default provided in the supplemental indenture or securities resolution under which such series is issued or in the form of security for such series.

The term “Bankruptcy Law” means Title 11 of the United States Code or any similar Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time would be, an Event of Default. A Default under subparagraph (3) above is not an Event of Default until the trustee or the holders of at least 25% in aggregate principal amount of the series notify us of the Default and we do not cure the Default within the time specified after receipt of the notice.

The debt securities trustee may require indemnity satisfactory to it before it enforces the debt securities indenture or the debt securities of the series. Subject to certain limitations, holders of a majority in aggregate principal amount of the debt securities of the series may direct the debt securities trustee in its exercise of any trust or power with respect to such series. Except in the case of Default in payment on a series or in the payment of any sinking or purchase fund installment with respect to such series, the debt securities trustee may withhold from securityholders of such series notice of any continuing Default if the debt securities trustee determines that withholding notice is in the interest of such Securityholders. We are required to furnish the debt securities trustee annually a brief certificate as to its compliance with all conditions and covenants under the debt securities indenture.

The debt securities indenture does not have a cross-default provision. Thus, a default by us on any other debt, including any other series of debt securities, would not constitute an Event of Default.

Amendments and Waivers

The debt securities indenture and the debt securities or any coupons of the series may be amended, and any default may be waived as follows:

Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), the debt securities and the debt securities indenture may be amended with the consent of the holders of a majority in aggregate principal amount of the debt securities of all series affected voting as one class. Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), a Default on a particular series may be waived with the consent of the holders of a majority in aggregate principal amount of the debt securities of the series. However, without the consent of each securityholder affected, no amendment or waiver may (1) reduce the amount of debt securities whose holders must consent to an amendment or waiver, (2) reduce the interest or any premium on or change the time for payment of interest on any debt security, (3) change the fixed maturity of, or any sinking fund obligation or any installment of interest on any debt security, (4) reduce the principal of any Original Issue Discount Security or reduce the amount of the principal of any Original Issue Discount Security that would be due on acceleration thereof, (5) change the currency in which the principal or interest on a debt security is payable, (6) make any change that materially adversely affects the right to convert any debt security (7) waive any Default in payment of interest on or principal of a debt security (except in the case of a rescission of acceleration as more fully described in our debt securities indenture) (8) change the provisions for calculating the optional redemption price, including the related definitions or (9) adversely affect the rights under any mandatory redemption or repurchase provision or any right of redemption or repurchase.

Without the consent of any securityholder, the debt securities indenture or the debt securities may be amended to, among other things, cure any ambiguity, omission, defect or inconsistency; to provide for assumption of our obligations to securityholders in the event of a merger or consolidation requiring such assumption; to create a series and establish its terms; to provide for a separate trustee for one or more series; to conform the terms of the debt securities to the description thereof in the prospectus and prospectus supplement offering such debt securities; to provide for uncertificated securities in addition to or in place of certificated securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act; or to make any change that does not materially adversely affect the rights of any securityholder.

Conversion Rights

Any securities resolution or supplemental indenture establishing a series of debt securities may provide that the debt securities of such series will be convertible at the option of the holders thereof into or for our common stock or other equity or debt instruments. The securities resolution or supplemental indenture may establish, among other things, (1) the number or amount of shares of common stock or other equity or debt instruments for which $1,000 aggregate principal amount of the debt securities of the series is convertible adjusted pursuant to the terms of the debt securities indenture and the securities resolution, and (2) provisions for adjustments to the conversion rate and limitations upon exercise of the conversion right.

Legal Defeasance and Covenant Defeasance

Debt securities of a series may be defeased in accordance with their terms and, unless the securities resolution or supplemental indenture establishing the terms of the series otherwise provides, as set forth below. We at any time may terminate as to a series all of our obligations (except for certain obligations, including obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a debt security, to replace destroyed, lost or stolen debt securities and coupons and to maintain paying agencies in respect of the debt securities) with respect to the debt securities of the series and the debt securities indenture, which we refer to as legal defeasance. We at any time may terminate as to a series our obligations with respect to any restrictive covenants which may be applicable to a particular series, which we refer to as covenant defeasance.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, a series may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option, a series may not be accelerated by reference to any covenant which may be applicable to a series.

To exercise either defeasance option as to a series, we must (1) irrevocably deposit in trust with the debt securities trustee (or another trustee) money or U.S. Government Obligations, deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations, without consideration of any reinvestment after payment of all federal, state and local taxes or other charges and assessments payable by the debt securities trustee, to pay the principal and interest when due on all debt securities of such series to maturity or redemption, as the case may be, and (2) comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for Federal income tax purposes.

“U.S. Government Obligations” means securities that are direct obligations of the United States or any agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case, have the full faith and credit of the United States pledged for payment and which are not callable at the issuer’s option, or certificates representing an ownership interest in such obligations.

Regarding the Debt Securities Trustee

Unless otherwise indicated in a prospectus supplement, the debt securities trustee will also act as depository of funds, transfer agent, paying agent and conversion agent, as applicable, with respect to the debt securities. We may remove the debt securities trustee under the debt securities indenture with cause and appoint a successor trustee. Holders of a majority in aggregate principal amount of the debt securities of each outstanding series may at any time remove the debt securities trustee by delivering written notice to the debt securities trustee and us, with or without cause, and appoint a successor trustee. The debt securities indenture trustee may also provide additional unrelated services to us as a depository of funds, registrar, trustee and similar services.

Governing Law

The debt securities indenture and the debt securities will be governed by New York law, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES

We may issue subordinated debt securities under an indenture in the form filed as an exhibit to this registration statement, which we refer to as the “subordinated debt indenture” and, together with our senior notes indenture and debt securities indenture, as the “indentures.” The subordinated debt indenture will be entered into between us and a trustee to be named prior to the issuance of any subordinated debt securities, which we refer to as the “subordinated debt securities trustee.” We also refer to the subordinated debt securities trustee, the senior notes trustee and the debt securities trustee together as the “trustees,” and each individually as a “trustee.” The subordinated debt securities and any coupons will constitute part of our subordinated debt, will be issued under our subordinated debt indenture, as defined below, and will be subordinate and junior in right of payment, as set forth in the subordinated debt indenture, to all of our senior indebtedness, which is defined in our subordinated debt indenture. If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

We have summarized below the material provisions of the subordinated debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the subordinated debt indenture itself which describes completely the terms and definitions summarized below and contains additional information regarding the subordinated debt securities. Any reference to particular sections or defined terms of the subordinated debt indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

Payments

We may issue subordinated debt securities from time to time in one or more series. The provisions of the subordinated debt indenture allow us to reopen a previous issue of a series of subordinated debt securities and issue additional subordinated debt securities of that issue. The subordinated debt securities may be denominated and payable in U.S. dollars or foreign currencies. We may also issue subordinated debt securities, from time to time, with the principal amount or interest payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. Holders of these types of subordinated debt securities will receive payments of principal or interest that depend upon the value of the applicable currency, security or basket of securities, commodity or index on the relevant payment dates.

Subordinated debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the subordinated debt security. Subordinated debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered subordinated debt securities:

•	the specific designation of any series of the subordinated debt securities;

•	aggregate principal amount, purchase price and denomination;

•	currency in which the subordinated debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	date of maturity;

•	the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;

•	whether interest will be payable in cash or payable in kind;

•	the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium and/or interest on the subordinated debt securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•	whether we will issue the subordinated debt securities in registered form or bearer form or both and, if we are offering subordinated debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those subordinated debt securities in bearer form;

•	whether we will issue the subordinated debt securities in definitive form and under what terms and conditions;

•	the terms on which holders of the subordinated debt securities may convert or exchange these securities into or for common or preferred stock or other securities of ours offered hereby, into or for common or preferred stock or other securities of an entity affiliated with us or subordinated debt or equity or other securities of an entity not affiliated with us, or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted;

•	information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

•	any agents for the subordinated debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

•	any applicable United States federal income tax consequences, including:

•	whether and under what circumstances we will pay additional amounts on subordinated debt securities held by a person who is not a U.S. person for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those subordinated debt securities rather than pay the additional amounts;

•	tax considerations applicable to any discounted subordinated debt securities or to subordinated debt securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes; and

•	tax considerations applicable to any subordinated debt securities denominated and payable in foreign currencies; and any other specific terms of the subordinated debt securities, including any additions, modifications or deletions in the defaults, events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

Registration and Transfer of Subordinated Debt Securities

Holders may present subordinated debt securities for exchange, and holders of registered subordinated debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the subordinated debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the subordinated debt indenture. Holders may transfer subordinated debt securities in bearer form and the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See “Forms of Securities.”

Subordination Provisions

Holders of the subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on these securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness. The subordinated debt indenture defines senior indebtedness as (i) obligations of, or guaranteed or assumed by, E*TRADE Financial Corporation for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any of that indebtedness or of those obligations and (ii) if provided in the supplemental indenture under which a series of subordinated debt securities is issued or in the form of subordinated debt security for such series, any additional obligations that E*TRADE Financial Corporation determines to include within the definition of senior indebtedness. Nonrecourse obligations, the subordinated debt securities and any other obligations specifically designated as being subordinate in right of payment to senior indebtedness are not senior indebtedness as defined under the subordinated debt indenture.

The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment of principal of, or any premium or interest on, any subordinated debt securities may be made in the event:

•	of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving us or a substantial part of our property;

•	that (a) a default has occurred in the payment of principal, any premium, interest or other monetary amounts due and payable on any senior indebtedness or (b) there has occurred any other event of default concerning senior indebtedness that permits the holder or holders of the senior indebtedness to accelerate the maturity of the senior indebtedness, with notice or passage of time, or both, and that event of default has continued beyond the applicable grace period, if any, and that default or event of default has not been cured or waived or has not ceased to exist; or

•	that the principal of and accrued interest on any subordinated debt securities have been declared due and payable upon an event of default as defined under the subordinated debt indenture and that declaration has not been rescinded and annulled as provided under the subordinated debt indenture.

Covenants Restricting Pledges, Mergers and Other Significant Corporate Actions

Merger, Consolidation, Sale, Lease or Conveyance. The subordinated debt indenture provides that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any other person, unless:

•	we will be the continuing corporation; or

•	the successor corporation or person that acquires all or substantially all of our assets:

•	will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

•	will expressly assume all of our obligations under the subordinated debt indenture and the subordinated debt securities issued under the subordinated debt indenture; and

•	immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the subordinated debt indenture.

Absence of Protections against All Potential Actions of E*TRADE Financial Corporation. There are no covenants or other provisions in the subordinated debt indenture that would afford holders of the subordinated debt securities additional protection in the event of a recapitalization transaction, a change of control of E*TRADE Financial Corporation or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of E*TRADE Financial Corporation or a sale, lease or conveyance of all or substantially all of our assets. However, we may provide specific protections, such as a put right or increased interest, for particular subordinated debt securities, which we would describe in the applicable prospectus supplement.

Events of Default

The subordinated debt indenture provides holders of the subordinated debt securities with remedies if we fail to perform specific obligations or if we become bankrupt. Holders should review these provisions and understand which of our actions trigger an event of default and which actions do not. The subordinated debt indenture permits the issuance of subordinated debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series by series basis.

An event of default is defined under the subordinated debt indenture, with respect to any series of subordinated debt securities issued under the subordinated debt indenture, as being:

•	events of bankruptcy, insolvency or reorganization; or

•	any other event of default provided in the supplemental indenture under which that series of subordinated debt securities is issued.

Unless otherwise stated in the applicable prospectus supplement, the subordinated debt securities will not have the benefit of any cross-default or cross-acceleration provisions with our other indebtedness.

Acceleration of Subordinated Debt Securities upon an Event of Default.

The subordinated debt indenture provides that:

•	if an event of default applicable to the subordinated debt securities of that series but not applicable to all outstanding subordinated debt securities issued under the subordinated debt indenture occurs and is continuing, either the subordinated debt securities trustee or the holders of not less than 25% in aggregate principal amount of the outstanding subordinated debt securities of each affected series, voting as one class, by notice in writing to E*TRADE Financial Corporation and to the subordinated debt securities trustee, if given by security holders, may declare the principal of all subordinated debt securities of all affected series and interest accrued thereon to be due and payable immediately; and

•	if an event of default due to specified events of bankruptcy, insolvency or reorganization of E*TRADE Financial Corporation, occurs and is continuing, or if an event of default applicable to all outstanding subordinated debt securities issued under the subordinated debt indenture is provided in the supplemental indenture under which such series of subordinated debt securities is issued or in the form of subordinated debt securities for such series and such event of default has occurred and is continuing, either the subordinated debt securities trustee or the holders of not less than 25% in aggregate principal amount of all outstanding subordinated debt securities issued under the subordinated debt indenture, voting as one class, by notice in writing to E*TRADE Financial Corporation and to the subordinated debt securities trustee, if given by security holders, may declare the principal of all those subordinated debt securities and interest accrued thereon to be due and payable immediately.

Annulment of Acceleration and Waiver of Defaults.

The subordinated debt indenture provides that:

In some circumstances, if any and all Defaults (as defined below) under the subordinated debt indenture, other than the nonpayment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding subordinated debt securities affected, voting as one class, may waive past defaults and rescind and annul past declarations of acceleration of the subordinated debt securities.

Prior to the acceleration of any subordinated debt securities, the holders of a majority in aggregate principal amount of all series of outstanding subordinated debt securities with respect to which a Default has occurred and is continuing, voting as one class, may waive any past Default, other than a default in the payment of principal or interest (unless such default has been cured and an amount sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the subordinated debt securities trustee) or a default in respect of a covenant or provision in the subordinated debt indenture that cannot be modified or amended without the consent of the holder of each subordinated debt security affected.

Defaults. In the subordinated debt indenture, a Default is defined, with respect to any series of subordinated debt securities issued under the subordinated debt indenture, as being:

•	default in payment of any principal of the subordinated debt securities of that series, either at maturity or upon any redemption, by declaration or otherwise;

•	default for 30 days in payment of any interest on any subordinated debt securities of that series;

•	default for 60 days after written notice in the observance or performance of any covenant or agreement in the subordinated debt securities of that series or the subordinated debt indenture (other than a covenant or warranty with respect to the subordinated debt securities of that series the breach or nonperformance of which is otherwise included in the definition of event of default or Default );

•	an event of default with respect such series of subordinated debt securities; or

•	any other Default provided in the supplemental indenture under which that series of subordinated debt securities is issued.

There will be no event of default, and therefore no right of acceleration, in the case of a default in the performance of any covenant or obligation with respect to the subordinated debt securities issued under the subordinated debt indenture, including a default in the payment of principal or interest. If a default in the payment of principal of, or any interest on, any series of subordinated debt securities issued under the subordinated debt indenture occurs and is continuing and we fail to pay the full amount then due and payable with respect to all subordinated debt securities of the affected series immediately upon the demand of the subordinated debt securities trustee, the subordinated debt securities trustee is entitled to institute an action or proceeding to collect the amount due and unpaid. If any Default occurs and is continuing, the subordinated debt securities trustee may pursue legal action to enforce the performance of any provision in the subordinated debt indenture to protect the rights of the subordinated debt securities trustee and the holders of the subordinated debt securities issued under the subordinated debt indenture.

Notice to Holders of Default. The subordinated debt securities trustee shall, within 90 days of the occurrence of a default, give to the holders of the subordinated debt securities notice of all uncured defaults known to it, but the subordinated debt securities trustee may withhold such notice if it, in good faith, determines that the withholding of such notice is in the best interest of such holders, except in the case of a default in the payment of the principal of or interest on any of the subordinated debt securities, or in the case of default in the payment of any sinking fund installment on any series of subordinated debt securities.

Indemnification of Trustee for Actions Taken on Your Behalf. The subordinated debt indenture contains a provision entitling the subordinated debt securities trustee, subject to the duty of the subordinated debt securities trustee during a default to act with the required standard of care, to be indemnified by the holders of the subordinated debt securities issued under the subordinated debt indenture before proceeding to exercise any trust or power at the request of holders. Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each series of outstanding subordinated debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the subordinated debt securities trustee, or exercising any trust or power conferred on the subordinated debt securities trustee.

Limitation on Actions by You as an Individual Holder. The subordinated debt indenture provides that no individual holder of subordinated debt securities may institute any action against us under the subordinated debt indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

•	the holder must have previously given written notice to the subordinated debt securities trustee of the continuing default;

•	the holders of not less than 25% in aggregate principal amount of the outstanding subordinated debt securities of each affected series, treated as one class, must have (1) requested the subordinated debt securities trustee to institute that action and (2) offered the subordinated debt securities trustee reasonable indemnity;

•	the subordinated debt securities trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•	the holders of a majority in principal amount of the outstanding subordinated debt securities of each affected series, voting as one class, must not have given directions to the subordinated debt securities trustee inconsistent with those of the holders referred to above.

Annual Certification. The subordinated debt indenture contains a covenant that we will file annually with the subordinated debt securities trustee a certificate of no default or a certificate specifying any default that exists.

Discharge, Defeasance and Covenant Defeasance

We have the ability to eliminate most or all of our obligations on any series of subordinated debt securities prior to maturity if we comply with the following provisions.

Discharge of Indenture. If at any time we have:

•	paid or caused to be paid the principal of and interest on all of the outstanding subordinated debt securities in accordance with their terms;

•	delivered to the subordinated debt securities trustee for cancellation all of the outstanding subordinated debt securities; or

•	irrevocably deposited with the subordinated debt securities trustee cash or, in the case of a series of subordinated debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of subordinated debt securities issued under the subordinated debt indenture that have either become due and payable, or are by their terms due and payable within one year or are scheduled for redemption within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those subordinated debt securities;

and if, in any such case, we also pay or cause to be paid all other sums payable by us under the subordinated debt indenture with respect to the securities of such series, then the subordinated debt indenture shall cease to be of further effect with respect to the securities of such series, except as to certain rights and with respect to the transfer and exchange of securities, rights of the holders to receive payment and certain other rights and except that the deposit of cash or U.S. government obligations for the benefit of holders of a series of subordinated debt securities that are due and payable or are due and payable within one year or are scheduled for redemption within one year will discharge obligations under the subordinated debt securities indenture relating only to that series of subordinated debt securities.

Defeasance of a Series of Securities at Any Time. We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of subordinated debt securities at any time, which we refer to as defeasance.

We may be released with respect to any outstanding series of subordinated debt securities from the obligations imposed by Section 9.01 of the subordinated debt indenture, which contains the covenants described above limiting consolidations, mergers, asset sales and leases, and elect not to comply with those sections without creating an event of default or a Default. Discharge under those procedures is called covenant defeasance.

Defeasance or covenant defeasance may be effected only if, among other things:

•	We irrevocably deposit with the subordinated debt securities trustee cash or, in the case of subordinated debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable or a combination of the above sufficient to pay the principal of and interest on, and any mandatory sinking fund payments for, all outstanding subordinated debt securities of the series being defeased.

•	We deliver to the subordinated debt securities trustee an opinion of counsel to the effect that:

•	the holders of the series of subordinated debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and

•	the defeasance or covenant defeasance will not otherwise alter those holders United States federal income tax treatment of principal and interest payments on the series of subordinated debt securities being defeased.

In the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law.

•	no event or condition will exist that, under the provisions described under Subordination Provisions above, would prevent us from making payments of principal or interest on the subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after that deposit date; and

•	we deliver to the subordinated debt securities trustee for the subordinated debt indenture an opinion of counsel to the effect that (i) the trust funds will not be subject to any rights of holders of senior indebtedness and (ii) after the 91st day following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the subordinated debt securities trustee and the holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds.

Modification of the Subordinated Debt Indenture

Modification Without Consent of Holders. We and the subordinated debt securities trustee may enter into supplemental indentures to the subordinated debt indenture without the consent of the holders of the subordinated debt securities to:

•	secure any subordinated debt securities;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of the subordinated debt securities;

•	cure any ambiguity or correct any inconsistency;

•	establish the forms or terms of subordinated debt securities of any series; or

•	evidence the acceptance of appointment by a successor subordinated debt securities trustee.

Modification with Consent of Holders. We and the subordinated debt securities trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding subordinated debt securities, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the subordinated debt indenture or modify in any manner the rights of the holders of those subordinated debt securities. However, we and the subordinated debt securities trustee may not make any of the following changes to any outstanding subordinated debt security without the consent of each holder that would be affected by such change:

•	extend the final maturity of the subordinated debt security;

•	reduce the principal amount;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, including any amount of original issue discount, premium, or interest thereon is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•	reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

•	alter the terms on which holders of the subordinated debt securities may convert or exchange subordinated debt securities or coupons for stock or other securities of E*TRADE Financial Corporation or of other entities or for other property or the cash value of the property, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the subordinated debt securities or coupons;

•	alter certain provisions of the subordinated debt securities indenture relating to subordinated debt securities not denominated in U.S. dollars;

•	impair the right of any holder to institute suit for the enforcement of any payment on any subordinated debt security when due; or

•	reduce the percentage of subordinated debt securities the consent of whose holders is required for modification of the subordinated debt securities indenture.

Modification of Subordination Provisions. We may not amend the subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each potentially adversely affected holder of senior indebtedness then outstanding.

Governing Law

The subordinated debt securities and the subordinated debt indenture will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF COMMON STOCK

The following description of our common stock is based upon our certificate of incorporation, our bylaws and applicable provisions of law. We have summarized certain portions of our certificate of incorporation and bylaws below. The summary is not complete. Our certificate of incorporation and bylaws have been filed as exhibits to our 10-K for the year ended December 31, 2004, which is incorporated by reference in the registration statement of which this prospectus is a part. You should read our certificate of incorporation and bylaws for the provisions that are important to you.

Certain provisions of the Delaware General Corporation Law (“DGCL”), our certificate of incorporation and our bylaws may have an anti-takeover effect. This may delay, defer or prevent a tender offer or takeover attempt that a securityholder might consider in its best interests, including those attempts that might result in a premium over the market price for shares of our common stock.

General

Our authorized capital stock consists of 600,000,000 shares of common stock, $0.01 par value per share, 10,644,223 shares exchangeable into our common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, $0.01 par value per share. As of October 25, 2005, we had outstanding 373,883,781 shares of our common stock, 897,337 shares exchangeable into our common stock and one share of our preferred stock. As of October 25, 2005, we had 2,266 stockholders of record.

Common Stock

Each holder of common stock is entitled to one vote per share held on all matters to be voted upon by the shareowners. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for the payment of dividends. If we liquidate, dissolve or wind-up our business, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable, and any shares of common stock to be issued upon completion of our offering will be fully paid and non-assessable.

Exchangeable Securities

Exchangeable shares issued by EGI Canada Corporation, referred to in this description as the EGI exchangeable shares, have dividend, voting and other rights equivalent to those of our common stock. EGI exchangeable shares may be exchanged at any time, at the option of the holder, on a one-for-one basis for our common stock.

Stockholder Rights Plan

Our board of directors adopted a Stockholder Rights Plan in July 2001. In connection with the Stockholder Rights Plan, our board of directors declared and paid a dividend of one participating preferred share purchase right for each share of common stock outstanding on July 17, 2001. In addition, each share of common stock issued after July 17, 2001 was issued, or will be issued, with an accompanying participating preferred share purchase right. Each right entitles the holder, under certain circumstances, to purchase from us one one-thousandth of a share of Series B Participating Cumulative Preferred Stock, par value $.01 per share, at an exercise price of $50.00 per one-thousandth of a share of Series B Participating Cumulative Preferred Stock.

The rights are evidenced by the certificates for, and are transferred with, our common stock and will not separate from the underlying common stock and will not be exercisable until the earlier of either (i) 10 days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of securities representing 10% or more of the outstanding shares of the Company’s common stock (an “Acquiring Person”) or (ii) 10 business days (or such later date as may be determined by our board of directors before any person has become an Acquiring Person) following the commencement of a tender offer or exchange offer which would result in any person or group of persons becoming an Acquiring Person. The rights will expire on the earlier of (a) July 9, 2011 or (b) redemption of exchange of the rights by the Company, as described below.

The board of directors may exchange the rights at a ratio of one share of common stock for each right at any time after a person or group of affiliated or associated persons has become an Acquiring Person but before such person or group of affiliated or associated persons acquires beneficial ownership of 50% or more of the outstanding shares of the Company’s common stock. The board of directors may also redeem the rights at a price of $.01 per right at any time before any person has become an Acquiring Person.

If, after the rights become exercisable, we agree to merge into another entity, another merges into us or we sell more than 50% of our assets, each right will entitle the holder to purchase, at a price equal to the exercise price of the right, a number of shares of common stock of such surviving or acquiring entity having a then-current value of two times the exercise price of the rights.

This description is not complete and is qualified, in its entirety, by reference to the Rights Agreement dated as of July 9, 2001, a copy of which was filed as Exhibit 99.2 to our Current Report on Form 8-K filed on July 9, 2001, including any amendments or reports filed for the purpose of updating such description.

Preferred Stock

Our board of directors has the authority to issue preferred stock in one or more series and to fix the powers, rights, designations preferences, qualifications, limitations and restrictions applicable to the preferred stock, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, sinking fund provisions, liquidation preferences, the rights, if any, which the holders of any series of preferred stock shall have to convert the shares of such series into or exchange the shares of such series for shares of stock of the Company, and the terms and conditions, including price and rate of exchange of such conversion or exchange, and the number of shares constituting any series or the designation of the series, without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing potential takeover attempts without further action by the shareowners and may adversely affect the voting and other rights of the holders of our common stock.

Our board of directors could create and issue a series of preferred stock with rights, privileges or restrictions which effectively discriminate against an existing or prospective holder of preferred stock as a result of the holder beneficially owning or commencing a tender offer for a substantial amount of common stock. One of the effects of authorized but unissued and unreserved shares of capital stock may be to make it more difficult or discourage an attempt by a potential acquirer to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. This protects the continuity of our management. The issuance of these shares of capital stock may defer or prevent a change in control of us without any further shareowner action.

One share of Series A Preferred Stock, referred to in this prospectus as the EGI special voting share, is issued and outstanding. The EGI special voting share was issued in connection with the acquisition of VERSUS Technologies, Inc. and is entitled to up to that number of votes equal to the number of EGI exchangeable shares outstanding.

In connection with our Stockholder Rights Plan described above, our board of directors has designated and reserved for issuance a series of 500,000 shares of Series B Participating Cumulative Preferred Stock, par value

$.01 per share. We may issue these shares of preferred stock under certain circumstances if, as described above, the rights distributed to our stockholders pursuant to the Stockholder Rights Plan become exercisable.

Anti-Takeover Effects or Provisions of Our Certificate of Incorporation, Bylaws, Stockholder Rights Plan, and Delaware Law

Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws contain provisions that could discourage potential takeover attempts and make more difficult attempts by shareowners to change management.

Our certificate of incorporation and our bylaws provide for a classified board of directors and permit the board to create new directorships and to elect new directors to serve for the full term of the class of directors in which the new directorship was created. The terms of the directors are staggered to provide for the election of approximately one-third of the board members each year, with each director serving a three-year term. The board (or its remaining members, even though less than a quorum) is also empowered to fill vacancies on the board occurring for any reason, including a vacancy from an enlargement of the board; however, a vacancy created by the removal of a director by the shareowners or court order may be filled only by the vote of a majority of the shares at a meeting at which a quorum is present. Any director so elected according to the preceding sentence shall hold office for the remainder of the term of the class of directors in which the new directorship was created or the vacancy occurred. A director or the entire board may be removed by shareowners, with or without cause, by the affirmative vote of two-thirds of the outstanding voting stock. We have not elected to use cumulative voting in the election of directors.

Our certificate of incorporation provides that shareowners may take action only at an annual meeting or special meeting and may not take action by written consent. Special meetings of our shareowners may only be called by our Chairman of the board, our President, a majority of the number of directors constituting the full board, or the holders of not less than 10% of our outstanding voting stock.

Under the terms of our bylaws, shareowners who intend to present business or nominate persons for election to the board at annual meetings of shareowners must provide notice to our corporate secretary no more than 150 days and no less than 120 days prior to the date of the proxy statement for the prior annual meeting, as more fully set forth in our bylaws.

Our certificate of incorporation provides that, in addition to the requirements of the Delaware General Corporation Law described below, any business combination with an interested shareowner, as these terms are defined in our certificate of incorporation and summarized below, requires the affirmative vote of two-thirds of the outstanding voting stock, unless two-thirds of the number of directors constituting the full board approve the transaction.

A business combination is defined for purposes of this provision of our certificate of incorporation as:

•	a merger or consolidation of us or any of our subsidiaries with an interested shareowner or with a corporation that is or would become an affiliate or associate, with these terms defined for purposes of this provision of our certificate of incorporation as they are defined in the Exchange Act of 1934, of an interested shareowner,

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with, or proposed by or on behalf of, an interested shareowner or any affiliate or associate of an interested shareowner involving any assets of ours or our subsidiaries that constitute 5% or more of our total assets,

•	the issuance or transfer by us or by any of our subsidiaries of any of our or their securities to, or proposed by or on behalf of, an interested shareowner or any affiliate or associate of an interested shareowner in exchange for cash, securities or other property that constitute 5% or more of our total assets,

•	the adoption of any plan or proposal for our liquidation or dissolution or any spin-off or split-up of any kind of us or any of our subsidiaries, proposed by or on behalf of an interested shareowner or an affiliate or associate of an interested shareowner, or

•	any reclassification, recapitalization, or merger or consolidation of us with any of our subsidiaries or any similar transaction that has the effect, directly or indirectly, of increasing the percentage of the outstanding shares of (i) any class of equity securities of us or any of our subsidiaries or (ii) any class of securities of us or any of our subsidiaries convertible into equity securities of us or any of our subsidiaries which are directly or indirectly owned by an interested shareowner or an affiliate or associate of an interested shareowner.

An interested investor is defined for purposes of this provision of our certificate of incorporation as an individual, corporation or other entity which, as of the record date for notice of the transaction or immediately prior to the transaction:

•	is, or was at any time within the prior two-year period, the beneficial owner of 10% or more of our outstanding voting securities,

•	is one of our associates or affiliates and at any time within the prior two-year period was the beneficial owner, directly or indirectly, of 10% or more of our outstanding voting securities, or

•	under circumstances described in more detail in our certificate of incorporation, an assignee of any of the persons described above.

A person is the beneficial owner of any voting securities which

•	that person or any of its affiliates or associates, beneficially owns, directly or indirectly,

•	that person or any of its affiliates or associates has, directly or indirectly, the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or the right to vote pursuant to any agreement, arrangement or understanding, or

•	are beneficially owned, directly or indirectly, by any other person with which the person in question or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock.

These provisions of our certificate of incorporation and bylaws may deter any potential unfriendly offers or other efforts to obtain control of us that are not approved by our board of directors. Such provisions could deprive our shareowners of opportunities to realize a premium on their common stock and could make removal of incumbent directors more difficult. At the same time, these provisions may have the effect of inducing any persons seeking to control us or seeking a business combination with us to negotiate terms acceptable to our board of directors. These provisions of our certificate of incorporation and bylaws can be changed or amended only by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock.

Stockholder Rights Plan

The Stockholder Rights Plan approved by our board of directors is designed to protect and maximize the value of our outstanding equity interests in the event of an unsolicited attempt to acquire us in a manner or on terms not approved by our board of directors and that prevents our stockholders from realizing the full value of their shares of our common stock. The rights are not intended to prevent a takeover of us.

We may redeem the rights at a price of $.01 per right at any time prior to the acquisition of 10% or more of our outstanding common stock by a single acquiror or group. Accordingly, the rights should not interfere with any merger or business combination approved by our board of directors.

However, the rights may have the effect of rendering more difficult or discouraging an acquisition of us that is deemed undesirable by our board of directors. The rights may cause substantial dilution to a person or group that attempts to acquire us on terms or in a manner not approved by our board of directors, except pursuant to an offer conditioned upon the negation, purchase or redemption of the rights.

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board before the date the interested stockholder attained that status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	on or after the date the business combination is approved by the board and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation or any majority-owned subsidiary and the interested stockholder;

•	any sale, lease, exchange, mortgages, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or by any majority-owned subsidiary of any stock of the corporation or of such subsidiary to the interested stockholder;

•	any transaction involving the corporation or any majority-owned subsidiary that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any majority-owned subsidiary.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

A Delaware corporation may opt out of this provision either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. We have not opted out of this provision. Section 203 could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, N.A.

Listing

Our common stock is listed for trading on the New York Stock Exchange under the trading symbol “ET.”

DESCRIPTION OF PREFERRED STOCK

This prospectus describes certain general terms and provisions of our preferred stock. When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to the particular series of preferred stock. The preferred stock will be issued under a certificate of designation relating to each series of preferred stock and is also subject to our certificate of incorporation.

We have summarized certain terms of the certificate of designation below. The summary is not complete. The certificate of designation will be filed with the SEC in connection with an offering of preferred stock.

Under our certificate of incorporation, our board of directors has the authority to

•	create one or more series of preferred stock,

•	issue shares of preferred stock in any series up to the maximum number of shares of preferred stock authorized, and

•	determine the preferences, rights, privileges and restrictions of any series.

Our board may issue authorized shares of preferred stock, as well as authorized but unissued shares of common stock, without further shareholder action, unless shareholder action is required by applicable law or by the rules of a stock exchange or quotation system on which any series of our stock may be listed or quoted.

The prospectus supplement will describe the terms of any preferred stock being offered, including:

•	the number of shares and designation or title of the shares;

•	any liquidation preference per share;

•	any date of maturity;

•	any redemption, repayment or sinking fund provisions;

•	any dividend rate or rates and the dates of payment (or the method for determining the dividend rates or dates of payment);

•	any voting rights;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	the method by which amounts in respect of the preferred stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;

•	whether the preferred stock is convertible or exchangeable and, if so, the securities or rights into which the preferred stock is convertible or exchangeable, and the terms and conditions of conversion or exchange;

•	the place or places where dividends and other payments on the preferred stock will be payable; and

•	any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

All shares of preferred stock offered will be fully paid and non-assessable. Any shares of preferred stock that are issued will have priority over the common stock with respect to dividend or liquidation rights or both.

Our board of directors could create and issue a series of preferred stock with rights, privileges or restrictions which effectively discriminates against an existing or prospective holder of preferred stock as a result of the holder beneficially owning or commencing a tender offer for a substantial amount of common stock. One of the effects of authorized but unissued and unreserved shares of capital stock may be to make it more difficult or discourage an attempt by a potential acquirer to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise. This protects the continuity of our management. The issuance of these shares of capital stock may defer or prevent a change in control of our company without any further shareholder action.

In connection with our Stockholder Rights Plan, our board of directors has designated and reserved for issuance a series of 500,000 shares of Series B Participating Cumulative Preferred Stock, par value $0.01 per share. We may issue these shares of preferred stock under certain circumstances if the rights distributed to our stockholders pursuant to our Stockholder Rights Plan become exercisable. See “Description of Capital Stock—Stockholder Rights Plan.”

The transfer agent for each series of preferred stock will be described in the relevant prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other offered securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States Federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more senior notes, debt securities, subordinated debt securities, shares of common stock, preferred stock, warrants, purchase contracts or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the senior notes, debt securities, subordinated debt securities, common stock, preferred stock, warrants or purchase contracts comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange or the units.

FORMS OF SECURITIES

Each debt security, subordinated debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the registered debt securities, subordinated debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities and subordinated debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of us, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, directly to one or more purchasers, through agents or in any combination of these three ways. The prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters or dealers are used in the sale of any securities, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, at market prices prevailing at the time of sale or at prices related to such prevailing market prices, or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then-prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us of those securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that:

•	the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject; and

•	if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery.

Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts. Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us in the ordinary course of business.

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell, Menlo Park, California.

EXPERTS

The financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access this registration statement including the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, all filings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the initial registration statement and prior to the effectiveness of the registration statement, and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus:

•	our Annual Report filed on Form 10-K for the year ended December 31, 2004, filed on March 10, 2005 (except for Item 8 which has been revised in the Current Report on Form 8-K filed on October 17, 2005);

•	our Quarterly Reports filed on Form 10-Q for the quarter ended March 31, 2005, filed on May 6, 2005 and for the quarter ended June 30, 2005, filed on August 5, 2005; and

•	our Current Reports on Form 8-K and/or Form 8-K/A filed on January 6, 2005, February 18, 2005, March 16, 2005, April 18, 2005, May 31, 2005, July 28, 2005, August 5, 2005, August 11, 2005, September 6, 2005, September 15, 2005, October 3, 2005, October 7, 2005, October 11, 2005 and October 17, 2005.

You may request a copy of these filings at no cost from our website at http://www.etrade.com or by writing or telephoning us at the following address:

Investor Relations

E*TRADE Financial Corporation

135 East 57th Street

New York, New York 10022

(888) 772-3477

The information on our website is not a part of, or incorporated by reference in, this prospectus and should not be relied upon in determining whether to make an investment in the notes.